UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

V.I. Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

$2.24

(2)	Form, schedule or registration statement no.:

333-116796

(3)	Filing party:

V.I. Technologies, Inc.

(4)	Date filed:

June 24, 2004

V.I. Technologies, Inc.	Panacos Pharmaceuticals, Inc.
134 Coolidge Avenue	209 Perry Parkway
Watertown, Massachusetts 02472	Gaithersburg, MD 20877
(617) 926-1551	(240) 631-1395

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of V.I. Technologies, Inc., or VITEX, and Panacos Pharmaceuticals, Inc., or Panacos, have agreed to a merger in which VITEX will acquire Panacos. We believe the combined company will be able to create substantially more stockholder value than could be achieved by the companies individually.

If the merger is completed, at the effective time of the merger, holders of Panacos common and preferred stock will receive an aggregate of 25,000,000 shares of VITEX common stock. In addition, upon the achievement of milestone events as described in this document, Panacos stockholders who held shares as of the effective time will receive their pro rata share of an additional 20,000,000 shares of VITEX common stock, subject to adjustment based on the value of VITEX common shares. VITEX stockholders will continue to own their existing shares after the merger. VITEX common stock is listed on the Nasdaq National Market under the symbol “VITX.”

The 25,000,000 shares of VITEX common stock to be issued to Panacos stockholders at the effective time of the merger will represent approximately 31.5% of the outstanding VITEX common stock after the merger. VITEX shares held by VITEX stockholders before the merger will represent approximately 68.5% of the outstanding VITEX shares at the effective time of the merger. These percentages are based on shares outstanding at July 6, 2004. If the milestone events are achieved, and 20,000,000 additional shares are issued to the Panacos stockholders, then the former Panacos stockholders will own approximately 45% of the outstanding VITEX common stock after the merger, and the VITEX stockholders before the merger will own approximately 55% of the VITEX common stock after the merger, assuming no other change in the issued and outstanding shares of VITEX common stock.

/s/ JOHN R. BARR
John R. Barr President and Chief Executive Officer V.I. Technologies, Inc.

We are asking stockholders of VITEX to approve the merger agreement, the merger, the issuance of shares of VITEX common stock and related matters, the adoption of a supplemental equity compensation plan, and an increase in the number of authorized shares of VITEX common stock.

We are asking stockholders of Panacos to approve the merger agreement and the merger. We cannot complete the merger unless stockholders of both companies approve it.

This Joint Proxy Statement - Prospectus provides you with detailed information concerning VITEX and the merger. Please give all of the information contained in the Joint Proxy Statement - Prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” beginning on page I-15 of this Joint Proxy Statement - Prospectus.

The dates, times and places of the meetings are:

For VITEX stockholders:

August 20, 2004

10:00 a.m., Eastern Time

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

For Panacos stockholders:

August 12, 2004

10:00 a.m., Eastern Time

Cooley Godward LLP

11951 Freedom Drive

Reston, Virginia 20190

/s/ SAMUEL K. ACKERMAN, M.D.
Samuel K. Ackerman, M.D. Chairman and Interim Chief Executive Officer Panacos Pharmaceuticals, Inc.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the VITEX stock to be issued under this Joint Proxy Statement - Prospectus or determined if this Joint Proxy Statement - Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

Joint Proxy Statement - Prospectus dated July 13, 2004 and to be mailed on or about July 16, 2004.

REFERENCE TO ADDITIONAL INFORMATION

This Joint Proxy Statement-Prospectus is accompanied by a copy of VITEX’s Annual Report on Form 10-K for its fiscal year ended December 27, 2003, as amended, and by its Quarterly Report on Form 10-Q for its fiscal quarter ended March 27, 2004.

In addition to these documents, VITEX has incorporated by reference into this Joint Proxy Statement-Prospectus other important information about VITEX from documents filed with the SEC that are not included in or delivered with this Joint Proxy Statement-Prospectus. VITEX will provide you with copies of this information, free of charge, upon request to:

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attention: Thomas T. Higgins

Telephone: 617-926-1551

In order to receive timely delivery of the documents before the VITEX special meeting, you should make your request no later than August 5, 2004.

Please also see “Where You Can Find More Information” on page VIII-1.

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF V.I. TECHNOLOGIES, INC.

TO BE HELD ON AUGUST 20, 2004

To the Stockholders of V.I. Technologies, Inc.:

A special meeting of V.I. Technologies, Inc., or VITEX, will be held on August 20, 2004, at 10:00 a.m., Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, by and among VITEX, Panacos Pharmaceuticals, Inc., and certain stockholders of Panacos, and the merger, as described in the attached Joint Proxy Statement - Prospectus;

2.	To adopt the Supplemental Equity Compensation Plan as described in the attached Joint Proxy Statement - Prospectus;

3.	To amend VITEX’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 150,000,000 shares, as described in the attached Joint Proxy Statement - Prospectus; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only stockholders of record on July 13, 2004 may vote at the meeting. Only stockholders or their proxy holders and VITEX guests may attend the meeting. A list of stockholders entitled to vote will be kept at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts for ten days before the meeting.

Your vote is important. You are urged to attend the special meeting in person, but if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed, or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We encourage you to vote electronically if you have that option.

/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Secretary

July 16, 2004

Watertown, Massachusetts

i

ii

iii

CHAPTER ONE—THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where are the stockholder meetings?

A: The VITEX meeting will take place on August 20, 2004 at 10:00 a.m., Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in Boston, Massachusetts. The address of the meeting is on page II-1.

The Panacos meeting will take place on August 12, 2004 at 10:00 a.m., Eastern Time, at the offices of Cooley Godward LLP in Reston, Virginia. The address of the meeting is on page II-1.

Q: How do I vote?

A: You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxy holders if a proposal comes up for a vote at the special meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	if you are a VITEX stockholder, to approve the VITEX merger proposal, to approve the adoption of the Supplemental Equity Compensation Plan (sometimes referred to herein as the New Plan), to approve the amendment of VITEX’s certificate of incorporation and to approve any proposal by the VITEX Board to adjourn the meeting;

•	if you are a Panacos stockholder, to approve the adoption of the merger agreement and the merger, and to approve any proposal by the Panacos Board to adjourn the meeting; and

•	according to the best judgment of the proxy holders if a proposal comes up for a vote at the special meeting that is not on the proxy card.

If you are a stockholder of record of VITEX, you may also vote by telephone at the toll-free number 1-800-PROXIES or by the Internet at www.voteproxy.com. If you are a beneficial owner of VITEX, you may be able to vote electronically as well, if your proxy card or voting instruction form so indicates. See the instructions on your proxy card or voting instruction form. You are strongly encouraged to vote electronically if you are given that option.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy or proxy card to your company’s Secretary before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company’s Secretary at the address under “The Companies” on page I-3. If you voted by the Internet or telephone, you can submit a later vote using those same methods.

Q: If my VITEX shares are held in “street name” by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them on the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

If you are a VITEX stockholder and do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the VITEX meeting and vote in favor of the merger.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send Panacos stockholders written instructions for exchanging their stock certificates. VITEX stockholders will keep their existing certificates.

Q: What happens to my future dividends?

A: We expect no changes in VITEX’s or Panacos’ dividend policies before the merger. The payment of dividends by VITEX in the future will depend on business conditions, VITEX’s financial condition and earnings, and other factors. Neither VITEX nor Panacos has paid dividends in the past and VITEX does not anticipate paying dividends to stockholders in the foreseeable future.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as possible. We hope to complete the merger by September 1, 2004.

Q: Who do I call if I have questions about the meetings or the merger?

A: VITEX stockholders may call VITEX Investor Relations at (617) 926-1551. Panacos stockholders may call Mr. Donald Zelm, Chief Financial Officer of Panacos, at (240) 631-1395 x 215.

The Companies

V.I. Technologies, Inc. (see Chapter Three)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

VITEX’s principal business is the development of novel anti-infective technologies. VITEX has designed its proprietary INACTINE™ Pathogen Reduction System for red cells to inactivate a wide range of viruses, bacteria, parasites and lymphocytes from red blood cells. The INACTINE™ system has also demonstrated in research studies high efficiency in removing prion proteins. The INACTINE™ system is currently in a Phase III clinical trial for patients requiring acute red blood cell transfusions.

Panacos Pharmaceuticals, Inc. (see Chapter Four)

209 Perry Parkway

Gaithersburg, Maryland 20877

(240) 631-1395

Panacos’ principal business involves the discovery and development of small molecule, orally available drugs for the treatment of HIV and other major human viral diseases. Panacos’ proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation, the first and last steps of viral infection. Panacos is currently conducting Phase I clinical trials of PA-457, the first in a new class of oral HIV drugs that inhibit virus maturation, a new drug target discovered by Panacos.

Reasons for the Merger

We believe the merger combines complementary technologies and scientific and product development expertise into a single company focused on blood safety and therapeutic products to treat serious infections. As a result, we believe the merger will create substantial long-term value for the stockholders of both companies. Of course, these benefits depend on our ability to obtain the necessary approvals for the merger, to integrate the businesses of VITEX and Panacos successfully after the merger, and on other uncertainties described on page I-15.

To review the reasons for the merger in greater detail, see pages I-27 through I-32.

Merger Recommendations to Stockholders

To VITEX Stockholders:

The VITEX Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the approval of the merger agreement and the merger, the adoption of a stock plan and the related amendment to VITEX’s certificate of incorporation described on page VI-3. The VITEX Board received an opinion from its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as to the fairness from a financial point of view of the consideration to be paid in the merger to the holders of VITEX common stock as of June 2, 2004.

To Panacos Stockholders:

The Panacos Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the approval of the merger agreement and the merger.

The Merger

The merger agreement is attached as Annex A to this Joint Proxy Statement - Prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

What Panacos Stockholders Will Receive (see page I-60).

At the effective time of the merger, Panacos stockholders will receive an aggregate of 25 million shares of VITEX common stock, or approximately 31.5% of the outstanding shares of VITEX common

SUMMARY

This summary highlights selected information from this Joint Proxy Statement - Prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this document and the documents we have referred you to carefully. See “Chapter Eight – Additional Information for Stockholders—Where You Can Find More Information.”

stock after giving effect to the merger. As of the date of execution of the merger agreement, the estimated exchange ratio for each share of Panacos common or preferred stock was 0.74226 of a share of VITEX common stock. However, this exchange ratio is not fixed and may change prior to the effective time.

Upon the achievement of the primary endpoint of two clinical studies of PA-457, Panacos stockholders who held shares of Panacos common or preferred stock as of the effective time will be eligible to receive an additional 20 million shares of VITEX common stock on a pro rata basis. If the first clinical milestone is met and the first five million share tranche of the milestone shares issued to Panacos stockholders, when taken together with the 25 million shares of VITEX common stock issued at the effective time of the merger, do not result in VITEX common stock worth at least $30 million having been issued to Panacos stockholders, then the Panacos stockholders shall be entitled to receive additional shares of VITEX common stock upon the achievement of the first clinical milestone such that the VITEX common stock received by Panacos stockholders shall be valued at $30 million in the aggregate.

VITEX will not issue any fractional shares. Panacos stockholders will receive a check in the amount of the fractional share amount multiplied by the average closing price of a share of VITEX common stock for the five (5) most recent trading days prior to the effective time, as reported on the Nasdaq National Market.

Example:

•	If you currently own 1,000 shares of Panacos common and/or preferred stock, then at the effective time of the merger, based upon the estimated exchange ratio, you would receive 742 shares of VITEX common stock and a check for the sale proceeds for 0.26 of one share of VITEX common stock, rounded to the nearest one cent. The value of the stock that you will receive will fluctuate as the price of VITEX common stock changes prior to the merger.

•	On July 2, 2004, the closing price of VITEX common stock on the Nasdaq National Market was $1.10. Applying the exchange ratio to the VITEX closing price on that date, each holder of Panacos common stock and/or preferred stock would be entitled to receive VITEX common stock with a market value of approximately $0.82 for each share of Panacos common and preferred stock. However, the market price for VITEX common stock is likely to change between now and the effective time of the merger. You are urged to obtain current price quotes for VITEX common stock.

Comparative Per Share Market Price Information.

VITEX common stock is listed on the Nasdaq National Market. On June 2, 2004, the last full trading day before VITEX announced the proposed merger, VITEX common stock closed at $1.08. On July 2, 2004, VITEX common stock closed at $1.10.

Listing of VITEX Common Stock.

The shares of VITEX common stock to be issued in the merger will be listed on the Nasdaq National Market under the symbol “VITX”.

Ownership of VITEX After the Merger.

VITEX will issue 25 million shares of VITEX common stock to Panacos stockholders at the effective time of the merger. The shares of VITEX common stock to be issued to Panacos stockholders at the effective time of the merger will represent approximately 31.5% of the outstanding VITEX common stock after the merger. This information is based on the number of VITEX and Panacos shares outstanding on July 6, 2004 and does not take into account the shares of common stock of VITEX or Panacos issued after that date. In addition, upon the achievement of certain milestones as described in this Joint Proxy Statement—Prospectus, holders of Panacos common and preferred stock at the effective time will be entitled to receive a pro rata portion of an additional 20 million shares of VITEX common stock. If the milestone events are achieved, and 20,000,000 additional shares are issued to the Panacos stockholders, then the former Panacos stockholders will own approximately 45% of the outstanding VITEX common stock after the merger, and the VITEX stockholders before the merger will own approximately 55% of the VITEX common stock after the merger, assuming no other change in the issued and outstanding shares of VITEX common stock.

Further, if the value of VITEX common stock issued to Panacos stockholders up to and upon achievement of the first product development milestone does not equal at least $30 million, Panacos stockholders will receive additional shares of VITEX common stock, which will increase their ownership percentage of VITEX proportionately.

Stockholder Vote Required to Approve the Merger.

For VITEX stockholders: Approval of the merger and related issuance of common stock requires a majority of the total votes represented by the outstanding shares of VITEX common stock, voting as a single class.

For Panacos stockholders: Approval of the merger requires a majority of the total votes represented by the outstanding shares of Panacos common stock and Panacos preferred stock, voting as a single class. Approval also requires the affirmative vote of the holders of at least two-thirds of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, voting together as a single class.

Escrow Arrangements.

At the effective time of the merger, fifteen percent (15%) of the aggregate number of shares of VITEX common stock to be issued to Panacos stockholders at the effective time will be placed into an escrow account to satisfy the indemnification obligations of those stockholders relating to representations and warranties made in the merger agreement. In addition, upon the issuance of any milestone shares, fifteen percent (15%) of the milestone shares will be added into the escrow account for the same purpose. However, the addition of shares to the escrow account shall not be required after the date that is 18 months following the effective date of the merger, as long as no claim for indemnification under the merger agreement is outstanding as of that date.

Voting Agreement.

Each Panacos stockholder who will receive ten percent (10%) or more of the shares of VITEX common stock to be issued in the merger will enter into a voting agreement with VITEX, under which the stockholder has agreed to vote his, her or its shares of Panacos common or preferred stock:

•	in favor of the adoption of the merger agreement and approval of the merger,

•	in favor of the other transactions contemplated by the merger agreement,

•	in favor of other matters relating to the consummation of the merger, and

•	against any merger, liquidation or sale or transfer of any material assets of Panacos, other than the merger with VITEX.

Holders of an aggregate of 60.3% of the outstanding Panacos common stock (assuming the conversion of preferred stock) are parties to the merger agreement. Holders of an aggregate of 64.2% of the outstanding Panacos common stock (assuming the conversion of preferred stock) and holders of an aggregate of 68.6% of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, taken together as a single class, have signed voting agreements.

Appraisal Rights.

The holders of VITEX common stock do not have any right to an appraisal of the value of their shares in connection with the merger. The holders of Panacos common stock do have a right to an appraisal of the value of their shares in connection with the merger if they do not vote for the merger and if they follow certain procedures outlined on page I-66.

Board of Directors and Management of VITEX and Related Matters After the Merger (see page III-2).

Following the merger, the board of directors of VITEX will be expanded to consist of ten members, including the eight current VITEX directors plus Dr. Herbert H. Hooper and Mr. Eric W. Linsley, nominees of Panacos. Dr. Hooper and Mr. Linsley are currently directors of Panacos. The board of VITEX may subsequently be increased to eleven members. In addition, Dr. Samuel K. Ackerman, currently the Interim Chief Executive Officer and Chairman of the Board of Directors of Panacos, and Chairman of VITEX’s Board of Directors, will serve as the Chief Executive Officer of VITEX following the merger.

Interest of Officers and Directors in the Merger.

When you consider the recommendations of the Panacos Board and VITEX Board that Panacos and VITEX stockholders vote in favor of the merger, you should be aware that a number of Panacos officers and directors and some VITEX directors may have interests in the merger that may be in addition to yours (see page I-58).

As of July 6, 2004, all executive officers and directors of VITEX, together with their affiliates, own as a group approximately 18% of the shares of VITEX common stock entitled to vote at the VITEX special meeting. A vote of a majority of the total votes represented by the outstanding shares of VITEX common stock is required to approve the merger.

As of July 6, 2004, all executive officers and directors of Panacos, together with their affiliates, own as a group approximately 14.6% of the shares of Panacos common stock, 97.0% of the Panacos Series B Preferred Stock, 54.6% of the Panacos Series C Preferred Stock and 61.3% of all stock (assuming conversion of all preferred stock to common stock) entitled to vote at the Panacos special meeting. A vote of the majority of the total votes represented by the outstanding shares of Panacos common stock and Panacos preferred stock is required to approve the merger. Approval also requires the affirmative vote of the holders of at least two-thirds of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, voting together as a single class.

Entities affiliated with the venture capital firm Ampersand Ventures own approximately 33% of all Panacos common stock (assuming conversion of all preferred stock to common stock), and approximately 17% of VITEX common stock as of July 6, 2004.

Dr. Samuel K. Ackerman, currently Chairman of the Board of VITEX, beneficially owns 443,243 shares of VITEX common stock. Under the merger agreement, VITEX has agreed to cause Dr. Ackerman, currently Chairman and Interim Chief Executive Officer of Panacos, to become Chief Executive Officer of the combined company. Dr. Ackerman currently holds options to purchase 394,617 shares of Panacos common stock, which would be assumed by VITEX in the merger as described below.

Treatment of Options and Warrants (see page I-60).

All options to purchase Panacos common stock and warrants to purchase Panacos preferred stock outstanding at the effective time will be assumed by VITEX and converted into an option or warrant, as the case may be, to purchase VITEX common stock, based on the exchange ratio. In addition, former holders of options to purchase Panacos common stock will be entitled to accelerated vesting of such assumed options in part at the effective time and in part subsequent to the effective time if the milestones are achieved, and will receive a contingent interest in additional VITEX common stock of up to 2.8 million shares upon exercise of the options in the event that any milestones are achieved.

Accounting Treatment.

The merger will be accounted for by VITEX under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by VITEX in connection with the merger, together with the direct costs of acquisition, will be allocated to Panacos’ tangible and intangible assets and liabilities based on their fair market values. The contingent purchase consideration resulting from the common stock issued to the Panacos stockholders upon the achievement of one or both milestones will be reflected as additional purchase price, valued and recorded based on the market value of VITEX’s common stock on those dates. The assets and liabilities and results of operations of Panacos will be consolidated into the results of operations of VITEX as of the effective date of the merger. The stock options issued to the former holders of options to purchase Panacos common stock, including the contingent common stock issued upon the achievement of one or both milestones, will be treated as variable awards, subject to remeasurement of compensation costs until all milestones are achieved or expire.

Material U.S. Federal Income Tax Consequences of the Merger (see page I-45).

The merger has been structured as a “tax-free reorganization” for federal income tax purposes. Accordingly, holders of Panacos stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their Panacos stock for VITEX common stock in the merger, except for: (i) any gain or loss recognized in connection with the receipt of cash instead of a fractional share of VITEX common stock, (ii) gain or loss recognized upon the return of VITEX common stock to VITEX under the escrow agreement, and (iii) income recognized upon the receipt of additional shares after the effective time of the merger. The companies themselves, as well as holders of VITEX stock, will not recognize gain or loss as a result of the merger. It is a condition to the obligations of Panacos and VITEX to complete the merger that each receive a legal opinion from its outside counsel that the merger will be a tax-free reorganization for federal income tax purposes.

The federal income tax consequences described above may not apply to all holders of Panacos stock. Your tax consequences will depend upon your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

The transaction may result in a limitation on the utilization of each company’s loss carryforwards that exist prior to the transaction. Internal Revenue Code Section 382 provides a limit on the use of a company’s loss carryforwards if the company undergoes a change in ownership. A change in ownership for this purpose is defined generally as a more than fifty percent change in a company’s stock ownership over a three-year period ending with the date of the change.

Conditions to the Completion of the Merger (see page I-64).

The completion of the merger depends upon meeting a number of conditions, including the following:

•	declaration by the Securities and Exchange Commission, or the SEC, of the effectiveness of the Registration Statement of which this Joint Proxy Statement - Prospectus is a part;

•	approval of the stockholders of VITEX and Panacos;

•	absence of any law or court order prohibiting the merger;

•	receipt of opinions of VITEX’s and Panacos’ counsel that the merger will qualify as a tax-free reorganization;

•	accuracy as of closing of the representations and warranties made by the other party; and

•	filing of a Notification Form for Listing of Additional Shares with Nasdaq and the payment of applicable fees by VITEX.

In addition, VITEX’s obligation to complete the merger is subject to, among other things:

•	receipt of agreements executed by affiliates of Panacos regarding compliance with securities laws;

•	absence of a material adverse effect on Panacos during the period from June 2, 2004 until the closing of the merger;

•	receipt of a fairness opinion dated as of the closing date that the merger consideration is fair to VITEX’s stockholders from a financial point of view; and

•	receipt of all required consents to the transfer of all material agreements of Panacos.

Regulatory Approvals.

Neither VITEX nor Panacos is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, except for the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 registering the merger shares and of this Joint Proxy Statement - Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Termination of the Merger Agreement (see page I-64).

The merger agreement may be terminated by mutual written consent of VITEX and Panacos.

In addition, the merger agreement may be terminated by either VITEX or Panacos if:

(1) the merger has not been completed by October 15, 2004, provided the party terminating may not be the party whose conduct was responsible for the failure to close;

(2) VITEX or Panacos stockholders fail to approve the merger at a duly held meeting, provided the party terminating may not be the party whose conduct was responsible for the failure to receive such vote;

(3) there is a permanent legal prohibition to closing the merger;

(4) the Board of Directors of a party shall have withheld, withdrawn or modified in any way adverse to the other party its recommendation in favor of the merger;

(5) upon the breach of any covenant or agreement in the merger agreement by the other party which is not cured as provided for in the agreement;

(6) Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party’s acquisition proposal or in respect of an alternative acquisition transaction;

(7) if there shall have occurred any material adverse change with respect to the other party; or

(8) if any representation or warranty on the part of the other party proves to have been untrue on June 2, 2004, if such failure is reasonably likely to have a material adverse effect on the other party.

Termination Fees (see page I-65)

Panacos must pay VITEX a termination fee of $1.25 million in cash, plus up to $100,000 in expenses, if the merger agreement is terminated because

•	Panacos’ stockholders do not vote in favor of the merger;

•	Panacos’ Board of Directors shall have withheld, withdrawn or modified in any way adverse to VITEX its recommendation in favor of the merger;

•	Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party’s acquisition proposal or in respect of an alternative acquisition transaction; or

•	Panacos breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement (but only in the event of a termination for a breach of a material covenant or agreement).

VITEX must pay Panacos a termination fee of $1.25 million in cash, plus up to $100,000 in expenses, if the merger agreement is terminated by Panacos because

•	VITEX’s Board of Directors shall have withheld, withdrawn or modified in any way adverse to Panacos its recommendation in favor of the merger; or

•	VITEX breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement (but only in the event of a termination for a breach of a material covenant or agreement).

In addition, VITEX will pay Panacos up to $625,000 in expenses if the merger agreement is terminated because VITEX’s stockholders do not vote in favor of the merger, or if VITEX’s financial advisor does not give a bring-down fairness opinion at the time of the closing of the merger, and VITEX does not waive receipt of that opinion as a condition to the closing.

Opinion of VITEX’s Financial Advisor (see page I-33).

In deciding to approve the merger, the VITEX Board considered the opinion of its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. that as of June 1, 2004, the consideration to be paid by VITEX to the Panacos stockholders in connection with the merger is fair to VITEX from a financial point of view. This opinion is attached as Annex B.

Other VITEX Special Meeting Matters

At the VITEX meeting, VITEX is also asking its stockholders to:

•	adopt a supplemental equity compensation plan, under which equity compensation grants can be made to the former Panacos employees who become employees of VITEX;
•	approve a certificate of incorporation amendment to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000; and

•	conduct other business if properly presented.

Approval by VITEX stockholders of the supplemental equity compensation plan and certificate of incorporation amendment is not a condition to completion of the merger. Approval of the merger is a condition to approval of these other special meeting proposals.

The VITEX Board recommends that you vote FOR the adoption of the supplemental equity compensation plan and the certificate of incorporation amendment.

Other Panacos Special Meeting Matters

At the Panacos meeting, Panacos is also asking its stockholders to conduct other business if properly presented.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

How We Prepared the Financial Statements

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of VITEX for the fiscal year ended December 27, 2003 and from the audited financial statements of Panacos for the year ended December 31, 2003. Additionally, we derived information from the unaudited consolidated financial statements of VITEX for the fiscal quarter ended March 27, 2004 and from the unaudited financial statements of Panacos for the quarter ended March 31, 2004. The information is only a summary and you should read it together with our historical financial statements and related notes contained elsewhere in this Joint Proxy Statement - Prospectus. See “Chapter Eight—Additional Information for Stockholders.”

Accounting Treatment

We prepared the pro forma condensed combined consolidated statements of operations and pro forma condensed combined consolidated balance sheet by adding or combining the historical amounts of each company. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined consolidated financial information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. See “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” on page I-50.

Merger-Related Expenses

We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $1.5 million. See note B on page I-56.

Periods Covered

The unaudited pro forma condensed combined consolidated statements of operations combine VITEX’s results for the fiscal year ended December 27, 2003 with Panacos’ results for the year ended December 31, 2003, giving effect to the merger as if it had occurred on December 29, 2002, the first fiscal day of 2003 for VITEX. Additionally, the unaudited pro forma condensed combined consolidated statements of operations combine VITEX’s results for the fiscal quarter ended March 27, 2004 with Panacos’ results for the quarter ended March 31, 2004, giving effect to the merger as if it had occurred on December 29, 2002, the first fiscal day of 2003 for VITEX. The unaudited pro forma condensed combined consolidated balance sheet combines the balance sheets of VITEX as of March 27, 2004 and Panacos as of March 31, 2004, giving effect to the merger as if it had occurred at the end of that fiscal quarter.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical and Pro Forma Financial Data of VITEX

The following selected historical financial data as of and for each of the fiscal years in the five year period ended December 27, 2003 has been derived from VITEX’s audited consolidated financial statements. The following selected historical financial data as of and for the fiscal quarters ended March 27, 2004 and March 29, 2003 has been derived from VITEX’s unaudited condensed consolidated financial statements. This information is only a summary and you should read it together with VITEX’s historical financial statements and related notes contained elsewhere in this Joint Proxy Statement - Prospectus. See “Chapter Eight—Additional Information for Stockholders—Where Can You Find More Information.”

	Quarter Ended		Years Ended
(In thousands, except for per share data)	March 27 2004	March 29 2003	2003	2002	2001	2000	1999
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues	$129	$104	$716	$4,225	$26,892	$40,710	$39,723
Loss from operations	$(3,695)	$(6,345)	$(22,126)	$(20,440)	$(23,555)	$(15,245)	$(40,946)
Net loss	$(3,730)	$(6,364)	$(22,353)	$(20,040)	$(23,420)	$(14,981)	$(37,329)
Basic and diluted net loss per share	$(0.08)	$(0.28)	$(0.67)	$(0.88)	$(1.05)	$(0.75)	$(2.78)
Weighted average shares used in per share calculations	47,727	22,793	33,360	22,752	22,316	19,860	13,405

CONSOLIDATED BALANCE SHEET DATA (as of period end)
Cash and cash equivalents	$13,390	$3,601	$4,258	$6,659	$21,359	$7,768	$26,886
Total assets	$20,614	$19,575	$17,279	$22,761	$43,230	$63,729	$78,098
Long-term obligations, less current portion	$1,860	$3,101	$2,181	$954	$4,491	$4,791	$7,701
Stockholders’ equity	$15,723	$6,512	$12,245	$12,859	$32,788	$45,157	$55,385

Note: For presentation purposes, the fiscal years ended December 27, 2003, December 28, 2002, December 29, 2001, December 30, 2000 and January 1, 2000 are presented as fiscal years 2003, 2002, 2001, 2000 and 1999, respectively.

Selected Historical Financial Data of Panacos

The following selected historical financial data in the four-year period ended December 31, 2003 has been derived from Panacos’ audited financial statements. The following selected historical financial data as of and for the three months ended March 31, 2004 and 2003 has been derived from Panacos’ unaudited condensed financial statements. This information is only a summary and you should read it together with Panacos’ historical financial statements and related notes contained elsewhere in this Joint Proxy Statement - Prospectus.

	Quarter Ended March 31		Year Ended December 31
(In thousands, except for per share data)	2004	2003	2003	2002	2001	2000
STATEMENT OF OPERATIONS DATA:
Revenues	$224	$93	$1,078	$926	$575	$212
Loss from operations	$(1,677)	$(952)	$(4,331)	$(4,496)	$(2,268)	$(1,287)
Net loss	$(1,795)	$(962)	$(4,508)	$(4,461)	$(2,185)	$(1,268)

BALANCE SHEET DATA (as of period end):
Cash and cash equivalents	$7,865	$891	$477	$1,707	$954	$2,846
Total assets	$8,631	$1,563	$1,217	$2,434	$1,464	$2,936
Long-term obligations, less current portion	$185	$336	$226	$377	$36	$—
Stockholders’ deficit	$(15,079)	$(8,754)	$(13,040)	$(7,801)	$(2,682)	$(233)

Note: Panacos recorded no financial activity from September 29, 1999 (date of inception) through December 31, 1999.

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data of VITEX and Panacos

The following selected unaudited pro forma condensed combined consolidated financial data has been derived from and should be read with the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements and related notes on page I-50 through page I-57. This information is based on the historical balance sheets and related historical statements of operations of VITEX and Panacos giving effect to the proposed merger using the purchase method of accounting as if the merger had been completed on December 29, 2002 for income statement purposes and on March 27, 2004 for balance sheet purposes. The unaudited pro forma condensed combined financial data is based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. This information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma combined condensed consolidated financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

(In thousands, except for per share data)	Quarter Ended March 27, 2004	Year Ended December 27, 2003
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:
Revenues	$353	$1,794
Loss from operations	$(5,560)	$(27,367)
Net loss	$(5,713)	$(27,771)
Basic and diluted net loss per share	$(0.08)	$(0.48)
Weighted average common shares used in computing per share data	72,727	58,360

PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA (as of period end):
Cash and cash equivalents	$21,255
Total assets	$30,745
Long-term obligations, less current portion	$2,045
Stockholders’ equity	$22,865

Comparative Per Share Data

We are providing the following comparative per share information to aid you in your analysis of the financial aspects of the merger. You should read this information in conjunction with the historical financial statements and pro forma combined condensed consolidated financial statements of VITEX and Panacos and the related notes that are included elsewhere in this Joint Proxy Statement - Prospectus. The pro forma combined per share data presented below reflects the purchase method of accounting. The pro forma per share data is not necessarily indicative of the results that would have occurred, your financial interest in such results, or the future results that will occur after the merger. VITEX has a fiscal year ending on December 27, 2003, the Saturday closest to December 31, and Panacos has a fiscal year ending December 31, 2003. VITEX had a fiscal quarter ending on March 27, 2004; Panacos’ quarter ended March 31, 2004.

VITEX will issue 25 million shares of VITEX common stock to Panacos shareholders in exchange for their outstanding Panacos common and preferred stock upon the close of the merger. At June 2, 2004, the 25 million shares of VITEX common stock to be issued as a percentage of outstanding Panacos preferred and common stock yielded a ratio of 0.74226. This exchange ratio is used in calculating the Combined Panacos Equivalent Per Share data below for the purpose of providing the information in this Joint Proxy Statement - Prospectus. The final exchange ratio will be determined on the date of the close of the merger as the 25 million shares of VITEX common stock to be issued as a percentage of the then outstanding Panacos common and preferred stock.

The historical book value per share is computed by dividing total stockholders’ equity by the number of common shares outstanding at the end of the period. The pro forma per share net loss is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma combined book value per share is computed by dividing total pro forma stockholders’ equity by the pro forma number of common shares outstanding at the end of the period. The Panacos equivalent pro forma combined per share amounts are calculated by multiplying the VITEX pro forma combined per share amounts by an assumed common stock exchange ratio of 0.74226.

	Fiscal Year Ended December 27, 2003	Quarter Ended March 27, 2004
VITEX- Historical per share
Basic and diluted net loss per common share	$(0.67)	$(0.08)
Book value per common share	$0.27	$0.29

	Fiscal Year Ended December 31, 2003	Quarter Ended March 31, 2004
Panacos- Historical per share
Basic and diluted net loss per common share	$(8.81)	$(3.14)
Book value per common share	(21.87)	(23.22)

	Fiscal Year Ended December 27, 2003	Quarter Ended March 27, 2004
Pro Forma- Combined VITEX per share
Basic and diluted net loss per common share	$(0.48)	$(0.08)
Book value per common share	—	$0.29

	Fiscal Year Ended December 31, 2003	Quarter Ended March 31, 2004
Pro Forma- Combined Panacos equivalent per share
Basic and diluted net loss per common share	$(0.35)	$(0.06)
Book value per common share	—	$0.22

RISK FACTORS

You should consider the following risk factors in determining how to vote at your stockholders’ meeting.

This Joint Proxy Statement - Prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of VITEX and Panacos. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms and other comparable terminology. These statements only reflect management’s expectations and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this Joint Proxy Statement - Prospectus to reflect any future events or developments.

The following factors should be considered carefully by the Panacos Stockholders and VITEX stockholders in evaluating whether to adopt the merger agreement and approve the merger. These factors should be considered in conjunction with any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein. See “Where You Can Find More Information” on Page VIII-1.

RISKS RELATING TO THE MERGER

The ability of VITEX and Panacos to successfully integrate their businesses is uncertain.

After the merger, VITEX and Panacos, each of which previously operated independently, will have to integrate their operations. The integration will require efforts from each company, including the coordination of their general and administrative functions. VITEX may find it difficult to integrate the operations of Panacos. The combination of VITEX’s and Panacos’ organizations may result in greater competition for resources and elimination of research and development programs that might otherwise be successfully completed. VITEX management may have their attention diverted while trying to integrate the two companies, one of which is located in Watertown, Massachusetts and one of which is located in Gaithersburg, Maryland. Such diversion of management’s attention or difficulties in the transition process could have an adverse impact on VITEX.

Failure to integrate the companies’ operations successfully could result in delays in the companies’ clinical trial programs.

VITEX and Panacos have entered into the merger agreement with the expectation that the merger will result in beneficial synergies. Achieving these anticipated synergies and the potential benefits underlying the two companies’ reasons for the merger will depend on a number of factors, some of which include:

•	retention of scientific staff;

•	significant litigation adverse to Panacos and VITEX, including, particularly, product liability litigation and patent and trademark litigation; and

•	the ability of the combined company to continue development of VITEX and Panacos product candidates.

Even if the two companies are able to integrate operations, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

The value of the shares of VITEX common stock to be received is not fixed and may decline from its current value.

The number of shares of VITEX common stock to be issued in the merger is fixed and each stockholder of Panacos will receive a fixed number of shares of VITEX common stock in exchange for their Panacos common stock and preferred stock in the merger. However, because VITEX common stock is publicly traded, the value of a share of VITEX common stock may change on a daily basis. Therefore, the value of the shares of VITEX common stock each Panacos stockholder is to receive in the merger may decline from the value as of the date of the Joint Proxy Statement - Prospectus. Consequently, at the time of your stockholders’ meeting, you will not know the exact value of the VITEX common stock Panacos stockholders will receive when the merger is completed.

The milestone events provided for under the merger agreement may never be achieved.

There is no guarantee that the combined company will be able to achieve the milestone events set forth in the merger agreement, under which Panacos stockholders would receive an additional 20 million shares of VITEX common stock, which number of shares could be increased in the event that the shares issued to Panacos stockholders do not meet an agreed upon valuation threshold, as described below. Achievement of the milestone events will depend on a number of factors, many of which are outside the control of the combined company. Accordingly, the value represented by those milestone shares may never be received by Panacos stockholders.

There may be additional dilution to VITEX stockholders if the value of the VITEX shares issued as of the date of achievement of the first milestone is less than $30 million.

Under the merger agreement, if the aggregate value of the shares issued at the effective time of the merger, together with the shares issued as of the date of achievement of the first milestone, does not equal at least $30 million, VITEX will be obligated to issue an additional number of shares in order that the aggregate value of such combined shares does equal $30 million. VITEX stockholders will not know, until the time, if ever, that the first milestone is achieved, how many additional shares this requirement may cause VITEX to issue. A substantial decline in the value of VITEX common stock prior to the achievement of the first milestone event could result in a substantial increase in the ownership of VITEX common stock by Panacos stockholders and resulting dilution to the holders of VITEX common stock prior to the merger.

VITEX’s and Panacos’ directors and executive officers have interests that are in addition to those of other shareholders, which may influence them to support the merger.

The directors and executive officers of VITEX and Panacos participate in arrangements that provide them with interests in the merger that are in addition to yours. As a result, you should consider whether the directors and executive officers could be more likely to support approval of the merger than if they did not hold these interests.

Panacos stockholders will have reduced ownership and voting interests after the merger.

After the merger’s completion, Panacos stockholders will own a significantly smaller percentage of VITEX than they currently hold of Panacos. Consequently, they will be able to exercise less influence over the management and policies of VITEX than they currently exercise over Panacos.

Substantial sales of VITEX common stock could adversely affect its market price.

VITEX cannot predict the effect, if any, that future sales of shares of VITEX common stock or the availability of such shares for future sale will have on its market price from time to time. Sales of substantial amounts of VITEX common stock, either by current VITEX stockholders or by stockholders of Panacos who receive shares of VITEX in the merger, or the perception that such sales could occur, could adversely affect prevailing market prices for the stock.

RISKS RELATING TO VITEX AND PANACOS AS A COMBINED COMPANY

Risks Related to the Business of the Combined Entity

VITEX and Panacos have historically incurred operating losses and these losses will continue after the merger.

VITEX and Panacos have each historically incurred substantial operating losses due to their research and development activities and expect these losses to continue after the merger for the foreseeable future. As of March 27, 2004, VITEX had an accumulated deficit of approximately $154.9 million, and as of March 31, 2004, Panacos had an accumulated deficit of approximately $15.1 million. VITEX’s fiscal year 2003 net losses were $22.4 million and fiscal year 2004 net losses through March 27, 2004 were $3.7 million. Panacos’ fiscal year 2003 net losses were $4.5 million and fiscal year 2004 net losses through March 31, 2004 were $1.8 million. VITEX currently expects to continue INACTINE™ development efforts and other research activities during the next several years. If the merger is completed, the combined company will also expend significant amounts on the research and development programs previously undertaken by Panacos, including those relating to PA-457. The INACTINE™ red blood cell Phase III clinical trial program and the PA-457 Phase I clinical trial program are being conducted in the U.S. and clinical studies will likely occur in other geographic markets. Product commercialization activities will be at a higher level and VITEX expenditures for research and development may increase after 2004, especially if the merger is completed. VITEX will actively seek new financing from time to time and will seek marketing partners to provide financial support to its INACTINE™ red blood cell program and to the development of PA-457. However, at this time VITEX is not able to assess the probability of success in its fundraising efforts or the terms, if any, under which it may secure financial support from strategic partners. It is expected that VITEX will continue to incur operating losses for the foreseeable future.

The combined company will need additional capital in the future, but its access to such capital is uncertain.

VITEX’s current resources are insufficient to fund all of its and, following the merger, the combined company’s, commercialization efforts. As of July 6, 2004, VITEX had cash on hand of approximately $9.7 million, and Panacos had cash on hand of approximately $11.4 million. At present, VITEX is consuming approximately $1.2 million in cash per month and expects this spending rate to increase modestly as it continues its clinical trial program in 2004. Following the merger, including Panacos’ cash spending rate of approximately $1.0 million in cash per month, the combined company expects to spend approximately $2.5 million in cash per month. VITEX believes that its present cash resources will be adequate to meet its requirements during 2004 and into the first quarter of 2005. VITEX’s capital needs beyond fiscal 2004 will depend on many factors, including its research and development activities, the scope of its clinical trial program, the completion of the merger with Panacos, the timing of regulatory approval for its products under development and the successful commercialization of its products. VITEX’s needs may also depend on the magnitude and scope of these activities, the progress and the level of success in its clinical trials, the costs of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights, competing technological and market developments, changes in or terminations of existing collaboration and licensing arrangements, the establishment of additional collaboration and licensing arrangements and the cost of manufacturing scale-up and development of marketing activities, if undertaken by the combined company. VITEX does not have committed external sources of funding, and it may not be able to obtain additional funds on acceptable terms, if at all. If adequate funds are not available, the combined company may be required to:

•	delay, reduce the scope of or eliminate one or more of its development programs;

•	obtain funds through arrangements with collaboration partners or others that may require it to relinquish rights to technologies, product candidates or products that it would otherwise seek to develop or commercialize itself;

•	license rights to technologies, product candidates or products on terms that are less favorable to it than might otherwise be available; or

•	seek a buyer for all or a portion of its business, or wind down its operations and liquidate its assets.

If VITEX raises additional funds by issuing additional stock, further dilution to its stockholders may result, and new investors could have rights superior to existing stockholders. If funding is insufficient at any time in the future, VITEX may be unable to develop or commercialize its products, take advantage of business opportunities or respond to competitive pressures.

The success of the combined company will depend on new products and systems which it is and will be developing, but may be unable to commercialize due to numerous factors, including regulatory requirements on both the combined company and its customers.

The success of the combined company’s business will depend on its successful development and commercialization of pathogen reduction products and systems, including products based on the INACTINE™ system, and of PA-457. Successful commercialization of the combined company’s products and systems under development depends, in significant part, on its ability to:

•	complete their development in a timely fashion;

•	demonstrate their safety in clinical trials;

•	obtain and maintain patents or other proprietary protections;

•	obtain required regulatory approvals;

•	implement efficient, commercial-scale manufacturing processes;

•	obtain approval for reimbursement under health care systems; and

•	establish and maintain sales, marketing, distribution and development collaborations.

VITEX’s pathogen inactivation system for red blood cells, and Panacos’ product candidate PA-457, are under development and have not been approved by the Food and Drug Administration for marketing in the United States or by regulatory authorities in other countries. The process of obtaining regulatory approvals is generally lengthy, expensive and uncertain. Satisfaction of pre-market approval or other regulatory requirements of the FDA, or similar requirements of non-United States regulatory agencies, typically takes several years, depending upon the type, complexity, novelty and intended purpose of the product. The regulatory process includes pre-clinical (animal) studies and clinical (human) trials of each product to establish its safety and efficacy. During fiscal years 2003 and 2002, VITEX spent approximately $18.5 million and $20.4 million on research and development, respectively. During fiscal years 2003 and 2002, Panacos spent approximately $4.5 million and $4.4 million on research and development, respectively.

The combined company must provide the FDA and foreign regulatory authorities with pre-clinical and clinical data that demonstrate its products are safe and effective before they can be approved for commercial sale. VITEX’s lead product candidate, the INACTINE™ system, is currently in a Phase III clinical trial for patients requiring acute transfusions. Until November 2003, VITEX was also conducting a Phase III clinical trial with patients diagnosed with sickle cell disease requiring chronic transfusions. On the advice of an independent data safety monitoring committee, referred to as the DSMC, VITEX stopped enrollment in the sickle cell trial due to a concern with antibody responses to INACTINE™ treated red cells and associated clinical assessments in trial participants. The future testing of the INACTINE™ system for use in sickle cell patients and other patients requiring chronic transfusions is currently under review. VITEX is continuing to evaluate possible corrective actions to address the issues observed in the trial. Possible corrective actions, if identified, might require VITEX to significantly change the INACTINE™ system before it continues to test the system for use with sickle cell patients and other patients requiring chronic transfusions. Notwithstanding these results in sickle cell patients receiving chronic transfusions, VITEX is pursuing an indication for use of the existing process in acute transfusions. VITEX believes that its strategy of initially pursuing an acute only indication will allow it to bring the INACTINE™ system to market faster by taking advantage of substantial progress it has made in research, clinical, pathogen inactivation and toxicology studies. VITEX might later choose to address the combined acute and chronic markets such as sickle cell patients in a second generation INACTINE™ system. In addition to successful completion of the Phase III study in acute transfusion, VITEX’s plan to pursue approval by the FDA of an acute only indication will likely require the successful completion of additional supplemental clinical trials currently contemplated by VITEX, as well as the concurrence of the FDA and implementation of any additional FDA recommendations. VITEX is in ongoing discussions with the FDA on its proposed plan and anticipates receiving further guidance from the FDA on this matter during the second half of 2004. VITEX is unable at this time to determine the exact nature of the additional studies which it will undertake, or that the FDA will require it to undertake, under its proposed plan. If the FDA does not concur with VITEX’s plan to pursue an acute only indication for the INACTINE™ system, or if the FDA makes recommendations for executing its plan which are not practical for VITEX to implement in a timely manner, given its available resources, then VITEX will be required to reevaluate its strategy for the INACTINE™ program. The acute study currently continues to enroll patients. At this time VITEX cannot ensure that the acute trial will complete enrollment in a timely manner and cannot predict whether unanticipated events or circumstances, including antibody responses to INACTINE™ treated red cells observed in the chronic study or the ongoing DSMC review of the acute study data, could delay or prevent completion of the trial.

The results from pre-clinical studies and early clinical trials conducted by VITEX and Panacos do not ensure that results obtained in their clinical trial of the INACTINE system and PA-457, respectively, will be satisfactory to the FDA or foreign regulatory authorities. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. Completion of clinical trials may also be delayed by slower than anticipated patient enrollment, negative or inconclusive clinical results or other adverse events occurring during the clinical trials. Therefore, the combined company cannot ensure that clinical trials will demonstrate sufficient safety and efficacy to obtain required marketing approvals on a timely basis, if at all.

Delays in the combined company’s clinical testing or approval from government authorities will increase its product development costs and may impair its ability to commercialize its products and allow competitors to bring products to market before the combined company does. VITEX’s clinical development plan for cellular products, including INACTINE™, assumes that only data from laboratory studies, not from human clinical trials, will be required to demonstrate efficacy in reducing pathogens and that clinical trials for these products will instead focus on demonstrating therapeutic efficacy, safety and tolerability of treated blood components. Although VITEX has held discussions with the FDA concerning the proposed clinical plan for these products, this plan of demonstrating safety and efficacy may not ultimately be acceptable to the FDA or the FDA may reconsider any decision that this clinical plan is appropriate.

Even if the combined company’s products receive approval for commercial sale, their manufacture, storage, marketing and distribution are and will be subject to extensive and continuing regulation in the United States by the federal government, especially the FDA, and state and local governments. The failure to comply with these regulatory requirements could result in enforcement action, including, without limitation, withdrawal of approval, which would harm the combined company’s business. Later discovery of problems with the combined company’s products may result in additional restriction on the product, including withdrawal of the product from the market. Regulatory authorities may also require post-marketing testing, which can involve significant expenses. Additionally, governments may impose new regulations, which could further delay or preclude regulatory approval of the combined company’s products or result in significantly increased compliance costs.

In similar fashion to the FDA, foreign regulatory authorities require demonstration of product quality, safety and efficacy prior to granting authorization for product registration which allows for distribution of the product for commercial sale. International organizations, such as the World Health Organization, and foreign government agencies including those for the Americas, Middle East, Europe, and Asia and the Pacific, have laws, regulations and guidelines for reporting and evaluating the data on safety, quality and efficacy of new drug products. Although most of these laws, regulations and guidelines are very similar, each of the individual nations reviews all of the information available on the new drug product and makes an independent determination for product registration.

In addition to the regulatory requirements applicable to the combined company and its products and systems, there are regulatory requirements applicable to its prospective customers for the INACTINE system, which are the blood banks that process and distribute both blood and blood products. Blood banks, such as the American Red Cross and the New York Blood Center, will be required to obtain approved license supplements from the FDA before using products processed with VITEX pathogen reduction systems. FDA delays in approving these supplements may deter some blood centers from using VITEX products. In addition, blood centers that do submit supplements may face disapproval or delays in approval that could in turn cause further delay or deter them from using VITEX products.

PA-457 and the other compounds being developed by Panacos are in the relatively early stages of the drug development process and entail a high degree of development, technical, regulatory and other risks. Because the results of preclinical studies and initial clinical trials of PA-457 are not necessarily predictive of future results, there can be no assurance that these product candidates will have favorable results in later clinical trials, or receive regulatory approval.

Positive results from preclinical studies or early clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed. Initial clinical trials of PA-457 have been conducted only in small numbers of patients that may not fully represent the diversity present in larger populations infected with HIV, and thus the limited results Panacos has obtained may not predict results from studies in larger numbers of patients drawn from more diverse populations. These initial trials are not designed to assess the efficacy of PA-457. Panacos will be required to demonstrate through larger-scale clinical trials that these product candidates are safe and effective for use in a diverse population before it can seek regulatory approvals for their commercial sale. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials. If PA-457 or any other product candidate fails to demonstrate sufficient safety and efficacy in any clinical trial, the combined company would experience potentially significant delays in, or be required to abandon, development of that product candidate. If the combined company delays or abandons its development efforts related to PA-457, it may not be able to generate sufficient revenues to become profitable, and its reputation in the industry and in the investment community would likely be significantly damaged, each of which would cause the stock price to decrease significantly.

If the combined company fails to establish and maintain relationships with strategic collaborators and distributors, it may be unable to market its products.

The combined company intends to enlist strategic collaborators for sales, marketing and distribution support and for financial support in the development of its INACTINE™ system and for products being developed by Panacos. The combined company will require marketing and distribution partners for the commercialization of its INACTINE™ system for red cells. If the combined company fails to develop new strategic partnerships or to maintain existing alliances, the failure could delay or possibly inhibit the commercialization of its products.

For example, in order to effectively market its products outside the United States, the combined company may need to secure foreign marketing partners who have a strong presence in such foreign markets. Securing new corporate collaborators is a time-consuming process, and VITEX cannot guarantee that the negotiations with new collaborators will yield positive results. Even if it finds additional corporate collaborators to assist in the commercialization of existing or new product candidates, the terms of the arrangements may not be favorable or acceptable to the combined company.

VITEX’s and Panacos’ technologies are new and unproven. The combined company will need to gain market acceptance to generate revenue.

VITEX believes that market acceptance of the combined company’s products and systems will depend on its ability to provide acceptable evidence of their safety, efficacy and cost-benefit. Implementation of the INACTINE™ system will involve new investment by customers. VITEX believes that market acceptance of the combined company’s products and systems will also depend upon the extent to which physicians, patients and health care payers perceive that the benefits of using the combined company’s products and systems justify the additional costs and processing requirements. VITEX’s and Panacos’ products and systems may not gain any significant degree of market acceptance among blood centers, physicians, patients and health care payers, even if clinical trials demonstrate safety and efficacy and necessary regulatory approvals and health care reimbursement approvals are obtained. If its products and systems fail to achieve market acceptance, the combined company may never become profitable.

A small number of customers will determine market acceptance of the combined company’s products.

A defined number of blood collection services will dominate any market for the INACTINE™ system. In the United States, the American Red Cross and the America’s Blood Centers collect and distribute the vast majority of the nation’s supply of blood and blood components. Major United States blood centers include the New York Blood Center and the United Blood Services, which together distributes approximately 9 percent of the nation’s supply of blood and blood components. In Europe and Japan, various national blood transfusion services or Red Cross organizations collect, store and distribute virtually all of their respective nations’ blood and blood components supply. Failure to properly market, price or sell VITEX products to any of these large customers could significantly diminish the combined company’s potential product revenue.

VITEX relies on a limited number of suppliers to manufacture its inactivation compound and other components of its INACTINE™ system for red cells.

VITEX’s INACTINE™ system uses a small molecule compound known as PEN110 to inactivate pathogens. VITEX has a contract with one manufacturer for PEN110 and will seek to qualify additional manufacturers to produce this compound to meet its anticipated commercialization requirements. If any of these additional manufacturers, which have not yet been identified, or its existing manufacturer cannot produce and deliver this compound in the required quantities, to the required standards, or in a timely manner, the combined company may face delays in the commercialization of the INACTINE™ system before it is able to identify alternate or additional manufacturers to meet these requirements.

The procedure for inactivating pathogens using the INACTINE™ system requires the use of an automated INACTINE™ system to deliver the compound into the red cell unit and a cell washing system to remove PEN110, cell debris and other impurities. VITEX worked with an engineering firm to develop the automated delivery system which is now being qualified for use in its clinical trials. This system and related system disposables could be manufactured by several suppliers and VITEX has not yet entered commercial supply agreements.

VITEX is currently using a cell washing system manufactured by Haemonetics, which it exclusively licenses from Haemonetics pursuant to a development and manufacturing agreement. When and if VITEX’s INACTINE™ system is commercialized, Haemonetics will provide contract manufacturing services for the cell washing equipment and associated disposables. If Haemonetics fails to deliver an adequate supply of the cell washing systems and disposables, the combined company would be required to identify other third-party manufacturers.

The combined company may not be able to identify manufacturers for the delivery system and disposables or to replace Haemonetics for the wash system and disposables on a timely basis or enter into contracts with such manufacturers on reasonable terms, if at all. Any delay in the availability of these systems and disposables could delay commercialization and subsequent sales of the INACTINE™ system. Furthermore, the inclusion of delivery and cell washing systems by new manufacturers could require the combined company to seek new approvals from governmental regulatory authorities, which could result in delays in product delivery. The combined company may not be able to receive any such required regulatory approvals.

If the combined company does not successfully distinguish and commercialize its technology, it may be unable to compete successfully or to generate revenue significant to sustain its operations.

The biotechnology industry, including the fields of transfusion medicine, therapeutic use of blood products, and therapeutic products to treat serious infections, is highly competitive and subject to significant and rapid technological change. Accordingly, the combined company’s success will depend, in part, on its ability to respond quickly to such change through the development and introduction of new products and systems.

Many of the combined company’s competitors or potential competitors have substantially greater financial and other resources than VITEX has and may also have for the viral inactivation of red cells, greater experience in conducting pre-clinical studies, clinical trials and other regulatory approval procedures as well as in marketing their products. If the combined company or its corporate partners commence commercial product sales, the combined company or its corporate partners will be competing against companies with greater marketing and manufacturing capabilities.

The combined company’s ability to compete successfully against currently existing and future alternatives to its product candidates and systems, and competitors who compete directly with it in the pathogen reduction industry will depend, in part, on its ability to:

•	attract and retain skilled scientific and research personnel;

•	develop technologically superior products;

•	develop competitively priced products;

•	obtain patent or other required regulatory approvals for the combined company’s products;

•	be early entrants to the market; and

•	manufacture, market and sell its products, independently or through collaborations.

Third-party reimbursement policies may adversely affect the combined company’s ability to commercialize and sell its products and services.

The combined company’s ability to successfully commercialize its products depends in part on the extent to which appropriate levels of reimbursement for its products and related treatments are obtained from government authorities, private health insurers, third party payers, and other organizations, such as managed care organizations, or MCOs. Any failure by doctors, hospitals and other users of the combined company’s products or systems to obtain appropriate levels of reimbursement could adversely affect the combined company’s ability to sell these products and systems.

Significant uncertainty exists about the reimbursement status of newly approved medical products and services. Reimbursement in the United States or foreign countries may not be available for any of the combined company’s products, reimbursement granted may not be maintained, and limits on reimbursement available from third-party payers may reduce the demand for, or negatively affect the price of, the combined company’s products. VITEX anticipates that the combined company will need to work with a variety of organizations to lobby government agencies for improved reimbursement policies for its products. However, VITEX cannot guarantee that such lobbying efforts will take place or that they will ultimately be successful.

If the combined company is unable to protect its intellectual property, it may not be able to operate its business profitably.

The combined company’s success will depend on its ability to develop proprietary products and technologies, to obtain and maintain patents, to protect trade secrets, and to prevent others from infringing on its proprietary rights. VITEX and Panacos each have exclusive patents, licenses to patents or patent applications covering critical components of their respective technologies and Panacos has certain jointlyowned patents.

VITEX and Panacos also seek to protect their proprietary technology and processes, in part, by confidentiality agreements with its employees and certain contractors. Patents, pending patent applications and licensed technologies may not afford adequate protection against competitors, and any pending patent applications now or hereafter filed by or licensed to VITEX or Panacos may not result in patents being issued. In addition, certain of the combined company’s technology relies on patented inventions developed using university and U.S. Government resources. Universities and the U.S. Government each may have certain rights, as defined by law or applicable agreements, in such patents, and may choose to exercise such rights. VITEX and Panacos cannot be certain that their confidentiality agreements will not be breached, that they will have adequate remedies for any breach, or that their trade secrets will not otherwise become known or be independently discovered by competitors. To the extent that employees, consultants or contractors of the combined company use intellectual property owned by others, disputes may arise as to the rights related to or resulting from the know-how and inventions. In addition, the laws of certain non-United States countries do not protect intellectual property rights to the same extent as do the laws of the United States. Medical technology patents involve complex legal and factual questions and, therefore, VITEX cannot predict with certainty their enforceability.

The combined company will be a party to various license agreements that gives it exclusive rights to use specified technologies applicable to research, development and commercialization of its products, including PA-457. The agreements pursuant to which such technology is used permit the licensors to terminate agreements in the event that certain conditions are not met. If these conditions are not met and the agreements are terminated, the combined company’s product development, research and commercialization efforts may be altered or delayed.

Patents or patent applications, if issued, may be challenged, invalidated or circumvented, or may not provide protection or competitive advantages against competitors with similar technology. Furthermore, competitors of the combined company may obtain patent protection or other intellectual property rights for technology similar to the combined company’s that could limit its ability to use its technology or commercialize products that it may develop.

Litigation may be necessary to assert claims of infringement, to enforce patents issued to the combined company, to protect trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. Litigation or interference proceedings could result in substantial additional costs and diversion of management focus. If the combined company is ultimately unable to protect its technology, trade secrets or know-how, it may be unable to operate profitably.

If the combined company is unable to operate its business without infringing upon intellectual property rights of others, it may not be able to operate its business profitably.

The combined company’s success depends on its ability to operate without infringing upon the proprietary rights of others. VITEX is aware that patents have been applied for and/or issued to third parties claiming technologies for decontamination of blood and blood products that may be similar to those needed by VITEX. VITEX endeavors to follow developments in these fields and it does not believe that its technologies and/or products infringe upon any proprietary rights of third parties. To the extent that planned or potential products turn out to be covered by patents or other intellectual property rights held by third parties, the combined company would need a license under such patents or other intellectual property rights to continue development and marketing of its products. Any required licenses may not be available on acceptable terms, if at all. If the combined company does not obtain such licenses, it may need to design around other parties’ patents or it may not be able to proceed with the development, manufacture or sale of its products.

Litigation may be necessary to defend against claims of infringement or to determine the scope and validity of the proprietary rights of others. Litigation or interference proceedings could result in substantial additional costs and diversion of management focus. If the combined company is ultimately unsuccessful in defending against claims of infringement, it may be unable to operate profitably.

If the combined company loses or is unable to hire and retain qualified personnel, it may not be able to develop its products and technology.

VITEX is, and, following the merger, the combined company will be, highly dependent on the members of its scientific and management staff. Although VITEX believes it has been successful in attracting and retaining its employees, it may not be able to attract and retain personnel on acceptable terms, if at all, given the competition for such personnel among other companies and research and academic institutions. If the combined company loses an executive officer or certain key members of its clinical or research and development staff or is unable to hire and retain qualified personnel, then its ability to develop and commercialize its products and technology may be hindered. VITEX has not purchased any key-man life insurance.

VITEX and Panacos use and generate hazardous materials in their research activities. Defending against any claims relating to the improper handling, storage, release or disposal of these materials could be time consuming and costly.

VITEX and Panacos are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. There can be no assurance that the combined company will not be required to incur significant costs to comply with environmental and health and safety regulations in the future. VITEX’s and Panacos’ research and development activities involve the controlled use of hazardous materials, including certain hazardous chemicals, viruses and radioactive materials. Although VITEX and Panacos believe that their safety procedures for handling and disposing of such materials comply with the standard prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident, the combined company could be held liable for any damages that result, and any such liability could exceed its insurance limits and its cash resources.

The combined company may face exposure to product liability claims.

The combined company may face exposure to product liability and other claims due to allegations that its products cause harm. These risks are inherent in the Phase III clinical trials relating to the INACTINE™ system and the Phase I clinical trials relating to PA-457 which are currently underway and in the testing, and future manufacturing and marketing of human blood products. Although VITEX currently maintains product liability insurance, such insurance may not be adequate and the combined company may not be able to obtain adequate insurance coverage in the future at a reasonable cost, if at all. If the combined company is unable to obtain product liability insurance in the future at an acceptable cost or to otherwise protect against potential product liability claims, it could be inhibited in the commercialization of its products which could have a material adverse effect on its business.

Risks Related to VITEX Stock

VITEX’s stock price is volatile and you may not be able to resell your shares at a profit.

VITEX first publicly issued common stock on June 11, 1998 at $12.00 per share in its initial public offering. Between June 11, 1998 and July 6, 2004 the closing sale price has ranged from a high of $17.62 per share to a low of $0.45 per share. The market price of VITEX common stock could continue to fluctuate substantially due to a variety of factors, including:

•	quarterly fluctuations in results of operations;

•	the announcement of new products or services by the combined company or competitors;

•	sales of common stock by existing stockholders or the perception that these sales may occur;

•	adverse judgments or settlements obligating the combined company to pay damages;

•	negative publicity;

•	loss of key personnel;

•	developments concerning proprietary rights, including patents and litigation matters; and

•	clinical trial or regulatory developments in both the United States and foreign countries.

In addition, overall stock market volatility has often significantly affected the market prices of securities for reasons unrelated to a company’s operating performance. In the past, securities class action litigation has been commenced against companies that have experienced periods of volatility in the price of their stock. Securities litigation initiated against the combined company could cause it to incur substantial costs and could lead to the diversion of management’s attention and resources, which could have a material adverse effect on revenue and earnings.

The sale of a substantial number of shares of VITEX common stock could cause the market price of VITEX common stock to decline and may impair the combined company’s ability to raise capital through additional offerings.

VITEX currently has outstanding warrants and purchase options to purchase an aggregate of 9,087,200 shares of its common stock. The shares issuable upon exercise of these warrants and purchase options have been registered for resale, and thus could be sold at any time following their issuance. These shares represent approximately 17% of the total number of shares of VITEX common stock that are currently outstanding. Sales of these shares in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of VITEX common stock below current levels and make it more difficult for VITEX and its shareholders to sell VITEX equity securities in the future.

VITEX executive officers, directors and holders of more than 5% of its common stock collectively beneficially own approximately 30% of the outstanding common stock as of July 6, 2004. In addition, approximately 2,790,000 shares of common stock issuable upon exercise of vested stock options could become available for immediate resale if such options were exercised.

Sale or the availability for sale, of shares of common stock by stockholders could cause the market price of VITEX common stock to decline and could impair its ability to raise capital through an offering of additional equity securities.

Anti-takeover provisions may frustrate attempts to replace VITEX’s current management and discourage investors from buying its common stock.

Certain provisions of VITEX’s restated certificate of incorporation and restated by-laws, as well as the Delaware General Corporation Law, or the DGCL, reduce the power of stockholders generally, even those with a majority of the voting power in VITEX, to remove incumbent directors and to fill vacancies on the Board of Directors without the support of the incumbent directors.

In addition, VITEX’s restated certificate of incorporation and restated by-laws provide that stockholder action may not be effected without a duly called meeting. VITEX’s restated certificate of incorporation and restated by-laws also do not permit its stockholders to call special meetings of stockholders. This effectively limits the ability of VITEX stockholders to conduct any form of consent solicitation.

Provisions of the DGCL, VITEX’s restated certificate of incorporation and restated by-laws could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of VITEX without approval of its Board of Directors, even if such acquisition were beneficial to other stockholders. Moreover, the provisions of the DGCL and VITEX’s restated certificate of incorporation and restated by-laws relating to the removal of directors and the filling of vacancies on the Board of Directors preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling, with its own nominees, the vacancies created by removal. Such provisions could also limit the price that certain investors might be willing to pay in the future for shares of the common stock. Such provisions also allow the Board of Directors to authorize the issuance of preferred stock with rights superior to those of the common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Also, VITEX management may make forward-looking statements orally to investors, analysts, the media and others. Forward-looking statements express VITEX’s expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors that could cause actual events or results to be significantly different from those described in the forward-looking statement. Forward-looking statements might include one or more of the following:

•	anticipated results of financing activities;

•	anticipated agreements with marketing partners;

•	anticipated clinical trial timelines or results;

•	anticipated research and product development results;

•	projected regulatory timelines;

•	descriptions of plans or objectives of management for future operations, products or services;

•	forecasts of future economic performance; and

•	descriptions or assumptions underlying or relating to any of the above items.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts or events. They use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “opportunity”, “plan”, “potential”, “believe” or words of similar meaning. They may also use words such as “will”, “would”, “should”, “could” or “may”.

Although VITEX believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither VITEX nor any other person assumes responsibility for the accuracy and completeness of such statements. VITEX does not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. You should carefully consider that information before you make an investment decision. You should review carefully the risks and uncertainties identified in this report.

THE MERGER TRANSACTION

General

VITEX’s Board is using this Joint Proxy Statement - Prospectus to solicit proxies from the holders of VITEX common stock for use at the VITEX meeting. Panacos’ Board is also using this document to solicit proxies from the holders of Panacos common stock and Panacos preferred stock for use at the Panacos meeting.

VITEX Proposals

At the VITEX meeting, holders of VITEX common stock will be asked to vote upon:

(1) approval of the Agreement and Plan of Merger dated as of June 2, 2004 among VITEX, Panacos and certain Panacos stockholders, including the related issuance of VITEX common stock;

(2) adoption of the Supplemental Option Plan as described under “Other VITEX Special Meeting Proposals” in Chapter Six of this booklet; and

(3) approval of the amendment of VITEX’s certificate of incorporation to increase the number of authorized shares of VITEX common stock from 75,000,000 to 150,000,000.

Panacos Proposal

At the Panacos meeting, holders of Panacos common stock and Panacos preferred stock will be asked to vote upon the approval and adoption of the merger agreement and the merger.

Background of the Merger

Beginning in January 2004, VITEX initiated a process to explore business combinations with other biotechnology firms. VITEX specifically targeted firms with clinical development programs addressing complementary technologies and markets. The objective was to increase the portfolio of products under development to reduce the short and long term risk for VITEX and the combined company and to increase the prospects of long-term success by adding potentially significant drug products to its portfolio of technologies. Several companies were approached regarding collaborations and for various reasons these discussions did not proceed.

VITEX management was aware of an Ampersand Ventures portfolio company, Panacos Pharmaceuticals, Inc., that was engaged in the development of novel anti-infective therapeutics targeting HIV and other major infective diseases.

In December 2003, Panacos announced the filing of an IND with the FDA for its first drug candidate, PA-457. PA-457 has a novel mechanism of action, called maturation inhibition, that has demonstrated a promising profile in pre-clinical testing that supported moving to human clinical trials. The drug addresses one of the most important issues in treating HIV, drug resistance.

The filing of the IND represented a significant milestone for Panacos. VITEX was also aware of several key members of the Panacos management team and their proven track record in developing HIV therapeutics prior to joining Panacos.

VITEX management believed that Panacos met a number of key criteria that VITEX had established for potential business combinations and as a result was attractive as a merger candidate. The merger would provide VITEX with a second program in human clinical trials. Both companies were focused on developing novel technologies to address important infectious disease threats. Both companies were targeting large commercial opportunities with significant unmet needs. In addition to PA-457, Panacos was actively screening additional compounds to expand its product portfolio. VITEX also believed the combination of VITEX and Panacos could attract new investors to fund further clinical development. Panacos would also be a source of additional commercial partnerships to fund ongoing development of PA-457 and other candidates in their pipeline.

During the week of February 2, 2004, Mr. John Barr, VITEX President and Chief Executive Officer, approached Dr. Herbert H. Hooper, a director of Panacos, regarding a potential merger with Panacos. Mr. Barr outlined the potential benefits for both companies from a combination, with particular focus on the benefit of an expanded pipeline of product candidates. After consideration and discussion with other Panacos board members, Dr. Hooper indicated that Panacos was willing to continue to review and discuss the possibility.

On February 9, 2004, VITEX and Panacos signed confidentiality agreements to permit the sharing of detailed information on the companies’ respective businesses and operations.

On February 10, 2004, VITEX briefed its outside counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz Levin, on the potential merger. Mintz Levin advised VITEX management on structuring the proposed transaction, including the treatment of potential conflicts of interest.

On February 12, 2004, the VITEX Board heard a presentation on Panacos by VITEX management during a regularly scheduled quarterly meeting. Management of VITEX presented the reasons why it believed Panacos to be worthy of further investigation and discussion, and also provided an update on other potential merger and collaboration partners. Management described the reasons why it believed Panacos represented the best opportunity for VITEX. All potential conflicts involved in the potential transaction were fully disclosed to the VITEX Board. The VITEX Board authorized management to initiate formal discussions with Panacos. VITEX management retained the services of a firm of independent experts to assess the technology and commercial prospects of Panacos with a particular focus on PA-457.

On February 13, 2004, the Panacos Board met in Gaithersburg, Maryland. The Panacos Board discussed alternative strategic transactions including a potential merger with VITEX. The Panacos Board authorized Panacos management to continue to consider and pursue such transactions.

On February 20, 2004, VITEX management, along with a team from the consulting firm, visited Panacos’ offices in Gaithersburg, Maryland. VITEX scientists presented an update on the INACTINE clinical development program and business opportunity. Panacos senior management presented a comprehensive update on PA-457 as well as other drug candidates under development. During the afternoon, both teams discussed the merits of the transaction.

During the week of February 25, 2004, VITEX responded to follow-up questions and requests for information from Panacos regarding the VITEX clinical trial program, product launch plans and commercial opportunity for the INACTINE system for red blood cells.

On February 27, 2004, the VITEX Board met via a conference call. Dr. Charpie and Dr. Ackerman were recused from the meeting. VITEX management presented an update on the February 20 meeting as well as the ongoing evaluation of the Panacos technology. VITEX management also presented preliminary thoughts on valuation and a potential deal structure for the acquisition. The VITEX Board authorized VITEX management to initiate formal negotiations with Panacos regarding merger terms. Any agreement was to be contingent on the successful completion of a comprehensive due diligence process.

On March 1, 2004, VITEX management forwarded to Panacos a proposed term sheet for a merger.

On March 4, 2004, VITEX received a counteroffer from Panacos. Representatives of the two companies spoke by phone to review the terms and provide further clarification on their respective positions.

On March 8, 2004, VITEX provided a modified proposal to Panacos.

On March 11, 2004, Panacos responded to the modified VITEX proposal. A meeting was scheduled for later in the week to continue the negotiations.

On March 15, 2004, the Panacos Board met via a conference call. Panacos management and its corporate development consultant, Mr. Christopher A. Rallis, updated the Panacos Board on the status of discussions with VITEX and other third parties. The Panacos Board authorized management to continue discussions with VITEX and other third parties.

On March 18, 2004, representatives of VITEX met with representatives of Panacos. After discussion and exchange of positions, VITEX and Panacos reached a tentative agreement on an outline of terms potentially acceptable to both organizations.

From March 1, 2004 through March 18, 2004, management of VITEX had numerous discussions and provided updates to the VITEX Board on the status of the merger discussions with Panacos.

On March 19, 2004, VITEX forwarded an updated term sheet to Panacos reflecting the discussions held on March 18. VITEX management also provided an analysis to the Board of the proposed terms. VITEX management also received the final written report from the consulting firm that provided a favorable assessment of the technology and commercial prospects for PA-457.

On March 22, 2004, the VITEX Board met by conference call. Dr. Charpie and Dr. Ackerman were recused. The team leader of the consulting firm summarized the conclusions of their analysis of PA-457 and responded to extensive questions from the Board. The Board authorized the management team to negotiate a definitive merger agreement with Panacos based on the terms agreed to in the most recent discussions with Panacos. The Board also authorized VITEX management to retain Houlihan Lokey to advise the VITEX Board concerning the fairness to VITEX of the transaction from a financial point of view.

During the week of March 22, 2004, representatives of VITEX and Panacos had several telephonic discussions to clarify certain issues in the final term sheet.

On March 31, 2004, a draft merger agreement was completed by Mintz Levin. This contract was forwarded to Panacos and Panacos’ counsel, Cooley Godward LLP.

On April 2, 2004, management of VITEX met with bankers from Houlihan Lokey. VITEX management provided an overview of Panacos, highlights of the merger discussion and a rationale for both the merger and the terms. Dr. Ackerman provided an overview of Panacos for Houlihan Lokey.

On April 7, 2004, VITEX received comments on the draft merger agreement from Panacos. Panacos also forwarded a list of documents needed from VITEX for Panacos to complete their due diligence.

On April 8 and 9, 2004, VITEX management visited Panacos to conduct financial and regulatory due diligence. VITEX management reviewed an updated business plan, other financial documents, regulatory files, and intellectual property files.

On April 9, 2004, representatives of Mintz Levin and Cooley Godward spoke by telephone to review issues associated with the merger agreement.

On April 9, 2004, management of VITEX conducted a conference call with a representative of Panacos to review the first set of comments regarding the merger agreement. Several issues were agreed to and Panacos’ representative agreed to present the VITEX positions on the remaining issues to the Panacos Board.

On April 12, 2004, representatives of VITEX and Panacos held a follow-up discussion on the merger agreement. A follow-up call was agreed to for later in the week to attempt to reach agreement on the remaining issues.

On April 12, 2004, the Panacos Board met via a conference call. Mr. Rallis updated the Panacos Board regarding the status of all third party discussions. In addition, Mr. Rallis and Cooley Godward reviewed the status of the negotiations with VITEX, the most recent draft of the merger agreement and outstanding issues in the transaction.

On April 13, 2004, management of VITEX held a conference call with Houlihan Lokey. They provided Houlihan Lokey with additional clarification on the financing rounds completed by VITEX in late 2003 and early 2004. Management of VITEX also provided further information on alternative strategies explored by VITEX, including mergers with other companies and acquisition of rights to technologies.

On April 14, 2004, the parties and their counsel held a conference call to discuss several issues under the merger agreement, including registration rights, lock-up provisions and representations and warranties to be made by the parties.

From mid- to late April 2004, representatives of VITEX continued to conduct their due diligence review of Panacos, including with respect to regulatory and intellectual property matters, and representatives of Panacos continued to conduct their due diligence review of VITEX.

During the weeks of April 26 and May 3, 2004, management of VITEX met or held phone discussions with representatives of Panacos to negotiate remaining key business issues. Several issues remained unresolved with follow-up required by both sides.

On May 11, 2004, during the regularly scheduled VITEX Board meeting, the Board spent considerable time reviewing the status of the merger discussions with Panacos, including detailed financial schedules and capitalization tables. During the discussions relating to specific terms of the proposed agreement, Dr. Ackerman and Dr. Charpie were recused from the discussion.

From May 12, 2004 through May 17, 2004, Mintz Levin and Cooley Godward exchanged comments on the merger agreement and proposed drafts of other, related agreements. A negotiating session was scheduled for May 18, 2004.

On May 18, 2004, VITEX management and Mintz Levin met with Panacos representatives and Cooley Godward at Cooley Godward’s offices in Virginia. Agreement was reached on most of the remaining issues. There were several follow-up items for VITEX to provide to Panacos. The week of June 1 was established as a target date for signing the definitive agreement.

On May 21, 2004, Mintz Levin forwarded to Cooley Godward a revised draft of the agreement, which reflected the outcome of the negotiations on May 18.

During the week of May 24, 2004, Mintz Levin and Cooley Godward exchanged several revisions of the agreement and worked to resolve the remaining open issues.

On May 26, 2004, the Panacos Board met in Gaithersburg, MD. Mr. Rallis updated the Board on the status of the VITEX merger discussions and potential alternative third party transactions. Mr. Rallis and Cooley Godward then provided a summary to the Board of the merger agreement draft with VITEX and resolution of key issues. The Board asked a series of questions and a full discussion followed, including disclosure of the interests of Dr. Ackerman and Dr. Hooper in the transaction. After extensive review and discussion, the Panacos Board, including Dr. Ackerman and Dr. Hooper, voted unanimously to authorize Panacos management to sign the merger agreement as finally negotiated by the duly authorized officers.

On May 28, 2004, Houlihan Lokey orally advised the VITEX Board that it was prepared to deliver an opinion to the effect that the consideration to be paid by VITEX to the Panacos stockholders in connection with the proposed transaction was fair to VITEX from a financial point of view.

On May 30, 2004, a copy of the most current draft of the definitive merger agreement and a draft of the Houlihan Lokey opinion were forwarded to the VITEX Board members, with the exception of Dr. Ackerman and Dr. Charpie, in preparation for a Board meeting on June 1, 2004.

On May 30, 2004, VITEX received two reports from the clinical investigators at the clinical trial site used by Panacos for the first Phase I study of PA-457, known as Study 101. The reports summarized the pharmacokinetic results of all recipients of the drug in the trial, and included conclusions as to the safety and tolerability of the drug. A member of the consulting firm also reviewed the report and agreed with VITEX management’s assessments that the endpoints of the studies had been met and further clinical development of the technology was warranted.

On June 1, 2004, the VITEX Board of Directors met. Dr. Ackerman and Dr. Charpie were recused from the meeting. Houilhan Lokey provided a review of its opinion, including the process followed, methods of valuation and conclusions. The Board members then asked a series of questions and discussion followed. Mintz Levin then provided a summary of the final draft of the definitive agreement of the merger. VITEX management also provided an update on the negotiation and resolution of key issues that were open at the time of the May 11 Board meeting. The Board asked a series of questions of VITEX management and Mintz Levin. After extensive discussion and review, the VITEX Board, other than Drs. Ackerman and Charpie, voted unanimously to authorize VITEX management to sign the merger agreement.

On June 2, 2004, representatives of VITEX and Panacos discussed and resolved several remaining issues. Mintz Levin and Cooley Godward exchanged drafts and comments on the execution copy of the agreement. After resolution of the final issues, the merger agreement was executed by the parties.

In the morning of June 3, 2004, VITEX issued a press release and hosted a conference call with investors to announce and provide background on the merger.

Factors Considered by, and Recommendation of, the VITEX Board:

VITEX’s board of directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, VITEX and its stockholders. Accordingly, VITEX’s board has approved the merger agreement and the consummation of the merger and recommends that you vote FOR approval of the merger agreement and the merger. In reaching its decision, VITEX’s board of directors consulted with management of VITEX and with its financial and legal advisors, and considered the following material factors:

•	The appeal of the anti-infectives area of research targeted by Panacos. VITEX believes that novel anti-infective therapeutics are a logical extension of the clinical development and research activities being conducted by VITEX in its areas of focus. Both companies are focused on developing novel technologies to address important infectious disease threats, and both companies are targeting large commercial opportunities with significant unmet needs. Academic studies have also concluded that anti-infective therapeutics on average have the shortest time to complete clinical development and the highest probability of successfully completing the clinical development process when compared to all other therapeutic categories.

•	Panacos’ promising product pipeline. The merger would provide VITEX with a second program in human clinical trials, in the form of PA-457, along with other Panacos products that are currently in pre-clinical development and testing.

•	The potential to attract increased investor interest as a combined company. VITEX believes that a company with more potential to achieve significant near-term milestones will be more attractive to investors. Investors experienced in investing in companies with anti-infective therapeutics may now be attracted to VITEX. Panacos would also be a source of additional commercial partnerships to fund the ongoing development of PA-457 and other product candidates in pipeline.

•	The established reputations of the Panacos management team. VITEX was familiar with the strong reputations of Panacos management in the discovery and development of novel HIV drugs, and believed that they would make strong contributions to the combined entity.

In the course of deliberations, the VITEX board reviewed with VITEX management and its legal and financial advisors a number of additional factors relevant to the merger, including the following:

•	historical information concerning Panacos’ and VITEX’s respective businesses, financial performance and condition, operations, management and competitive position, including results of operations during the most recent fiscal year and fiscal quarter for each company,

•	VITEX management’s view of the financial condition, results of operations and businesses of Panacos and VITEX before and after giving effect to the merger based on management due diligence,

•	current financial market conditions and historical market prices, volatility and trading information with respect to VITEX common stock,

•	the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to the parties’ respective obligations, and the expected tax-free treatment to VITEX’s stockholders,

•	VITEX management’s view as to the potential for other third parties to enter into strategic relationships with or to acquire Panacos,

•	the detailed financial analysis prepared by Houlihan Lokey and presented to the VITEX board, including Houlihan Lokey’s opinion to the Board that the proposed consideration pursuant to the merger agreement is fair, from a financial point of view, to VITEX, as described more fully in the text of the entire opinion attached as Appendix B to this Joint Proxy Statement—Prospectus, and

•	the impact of the merger on VITEX’s stockholders and employees.

VITEX’s board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

•	the risk that the potential benefits sought in the merger might not be fully realized,

•	the possibility that the merger might not be completed and the potential adverse effect of the public announcement of the merger on VITEX’s reputation and ability to obtain financing,

•	the risk that despite the efforts of the combined company, key scientific and management personnel might not remain employed by the combined company, and

•	the other risks described under “Risk Factors” beginning on page I-15 of this Joint Proxy Statement - Prospectus.

VITEX’s board of directors believed that these risks were outweighed by the potential benefits of the merger. The foregoing discussion is not exhaustive of all factors considered by VITEX’s board of directors. Each member of VITEX’s board may have considered different factors, and VITEX’s board evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

RECOMMENDATION OF VITEX’S BOARD OF DIRECTORS

After careful consideration, VITEX’s board of directors has unanimously determined the merger to be fair to you and in your best interests and declared the merger advisable. VITEX’s board of directors approved the merger agreement and unanimously recommends your adoption of the merger agreement. In considering the recommendation of the VITEX board of directors with respect to the merger agreement, you should be aware that certain directors and officers of VITEX have certain interests in the merger that are in addition to the interests of VITEX stockholders generally.

OPINION OF FINANCIAL ADVISOR

Presentation to the VITEX Board of Directors

On June 1, 2004, Houlihan Lokey Financial Advisors, Inc. rendered its opinion to the members of the VITEX board of directors that, as of such date, and based upon and subject to certain matters stated therein, the consideration to be paid by VITEX in the merger is fair to VITEX from a financial point of view.

The full text of Houlihan Lokey’s opinion, dated June 1, 2004, is attached as Annex B to this Joint Proxy Statement - Prospectus. VITEX Stockholders may read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Houlihan Lokey in rendering its opinion. The following is a summary of the Houlihan Lokey opinion and the methodology that Houlihan Lokey used to render its fairness opinion.

Houlihan Lokey’s advisory services and opinion were provided for the information and assistance of the members of the VITEX board of directors in connection with their consideration of the merger. Houlihan Lokey was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of VITEX or Panacos and Houlihan Lokey was not requested to, and did not, negotiate the terms of the merger or advise VITEX or any members of its board of directors with respect to alternatives to it. The Houlihan Lokey opinion is not intended to be and does not constitute a recommendation to any stockholder of VITEX as to how such stockholder should vote in connection with the merger. Houlihan Lokey was not requested to opine as to, and the Houlihan Lokey opinion does not address, VITEX’s underlying business decision to proceed with or effect the merger.

Houlihan Lokey’s opinion was furnished solely for the benefit of the VITEX board of directors and may not be relied upon by any other person without Houlihan Lokey’s express, prior written consent. Houlihan Lokey’s opinion was delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the opinion and Houlihan Lokey’s engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of VITEX or its affiliates.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed VITEX’s audited financial statements for the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003 and VITEX’s 10-Q containing unaudited financial statements for the first quarter ended March 27, 2004, which VITEX’S management has identified as the most current financial information available;

•	reviewed Panacos’ audited financial statements for the fiscal years ended December 29, 2001 and December 28, 2002 and unaudited financial statements for the fiscal year ended December 27, 2003, which Panacos’ management has identified as the most current financial information available;

•	reviewed a draft, dated May 28, 2004, of the Merger Agreement;

•	reviewed funding history and capitalization table of VITEX provided by VITEX management;

•	reviewed funding history and capitalization table of Panacos provided by Panacos management;

•	met and/or spoke with certain members of the senior management of VITEX and Panacos to discuss the operations, drug pipeline, financial condition, future prospects, and projected operations and performance of VITEX and Panacos;

•	visited certain facilities and business offices of VITEX;

•	reviewed the financial forecasts prepared by management of VITEX with respect to VITEX for the years ended December 31, 2004 through 2012;

•	reviewed the revenue forecasts prepared by Easton Associates, a consulting firm retained by VITEX to develop independent forecasts, with respect to Panacos’ lead product for the years ended December 31, 2004 through 2024;

•	reviewed the historical market prices and trading volume for VITEX’s publicly traded securities;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to VITEX and Panacos;

•	reviewed publicly available financial data for certain transactions that Houlihan Lokey considered comparable to the merger;

•	reviewed venture financing and licensing deals of early stage biotechnology companies within the United States since January 2000; and

•	conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

In addition, Houlihan Lokey met with members of the senior management of VITEX and had discussions with Panacos concerning their respective operations, drug pipeline, financial condition, future prospects, and projected operations and performance, and undertook such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

In arriving at its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best estimates then available of the future financial results and condition of VITEX and Panacos, and that there had been no material change in the assets, financial condition, business or prospects of VITEX or Panacos since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey also relied upon, without independent verification, the due diligence evaluation of Panacos’ lead compound, PA-457, performed by the Consulting Firm and made available to Houlihan Lokey by VITEX. In addition, Houlihan Lokey assumed that the financial terms of the merger will be the same as set forth in the draft merger agreement reviewed by Houlihan Lokey.

Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to VITEX and Panacos and did not assume any responsibility with respect to it. Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of VITEX or Panacos. Houlihan Lokey’s opinion was necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date on which it delivered its opinion.

In connection with rendering its opinion, Houlihan Lokey performed certain financial, comparative and other analyses as summarized below.

The following summary, however, does not purport to be a complete description of the analyses performed by Houlihan Lokey. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of VITEX and Panacos. None of VITEX, Panacos or Houlihan Lokey or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The order of analyses described, and the results of those analyses, do not necessarily represent relative importance or weight given to those analyses by Houlihan Lokey. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand such analyses, the tables must be read together with the full text of each summary and are alone not a complete description of Houlihan Lokey’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 1, 2004 and is not necessarily indicative of current market conditions. Considering the data set for the below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

VITEX Stock Price History

Houlihan Lokey reviewed the historical prices of the common stock of VITEX from May 27, 2003 to May 27, 2004. Houlihan Lokey reviewed the volume of shares of VITEX traded as well as the volume weighted average prices of VITEX shares during the 1-week, 2-week, 1-month, 2-month, and 3-month periods through and including May 27, 2004. In addition, Houlihan Lokey reviewed VITEX’s stock price performance since November 17, 2003, when VITEX announced that a Data Safety Monitoring Committee recommended that VITEX halt enrollment in Phase III trials of INACTINE for chronic patients.

Valuation of VITEX

To validate the current market price of VITEX’s common stock, Houlihan Lokey determined an enterprise value (“EV”) range for VITEX on a stand-alone basis using the discounted cash flow method. This range was determined by adding (1) the present value of the estimated future unlevered free cash flows that VITEX could generate over the 8.4 year period from August 1, 2004 to December 31, 2012, and (2) the present value of VITEX’s estimated “terminal value” at the end of fiscal 2012, and then (3) adjusting these values by adding cash and subtracting debt. The unlevered free cash flows were determined based on financial projections prepared by VITEX’s management and represent earnings before interest, taxes, depreciation and amortization (sometimes referred to as “EBITDA”). VITEX’s “terminal value” at the end of the period was determined by applying an EBITDA multiple reference range of 5.0x to 6.0x to an estimated long-term sustainable EBITDA, assuming INACTINE is accepted and established in the marketplace, after 2012. The present value of interim cash flows and the terminal value were determined using a risk-adjusted rate of return or “discount rate” of 47.5% to 55.0%, based on the technical, market and financial risks of VITEX.

Based on the above analysis, the EV from operations range for VITEX was $30.6 million to $66.0 million and the equity value for VITEX was $36.0 million to $72.0 million, or a corresponding common equity value per share of $0.66 to $1.32 on a primary and fully diluted basis.

Fairness Considerations and Analysis

Because the structure of the merger calls for the payment of consideration upon the successful completion of milestone events, Houlihan Lokey performed valuation analyses at two points in time to evaluate the fairness of this merger to VITEX shareholders. First, Houlihan Lokey compared the expected value of Panacos at the time of the closing of the merger to the expected value of the VITEX shares to be paid for Panacos (including contingent shares) as of the closing date. Second, Houlihan Lokey compared the expected future value of Panacos as of the scheduled completion of the contingent payment milestones to the expected future value of the total VITEX shares that will have been paid to Panacos shareholders in connection with the merger. For purposes of this analysis, Houlihan Lokey (i) determined an EV range for Panacos at closing, (ii) determined an EV range for Panacos after Phase IIA, and (iii) established a value range for the VITEX shares to be issued to Panacos shareholders based on likelihood of achieving the milestones. The methodologies for calculating these value ranges are explained in detail in the sections below. Finally, based on the results of these analyses, Houlihan Lokey calculated that the expected value to current VITEX shareholders of their share of the combined entity is greater than the pre-merger value of VITEX.

Houlihan Lokey’s analysis shows that the merger increases value to VITEX shareholders, on an expected value basis of 1.5% to 7.1%. Please refer to sections Consideration Paid at Closing and Consideration Paid after Phase IIA.

Valuation of Panacos at Closing of the Merger

Houlihan Lokey utilized several approaches to determine an EV range for Panacos at the time of the closing of the merger. These valuation approaches are classified as either income approaches, such as the discounted cash flow (“DCF”) method, or aggregate market value approaches, such as comparable license agreements, comparable venture capital transactions, comparable mergers and acquisition transactions, and recent investments in Panacos. Under the income approach, the selected EV range is derived from a range of present values of projected future cash flows. Under the aggregate market approaches, the EV associated with each comparable company or merger is calculated and is the basis for deriving an EV range for Panacos, based on qualitative and quantitative criteria. To establish the enterprise value range for Panacos at closing, Houlihan Lokey calculated a weighted average of the conclusion of each of these approaches, as shown in the table below:

Panacos Valuation Summary – at Closing

($ in thousands)

	Weighting	Valuation Range
		Low		High
Enterprise Value Indication from Operation
Discounted Cash Flow	30.0%	$43,000	-	$62,000
License	10.0%	$24,000	-	$48,000
Venture Capital	15.0%	$15,000	-	$30,000
Comparable Transactions	30.0%	$30,000	-	$45,000
Panacos Round C	15.0%	$11,400	-	$11,400
Weighted Enterprise value from operations (rounded) (1)		$28,300	-	$43,000
Add: Cash and Cash Equivalents (Estimated as of 7/31/04)		10,300	-	10,300

Total Selected Enterprise Value Range (Rounded)		$40,000	-	$53,000

(1)	Pre-money valuation ranges for each method weighted to calculate weighted average enterprise value.

Each method considered in this analysis is described in further detail below.

DCF Method – The EV range based upon the discounted cash flow method was determined by adding the present value of the estimated future unlevered free cash flows that Panacos’ PA-457 could generate until patent expiry in 2024, and then adjusting this value by adding cash and subtracting debt. The unlevered free cash flows were determined based on financial projections prepared by (1) the Consulting Firm retained by VITEX to obtain an independent assessment of Panacos’ technology and market potential, specifically for PA-457 and (2) Panacos. In connection with its engagement, the Consulting Firm prepared revenue estimates for PA-457 under various technical and commercial scenarios, including scenarios in which PA-457 is judged unable to reach FDA approval and commercial launch. The Consulting Firm also provided the relative probability that each of these scenarios would occur. Based upon a historical review of a large number of HIV drugs in the clinical trial process, the Consulting Firm estimated the likelihood of an HIV drug completing a given stage of development. Houlihan Lokey estimated the expected revenue that PA-457 could generate by weighting the different scenarios. Furthermore, it was assumed that the likely commercial path for PA-457 was the licensing to a pharmaceutical company partner after successful completion of Phase IIA; in the assumed structure, typical for an emerging company in the industry, Panacos would receive cash flow from this partner in the form of milestone payments, and royalty payments estimated as a percentage of PA-457’s expected revenue. These cash milestone payments were also weighted by the probability that they would occur based on probability data provided by the Consulting Firm. Panacos provided research and development cost data and estimated general and administrative expenses, both of which were analyzed on an expected value basis.

The present value of interim cash flows was determined using a discount rate of 17.0% to 19.0%. Houlihan Lokey estimated the discount rate based upon the cost of capital of comparable public companies: Vertex Pharmaceuticals, Trimeris, Genelabs Technologies, Progenics Pharmaceutical, HIV VAC, Hemispherix Biopharma, Vical, Antigenics, Hybridon, and Vaxgen. These companies were chosen because, for the purposes of the cost of capital analysis, Houlihan Lokey considered them to have operational, market and economic similarity with Panacos’ principal business operations. The selected public companies may significantly differ from Panacos based on, among other things, the size of the companies, the geographic coverage of the companies’ operations and the particular business segments on which the companies focus.

A premium was added to Panacos’ discount rate because of its relatively small size. In contrast to VITEX’s cost of capital calculation, no technical or commercialization risk premia were applied to Panacos’ discount rate because the risk of achieving its milestones and successful launch was taken into account by the probability weighting of its cash flows, which included scenarios in which PA-457 is unable to reach FDA approval and commercial launch.

As this analysis estimated the value for the PA-457 compound on a stand-alone basis, Houlihan Lokey added to this value an estimate of the scientific platform and programs that have yet to reach clinical development. This value was determined using the comparable company license approach, detailed below.

Comparable Company License Method – Houlihan Lokey reviewed two categories of transactions in which biotechnology companies licensed technology to a pharmaceutical company partner: (1) transactions consummated during a technology’s Phase I clinical trials and (2) transactions involving technologies in pre-clinical and earlier stages of development. The table below contains the names of the parties involved in transactions during Phase I clinical trials.

Selected Comparable Company Licensing Agreements

Licensee	Licensor	Upfront Payment	Milestone Payment
Array BioPharma	AstraZeneca	$10.0	$85.0
Transition Therapeutics	Novo Nordisk	5.5	51.5
Zealand Pharma	Aventis	10.0	100.0
Medivir	GlaxoSmithKline	7.1	95.1
TolerRx	Genentech	2.5	82.0
KOSAN Biosciences	Roche	12.5	190.0
NeuroSearch	Boehringer Ingelheim	20.0	60.0

To determine an EV range for PA-457 based upon the comparable company license method, Houlihan Lokey analyzed transactions involving Phase I technologies, in which companies exchange the legal rights to their technology for consideration in the form of an upfront cash payment plus a series of payments, typically payable upon the completion of certain clinical milestones. The expected present value of these cash payments is the value of consideration that Panacos could receive in a similar transaction with a pharmaceutical company. Based a variety of quantitative and qualitative factors, Houlihan Lokey then selected a value range for PA-457 within the range of values in this analysis.

To establish an estimated value range for Panacos’ technology excluding PA-457, Houlihan Lokey reviewed transactions involving pre-clinical compounds. Because of the extremely small likelihood of these comparable compounds reaching the market, the Panacos technology estimate, excluding PA-457, was based on the upfront payment for these comparable transactions. The table below contains names of parties involved in transactions during pre-clinical and earlier stages of development.

Lead Molecule and Preclinical Stage Milestone Analysis

Target	Acquiror	Upfront Payment
Neose Technologies	Novo Nordisk	$4.3
Memory Pharmaceuticals	Roche	8.0
Vertex	Serono	5.0
Targeted Genetics	Biogen	8.0
Cytokinetics	GlaxoSmithKline	$14.0

Similar transactions in the same timeframe that did not have explicit upfront payments are listed below.

Lead Molecule and Preclinical Stage Milestone Analysis

Target	Acquiror	Upfront Payment
Biosynexus	GlaxoSmithKline	NA
Maxygen	Aventis Pasteur	NA
Coley Pharmaceutical Group	SmithKline	NA

Venture Capital Funding Method – The venture capital funding method involved developing indications of value through the review of transactions in which venture capital firms invested new capital in privately-held biotechnology companies. These transactions were deemed to be comparable to Panacos if, among other things, their value was derived primarily from technologies in or near Phase I clinical trials. Houlihan Lokey determined the EV range based upon the qualitative similarities among the comparable companies and Panacos.

Recent Venture Capital Funding Transactions - At Closing Analysis

Company	Round Type	Close Date	Pre-Money	Raised	Post-Money
Achillion Pharmaceuticals	First Round	2/3/2000	$6.30	$23.70	$30.00
Favrille	Second Round	4/25/2002	15.10	16.90	32.00
EluSys	Third Round	2/15/2001	29.00	17.00	46.00
NewBiotics	Corporate	7/26/2001	49.00	11.00	60.00
ActivBiotics	First Round	9/30/2001	12.55	16.85	29.40
Angiogenix	Second Round	12/16/2002	8.40	15.60	24.00
Quorex	Second Round	1/26/2001	23.00	20.00	43.00

Comparable Transaction Method – Houlihan Lokey reviewed publicly available financial information relating to selected transactions since February 2002 involving biotechnology companies which Houlihan Lokey deemed to be similar to Panacos. Houlihan Lokey’s selection of a range indicated by this approach was based on a comparison of Panacos’ stage of development, market opportunities, collaborations, and other relevant business factors with that of the comparable transactions. Those comparable transactions are identified in the following chart.

Recent Comparable M&A Transactions

Effective Date	Target	Acquiror	Transaction Value (EV)
2/5/2004	ACCESS Oncology	Keryx Biopharmaceuticals Inc.	$43.9
8/22/2003	Salus Therapeutics	Genta Inc	30.8
9/8/2003	Cyclis Pharmaceuticals	ArQule Inc	31.7
4/25/2003	RiboTargets Ltd	British Biotech PLC	69.4
5/1/2003	Synergy Pharmaceuticals	Callisto Pharmaceuticals Inc	45.5
4/7/2003	Eos Biotechnology	Protein Design Labs	37.5
2/19/2002	Matrix Pharmaceuticals	Chiron Corp	61.0

Recent Financing Analysis – In March and April 2004, Panacos solicited an investment of new preferred equity capital from current and new investors. This capital raising event established an equity value for Panacos to which adding debt and subtracting cash would produce an indication of enterprise value. Because of the relative proximity in time of this new investment to the closing date of the merger, Houlihan Lokey considered the enterprise value at which new equity was raised to be relevant to its analysis. This venture capital funding round was priced contingent upon Panacos’ filing of the PA-457 Investigational New Drug Application; the merger is expected to be consummated after the completion of Phase IA, approximately six months after the pricing of the recent round, and approximately two and a half months after the final close of the recent round. The pre-money EV at which this round of financing was consummated was approximately $11.4 million.

Valuation of Panacos after Completion of Contingent Payments

Houlihan Lokey utilized several methods to determine an EV value range for Panacos in the event that PA-457 successfully completes Phase IIA, and VITEX will have issued all of the contingent share payments to Panacos shareholders. The methods utilized in this analysis differ from those used in the valuation at closing primarily because the successful completion of Phase IIA is a significant event in a biotechnology company’s development that presents a new set of strategic alternatives. As a result, this analysis utilized the publicly traded company and the initial public offering (IPO) methods in addition to the discounted cash flow, comparable M&A transaction, and venture capital funding methods. To determine the enterprise value range for Panacos after successful completion of Phase IIA, Houlihan Lokey calculated a weighted average of the conclusion of each of these methods, as shown in the table below:

Valuation Summary – at Phase IIA

($ in thousands)

	Weighting	Valuation Range
		Low		High
Enterprise Value Indication from Operation
Discounted Cash Flow	35.0%	69,000	-	94,000
Venture Capital	20.0%	$50,000	-	$60,000
Public Company	15.0%	$70,000	-	$85,000
IPO Method	10.0%	$50,000	-	$70,000
Transaction Method	20.0%	$75,000	-	$95,000
Weighted Enterprise value from Operations Range (rounded) (1)		$58,000	-	$74,000
Add: Cash and Cash Equivalents		2,000	-	2,000

Total Selected Enterprise Value (Rounded)		$60,000	-	$76,000

(1)	Pre-money valuation ranges for each method weighted to calculate weighted average enterprise value.

DCF Method – Houlihan Lokey applied the same methodology in the DCF method as described above under Valuation of Panacos at Closing of the Transaction; with adjusted present value and probability assumptions. The unlevered free cash flows associated with PA-457 were discounted back to the beginning of 2005 when the drug is expected to have successfully completed Phase IIA, and the likelihood of achieving the commercial scenarios were adjusted, based on the Consulting Firm’s data, for the assumption of the Phase IIA success

Venture Capital Funding Method – The venture capital funding method involved the derivation of indications of value through the review of transactions in which venture capital firms invested new capital in privately-held biotechnology companies. Houlihan Lokey deemed these transactions to be comparable to Panacos if, among other things, their value was derived primarily from technologies in Phase II clinical trials. Houlihan Lokey determined the EV range in this method based upon the qualitative similarities among the comparable companies and Panacos.

Recent Venture Capital Funding Transactions – Phase IIA Analysis

Company	Round Type	Close Date	Pre-Money	Raised	Post-Money
Favrille	Second Round	4/25/2002	$15.10	$16.90	$32.00
BioMedicines	Non-VC	9/20/2000	79.91	38.00	117.91
CancerVax	First Round	12/15/2000	64.39	30.00	94.39
Peninsula Pharmaceuticals	Corporate Round	12/1/2003	83.83	21.00	104.83

Publicly Traded Company Method – Houlihan Lokey reviewed the EV and multiples of various measures of earnings and cash flows of comparable companies that were publicly traded as of the date of its analysis.

Public Company Approach

Company Name	Total Capital	Cash	Technology Value
Anadys	$169.8	$50.6	$119.2
Incyte	912.8	495.6	417.2
Hybridon	65.6	9.8	55.7
Xcyte	86.6	38.8	47.8
Vaxgen	361.0	19.3	341.7
Hollis Eden	183.2	78.5	104.8
Progenics	297.6	44.2	253.4
Vical	135.6	93.0	42.5
Medivir	115.5	25.5	90.0

Initial Public Offering Method – Houlihan Lokey reviewed the EV at the time of recent industry initial public offerings. Within this group, Anadys and Xcyte were deemed to be the most comparable.

IPO Approach

Company Name	Issue Date	Amount Raised	MVE at IPO	Net IPO Net Debt	Pre-Money EV
Anadys	3/26/2004	$43.8	$150.1	$52.3	$97.8
Xcyte	3/16/2004	33.6	118.2	41.9	76.3

Comparable Transaction Method – Houlihan Lokey reviewed publicly available financial information relating to selected transactions since June 2001 involving biotechnology companies deemed by Houlihan Lokey to be similar to Panacos. Houlihan Lokey’s selection of a range indicated by this method was based on a comparison of Panacos’ stage of development, market opportunities, collaborations, and other relevant business factors with that of the comparable transactions. Those transactions are identified on the following chart.

Recent Comparable M&A Transactions

Effective Date	Target	Acquiror
6/2/2004	Genesoft Pharmaceuticals	Genome Therapeutics
1/2/2004	Novuspharma SpA	Cell Therapeutics
3/28/2003	3-Dimensional Pharmaceuticals	Johnson & Johnson
3/6/2003	Synaptic Pharmaceuticals Corp.	Lundbeck
3/3/2003	Biosearch Italia SpA	Versicor
11/16/2001	Axys Pharmaceuticals	Applera Corp.
4/18/2002	Tibotec-Virco N.V.	Johnson & Johnson

Expected Value to Current VITEX Shareholders

Consideration Paid at Closing – Two analyses were performed to estimate the (expected) present value of the consideration to be paid to the Panacos shareholders at closing: the binomial pricing method, and the constant share price method. Both methods estimate the value of the shares issued to the Panacos shareholders at close and at the milestone points, incorporate the likelihood of issuing the contingent shares based upon the Consulting Firm’s data for likelihood of passing the clinical stages, and discounting the contingent payments to the time of close based on the concluded discount rate for Panacos. The methods offer different approaches for estimating the value of the fixed share payments to Panacos shareholders, based on the possible market prices for VITEX’s shares at the time of the payments.

The binomial pricing method assumes VITEX’s future stock price movement is reflective of VITEX’s historical stock price volatility. The price lattice begins with VITEX’s 1-week volume weighted average stock price of $1.04 and, driven by the volatility, indicates different possible values for the stock at the estimated payment times. This analysis quantifies scenarios in which the first two payouts are at a low enough stock price that VITEX issues additional shares to the Panacos shareholders based on the minimum value set forth in the Agreement and Plan of Merger.

This analysis shows that, at close, based on the mean present value of the consideration paid and the mean present value of the consideration received (value of Panacos at Phase IA), the merger produces an expected increase of 4.7% in the value to the VITEX stockholders.

Consideration Paid vs. Received – Based on Binomial Analysis of Current Stock Price

	($ in thousands)
	Consideration Paid			Consideration Received
Current Price	Low		High	Low		High
(1 week average): $1.04

Value Range	$33,900	-	$68,800	$40,000	-	$53,000
Mean Present Value	—	-	$44,400	—	-	$46,500
% Expected Value Increase / (Decrease)	—	-	—	—	-	4.7%

Under the constant share price method, Houlihan Lokey determined a range of values for the shares issued at closing and at the future milestones based upon the 1-month volume weighted average share prices. In each case, the consideration paid was compared to the consideration received i.e. the midpoint of the EV range established in Houlihan Lokey’s valuation of Panacos at closing to evaluate whether the consideration received was greater than the consideration paid.

Consideration Paid vs. Received – Based on Constant Share Prices

	(Consideration in thousands)
	Stock Price	Consideration Paid Mean Present Value	Consideration Received Mean Present Value	Percentage Increase/ Decrease
1 Month Average	$1.15	$45,800	$46,500	1.5%

Consideration Paid after Phase IIA – Because the contingent share payments are intended to share risk between VITEX and Panacos shareholders, Houlihan Lokey analyzed the consideration paid after the contingent milestones – successful completion of phases IA, IB, and IIA – have been resolved. This analyses considered the probability weighted average of several scenarios: (i) Panacos achieves the Phase IIA milestone, is valued at the high end of the EV range as indicated in Valuation of Panacos after Contingent Payments, and all contingent shares are issued, (ii) Panacos achieves the Phase IIA milestone, is valued at the low end of the EV range as indicated in Valuation of Panacos after Contingent Payments, and all contingent shares are issued, (iii) Panacos’ technology fails at the end of Phase IIA, has minimal residual value, and the third contingent payment is not issued, and (iv) Panacos technology fails at the end of Phase IB, has minimal residual value, and the second and third contingent payments are not issued. The probabilities provided by the Consulting Firm were the basis for weighting scenarios. The impact on VITEX shareholders was made by comparing (x) the value of VITEX on a stand stand-alone basis to (y) the value of current VITEX stockholders’ post-merger equity interest in the combined company, based on a weighted average of the Panacos scenarios. Based on management’s view that there would likely be no significant news or milestones achieved until the completion of the INACTINE Phase III clinical trial which will likely not take place until after the expected completion of PA-457 IIA trials, the EV of VITEX on a stand-alone basis is calculated using the 30 day volume weighted average stock price. The EV is computed as the sum of the value of the companies’ operations, technology, and cash. This analysis shows that after Phase IIA, the merger produces an expected increase of 7.1% in the value to the VITEX stockholders.

Impact of Merger on Shareholder Profile

As part of Houlihan Lokey’s analysis it also considered the impact of the merger on the shareholder profile of VITEX, specifically that of the largest shareholder, Ampersand Ventures. Prior to the closing of the merger, Ampersand owns 17.1% of VITEX and 29.1% of Panacos on a fully diluted basis. Based on a weighted outcomes basis, Ampersand will own 22.3% of the combined company post-merger.

Illustrative - Pre- and Post-Merger Ownership

(Weighted Average of All Scenarios)

	Comparison at end of Phase IIA (weighted outcomes basis)
	Assuming No Merger			Assuming Merger
	Number of Shares	% Ownership		% Ownership
Amspersand Ventures’ Ownership
VITEX	9,289,478	17.1%
Panacos	11,255,023	29.1	%(1)
Total				22.3%

(1)	on a fully diluted basis

Fee Arrangement

VITEX agreed to pay Houlihan Lokey a fee of $250,000 in connection with rendering its fairness opinion and $25,000 for the bring down analysis. VITEX also agreed to reimburse Houlihan Lokey for its reasonable out-of-pocket expenses incurred in performing its services. In addition, VITEX has agreed to indemnify Houlihan Lokey and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Houlihan Lokey or any of its affiliates against liabilities and expenses related to or arising out of Houlihan Lokey’s engagement and any related transactions, excluding in cases of gross negligence, bad faith, willful misfeasance, or reckless disregard of its obligations or duties.

Miscellaneous

Houlihan Lokey is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The unaffiliated members of VITEX’s board of directors selected Houlihan Lokey because of its expertise, reputation and familiarity with VITEX and the pharmaceutical and biotechnology industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

In the ordinary course of its business, Houlihan Lokey may actively trade in the debt or equity securities of VITEX for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

VITEX notes that in the past Houlihan Lokey provided a fairness opinion to the board of directors of VITEX in connection with the sale of VITEX’s Plasma Operations.

Factors Considered by, and Recommendation of, the Panacos Board

Panacos’ board of directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Panacos and its stockholders. Accordingly, Panacos’ board has approved the merger agreement and the consummation of the merger and recommends that you vote FOR approval of the merger agreement and the merger. In reaching its decision, Panacos’ board of directors consulted with management of Panacos and with its financial and legal advisors, and considered the following material factors:

•	The combination of the public company infrastructure of VITEX with Panacos’ product pipeline. The combined entity would be able to take advantage of the potential benefits resulting from the combination of VITEX’s more established infrastructure and the products developed by Panacos, including PA-457.

•	Access to public capital and liquidity. As a private company, Panacos had not been able to offer its stockholders liquidity for their shares. Receipt of publicly traded securities in the merger would allow stockholders greater liquidity in their investments.

•	Experienced management. Management of VITEX had more experience in the areas of product commercialization, which Panacos’ management did not.

In the course of deliberations, the Panacos board reviewed with Panacos management and its legal and financial advisors a number of additional factors relevant to the merger, including the following:

•	historical information concerning VITEX’s and Panacos’ respective businesses, financial performance and condition, operations, management and competitive position, including results of operations during the most recent fiscal year and fiscal quarter for each company,

•	Panacos management’s view of the financial condition, results of operations and businesses of VITEX and Panacos before and after giving effect to the merger based on management due diligence,

•	current financial market conditions and historical market prices, volatility and trading information with respect to VITEX common stock,

•	the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to the parties’ respective obligations, and the expected tax-free treatment to Panacos’ stockholders,

•	Panacos management’s view as to the potential for other third parties to enter into strategic relationships with or to acquire Panacos, and

•	the impact of the merger on Panacos’ employees.

Panacos’ board of directors also considered various alternatives to the merger, including remaining as an independent company and seeking other strategic partners. Panacos’ board of directors believed that these factors, including its review of the terms of the merger agreement, supported the board’s recommendation of the merger, when viewed together with the risks and potential benefits of the merger.

Panacos’ board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

•	the risk that the potential benefits sought in the merger might not be fully realized,

•	the possibility that the merger might not be completed and the potential adverse effect of the public announcement of the merger on Panacos’ ability to raise additional capital to fund operations,

•	the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company, and

•	the other risks described under “Risk Factors” beginning on page I-15 of this Joint Proxy Statement - Prospectus.

Panacos’ board of directors believed that these risks were outweighed by the potential benefits of the merger. The foregoing discussion is not exhaustive of all factors considered by Panacos’ board of directors. Each member of Panacos’ board may have considered different factors, and Panacos’ board evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

RECOMMENDATION OF PANACOS’ BOARD OF DIRECTORS

After careful consideration, your board of directors has unanimously determined the merger to be fair to you and in your best interests and declared the merger advisable. Panacos’ board of directors approved the merger agreement and unanimously recommends your adoption of the merger agreement. In considering the recommendation of the Panacos board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Panacos have certain interests in the merger that are different from, or are in addition to, the interests of Panacos stockholders generally.

Accounting Treatment

The merger will be accounted for by VITEX under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by VITEX in connection with the merger, together with the direct costs of acquisition, will be allocated to Panacos’ tangible and intangible assets and liabilities based on their fair market values. The contingent purchase consideration resulting from the common stock issued to the Panacos stockholders upon the achievement of one or both milestones will be reflected as additional purchase price, valued and recorded based on the market value of VITEX’s common stock on those dates. The results of operations of Panacos will be consolidated into the results of operations of VITEX as of the effective date of the merger. The stock options issued to the former holders of options to purchase Panacos common stock, including the contingent common stock issued upon the achievement of one or both milestones, will be treated as variable awards, subject to remeasurement of compensation costs until all milestones are achieved or expire.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions discussed below and the tax consequences of the merger. This discussion does not address all aspects of federal income taxation that may be relevant to a stockholder in light of the stockholder’s particular circumstances or to those Panacos stockholders subject to special rules, such as:

•	stockholders who are not citizens or residents of the U.S. (including expatriates) and persons that have a functional currency other than the U.S. dollar,

•	banks, insurance companies and other financial institutions,

•	tax-exempt organizations,

•	dealers in securities,

•	stockholders who acquired their Panacos stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation,

•	stockholders who are subject to the alternative minimum tax, or

•	stockholders who hold their Panacos stock as part of a straddle or as part of a hedging, conversion or other risk reduction transaction.

This discussion assumes that Panacos stockholders hold their respective shares of Panacos stock as capital assets within the meaning of Section 1221 of the Code.

This discussion does not address the tax consequences of:

•	transactions effectuated before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which Panacos stock is acquired or VITEX stock is disposed of,

•	the receipt of VITEX stock or cash other than in exchange for Panacos stock,

•	the merger under state, local or foreign laws,

•	the exercise of appraisal or dissenters rights, or

•	the tax consequences to holders of Panacos stock options that are assumed, exercised or converted, as the case may be, in connection with the merger.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to VITEX, and Cooley Godward LLP, counsel to Panacos, have each delivered an opinion that the description of the federal income tax consequences of the merger contained in this section fairly and accurately summarizes the material federal income tax consequences of the merger. These tax opinions, which are attached as Exhibits 8.1 and 8.2 to the Registration Statement in which this Joint Proxy Statement - Prospectus is included, are based on certain assumptions and subject to certain limitations and qualifications, including the assumptions that the merger will be consummated as described in this Joint Proxy Statement - Prospectus and the merger agreement and that the factual representations contained in letters delivered to counsel by VITEX and Panacos in connection with the tax opinions are true, correct and complete as of the date of the tax opinions and will remain true, correct and complete through the effective time of the merger. An opinion of counsel only represents counsel’s best judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues. Neither VITEX nor Panacos has requested or will request a ruling from the IRS with regard to any of the federal income tax consequences of the merger.

It is a condition to the obligations of Panacos and VITEX to complete the merger that each receive a legal opinion from its counsel that the merger constitutes a tax-free reorganization, within the meaning of Section 368 of the Code, for federal income tax purposes. These legal opinions will assume the absence of certain changes in the existing facts and may rely on assumptions, representations and covenants made by Panacos, VITEX and others similar to those set forth above with respect to the tax opinions attached as Exhibits 8.1 and 8.2 to the Registration Statement.

Assuming that the merger will be treated as a reorganization within the meaning of Section 368 of the Code, and subject to the qualifications and limitations referred to herein, the following U.S. federal income tax consequences will result:

U.S. Federal Income Tax Consequences to VITEX Stockholders. Holders of VITEX stock will not recognize any gain or loss for federal income tax purposes as a result of the merger.

U.S. Federal Income Tax Consequences to Panacos Stockholders. Except as provided below, holders of shares of Panacos stock will (1) not recognize any gain or loss for federal income tax purposes by reason of the exchange of their shares of Panacos stock for VITEX stock in the merger and (2) have a tax basis in the VITEX stock received in the merger equal to the tax basis of the Panacos stock surrendered in the merger less any tax basis of the Panacos stock surrendered that is allocable to a fractional share of VITEX common stock for which cash is received. The Panacos stockholders’ holding period with respect to the VITEX stock received in the merger will include the holding period of the Panacos stock surrendered in the merger.

To the extent that a holder of shares of Panacos stock receives cash instead of a fractional share of VITEX common stock, the holder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder’s shares of Panacos common stock allocable to such fractional share of VITEX common stock. This gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the share of Panacos stock exchanged for the fractional share of VITEX common stock was held for more than one year at the effective time of the merger.

In the event the Panacos stockholders receive additional shares of VITEX common stock after the effective time of the merger, a portion of such shares may be deemed to be interest income. The interest amount will equal the excess of the value of the additional VITEX common stock received over its present value at the effective time of the merger, calculated using the applicable federal rate as the discount rate. The applicable federal rate is a rate reflecting an average of market yields on Treasury debt obligations for different ranges of maturities that is published monthly by the Internal Revenue Service. Any amount treated as interest will be ordinary income.

In the event that shares of VITEX common stock are returned to VITEX in satisfaction of claims made against the escrow fund, a Panacos stockholder may recognize gain (or loss) on such stockholder’s allocable portion of such shares. The amount of gain (or loss) recognized by a Panacos stockholder would be equal to the amount by which the value of the stockholder’s portion of such shares at the time they are distributed to VITEX exceeds (or is less than) the tax basis of the Panacos stockholder in the stockholder’s portion of such shares.

If any shares of VITEX common stock are determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Panacos shares surrendered, the fair market value of such shares of VITEX common stock generally would be taxable as ordinary income upon receipt. In addition, to the extent that a Panacos stockholder is treated as receiving, directly or indirectly, consideration other than VITEX common stock in exchange for such holder’s Panacos stock, gain or loss would have to be recognized.

U.S. Federal Income Tax Consequences to Panacos and VITEX. Neither VITEX nor Panacos will recognize gain or loss for federal income tax purposes as a result by reason of the merger.

The transaction may result in a limitation on the utilization of each company’s loss carryforwards that exist prior to the transaction. Internal Revenue Code Section 382 provides a limit on the use of a company’s loss carryforwards if the company undergoes a change in ownership. A change in ownership for this purpose is defined generally as a more than fifty percent change in a company’s stock ownership over a three year period ending with the date of the change.

Reporting Requirements. Each Panacos stockholder that receives VITEX common stock in the merger will be required to file a statement with his, her or its U.S. federal income tax return setting forth his, her or its basis in the Panacos stock surrendered and the fair market value of the VITEX common stock and cash, if any, received in the merger, and to retain permanent records of these facts relating to the transaction.

Backup Withholding. Certain non-corporate holders of Panacos stock may be subject to backup withholding, currently at a 28% rate, on cash payments received in the merger. Backup withholding generally will not apply, however, to a holder of Panacos stock who:

•	furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 (or successor form) included in the letter of transmittal to be delivered to the holders of Panacos stock following the consummation of the merger;

•	provides a certification of foreign status on Internal Revenue Service Form W-8BEN or a successor form; or

•	is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the holder furnishes the required information to the Internal Revenue Service.

WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, WE DO NOT ADDRESS TAX

CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Regulatory Approvals

Neither VITEX nor Panacos is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, except for the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 registering the merger shares and of this Joint Proxy Statement - Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Appraisal Rights

Holders of VITEX common stock are not entitled to dissenters’ appraisal rights under Delaware law in connection with the merger. Holders of Panacos stock do have dissenters’ appraisal rights under Delaware law in connection with the merger. In order to validly exercise their dissenters’ appraisal rights under Delaware law, Panacos stockholders shall (1) file written notice with Panacos prior to the Panacos special meeting of the stockholder’s intent to demand payment for fair value for such holder’s shares and (2) not vote such shares in favor of adoption of the merger, as more fully described in “The Merger Agreement—Appraisal Rights.” See “Chapter Five—Comparison of Stockholder Rights—Appraisal Rights”.

Federal Securities Laws Consequences

This Joint Proxy Statement—Prospectus does not cover any resales of the VITEX common stock to be received by the stockholders of Panacos upon completion of the merger, and no person is authorized to make any use of this Joint Proxy Statement—Prospectus in connection with any such resale.

All shares of VITEX common stock received by Panacos stockholders in the merger will be freely transferable, except as described in this paragraph. Shares of VITEX common stock received by persons who are deemed to be “affiliates” of Panacos under the Securities Act of 1933, as amended, at the time of the Panacos meeting may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of Panacos for such purposes generally include individuals or entities that control, are controlled by or are under common control with Panacos and include directors and executive officers of Panacos. VITEX has agreed to file a registration statement following the merger to permit such shares to be resold by affiliates without restriction, subject to lock-up agreements as described in the merger agreement. In addition, some affiliates of Panacos have agreed, in the event of a financing conducted by VITEX following the date of the merger agreement that is approved by the Panacos stockholders, to enter into a lock-up agreement on customary terms relating to the VITEX shares that they receive in the merger.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

VITEX common stock began trading on the Nasdaq National Market under the symbol “VITX” on June 11, 1998. The following table shows, for the periods indicated, the high and low sales prices per share of VITEX common stock, as reported on the Nasdaq National Market.

	VITEX Common Stock
	High	Low
2001
First Quarter	$7.38	$4.38
Second Quarter	$12.85	$6.40
Third Quarter	$11.45	$4.62
Fourth Quarter	$9.55	$5.20

2002
First Quarter	$7.35	$4.80
Second Quarter	$6.00	$2.39
Third Quarter	$4.25	$0.70
Fourth Quarter	$1.50	$0.40

2003
First Quarter	$1.20	$0.55
Second Quarter	$3.98	$0.70
Third Quarter	$3.32	$1.86
Fourth Quarter	$3.10	$0.55

2004
First Quarter	$1.78	$0.95
Second Quarter (through July 6, 2004)	$1.55	$1.00

As of July 6, 2004, VITEX had 118 shareholders of record.

On June 2, 2004, the last full trading day before VITEX issued a press release announcing the merger agreement, the closing price of VITEX Common Stock as reported on the Nasdaq National Market was $1.08 per share. On July 2, 2004, the most recent practicable date prior to the date of this Joint Proxy Statement - Prospectus, the closing price as reported on the Nasdaq National Market was $1.10 per share.

Because the market price of VITEX common stock is subject to fluctuation, the market value of the shares of VITEX common stock that holders of Panacos common and preferred stock will receive in the merger may increase or decrease. Panacos stockholders are urged to obtain a current market quotation for VITEX common stock.

VITEX and Panacos have never paid cash dividends. If the merger is not consummated, the board of directors of Panacos presently intends to continue a policy of retaining all earnings to finance the expansion of its business. Following the merger, it is expected that the board of directors of VITEX will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in the business of the combined companies.

Panacos common stock and preferred stock are not traded in any public market.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements combine the historical consolidated balance sheets and statements of operations of VITEX and Panacos giving effect to the merger using the purchase method of accounting.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of VITEX for the fiscal year ended December 27, 2003 and the unaudited consolidated financial statements of VITEX as of and for the fiscal quarter ended March 27, 2004 and from the audited financial statements of Panacos for the year ended December 31, 2003 and from the unaudited financial statements of Panacos as of and for the quarter ended March 31, 2004.

The unaudited pro forma condensed combined consolidated financial information is only a summary and you should read it in conjunction with VITEX’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the fiscal year ended December 27, 2003, and its quarterly report on Form 10-Q for the fiscal quarter ended March 27, 2004, incorporated by reference in and accompanying this Joint Proxy Statement - Prospectus, and Panacos’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and separate historical financial statements and notes thereto for the year ended December 31, 2003 and the fiscal quarter ended March 31, 2004 included in this Joint Proxy Statement - Prospectus. See “Chapter Eight—Additional Information for Stockholders—Where Can You Find More Information.”

The unaudited pro forma condensed combined balance sheet as of March 27, 2004 gives effect to VITEX’s merger with Panacos as if the transaction had occurred on that date. The pro forma condensed combined balance sheet is based on the historical balance sheet of VITEX as of March 27, 2004 and the historical balance sheet of Panacos as of March 31, 2004. The unaudited pro forma condensed combined statements of operations for the fiscal quarter ended March 27, 2004 and the fiscal year ended December 27, 2003 give effect to VITEX’s merger with Panacos as if it had occurred on December 29, 2002 (the first day of the fiscal year 2003 for VITEX). The pro forma statement of operations for the fiscal quarter ended March 27, 2004 is based on historical results of operations of VITEX for the fiscal quarter ended March 27, 2004 and the historical results of operations of Panacos for the fiscal quarter ended March 31, 2004. The pro forma statement of operations for the fiscal year ended December 27, 2003 is based on historical results of operations of VITEX for the fiscal year ended December 27, 2003 and the historical results of operations of Panacos for the year ended December 31, 2003.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets to be acquired in connection with the merger, based on their estimated fair values. A preliminary valuation was conducted to determine the fair values of these assets. This preliminary valuation and purchase price allocation is the basis of the estimates of fair value reflected in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined consolidated financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed combined consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of March 27, 2004 (In thousands)

	Historical VITEX	Historical Panacos	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$13,390	$7,865	$—		$21,255
Restricted cash	639	—	—		639
Other receivables, net	36	77	—		113
Prepaid expenses and other current assets	557	145	—		702

Total current assets	14,622	8,087	—		22,709
Property and equipment, net	2,936	359	—		3,295
Restricted cash	—	125	—		125
Intangible assets, net	2,658	—	1,500	(4a)	4,158
Goodwill	398	—	—		398
Other assets, net	—	60	—		60

Total assets	$20,614	$8,631	$1,500		$30,745

LIABILITIES, REDEEMABLE PREFERRED STOCK AND WARRANTS, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,790	$1,128	$1,500	(4b)	$4,418
Current portion of capital lease obligation	—	7	—		7
Current portion of notes payable, net	—	169	—		169
Current portion of deferred revenue	153	—	—		153
Current portion of advances	1,088	—	—		1,088

Total current liabilities	3,031	1,304	1,500		5,835
Advances	1,097	—	—		1,097
Deferred revenue	763	—	—		763
Capital lease obligation, less current portion	—	10	—		10
Notes payable less current portion, net	—	108	—		108
Deferred rent	—	67	—		67

Total liabilities	4,891	1,489	1,500		7,880

Redeemable preferred stock and warrants:
Warrants to purchase redeemable convertible Series B preferred stock	—	22	(22	)(4c)	—
Redeemable convertible Series B preferred stock	—	10,090	(10,090	)(4c)	—
Redeemable convertible Series C preferred stock	—	12,109	(12,109	)(4c)	—

Total redeemable preferred stock and warrants	—	22,221	(22,221)		—

Stockholders’ equity (deficit):
Preferred stock	—	1	(1	)(4c)	—
Common stock	580	6	244	(4c)(4d)	830
Additional paid-in-capital	174,220	—	31,227	(4e)	205,447
Deferred stock compensation	(417)	—	(1,971	)(4h)	(2,388)
Treasury stock	(3,743)	—	—		(3,743)
Accumulated deficit	(154,917)	(15,086)	(7,278	)(4c)(4f)	(177,281)

Total stockholders’ equity (deficit)	15,723	(15,079)	22,221		22,865

Total liabilities, redeemable preferred stock and warrants, and stockholders’ equity	$20,614	$8,631	$1,500		$30,745

See accompanying notes to unaudited condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Fiscal Quarter Ended March 27, 2004

(In thousands, except for per share data)

	Historical VITEX	Historical Panacos	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Research funding	$129	$224	$—		$353

Costs and expenses:
Research and development costs	2,561	1,499	142	(4g)(4i)	4,202
General and administrative expenses	1,263	401	47	(4i)	1,711

Total costs and expenses	3,824	1,900	189		5,913

Loss from operations	(3,695)	(1,676)	(189)		(5,560)

Interest expense, net	(35)	(118)	—		(153)

Net loss	$(3,730)	$(1,794)	$(189)		$(5,713)

Basic and diluted net loss per share	$(0.08)				$(0.08)

Weighted average shares used in calculation of basic and diluted net loss per share	47,727		25,000	(5)	72,727

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Fiscal Year Ended December 27, 2003

(In thousands, except for per share data)

	Historical VITEX	Historical Panacos	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Research funding	$716	$1,078	$—		$1,794

Costs and expenses:
Research and development costs	18,508	4,459	567	(4g)(4i)	23,534
General and administrative expenses	4,334	950	343	(4i)	5,627

Total costs and expenses	22,842	5,409	910		29,161

Loss from operations	(22,126)	(4,331)	(910)		(27,367)

Interest expense, net	(227)	(177)	—		(404)

Net loss	$(22,353)	$(4,508)	$(910)		$(27,771)

Basic and diluted net loss per share	$(0.67)				$(0.48)

Weighted average shares used in calculation of basic and diluted net loss per share	33,360		25,000	(5)	58,360

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

1) Description of Transaction and Basis of Pro Forma Presentation

On June 2, 2004, VITEX and Panacos entered into a merger agreement in a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. Under the terms of the agreement, VITEX will issue 25 million shares of its common stock for each of Panacos’ outstanding share of preferred stock and common stock. Based on the outstanding shares of Panacos capital stock on June 2, 2004, each share of Panacos preferred stock and common stock will be exchanged for approximately 0.74 shares of VITEX common stock. The final exact exchange ratio cannot be determined at this time because the number of outstanding shares of Panacos may change prior to the merger. The ratio at the close of the merger will be based on the 25 million shares of VITEX common stock as a percentage of the then outstanding Panacos preferred and common stock.

In addition, each Panacos stock option and warrant to that is outstanding on the closing date will be converted to VITEX options and warrants by multiplying the Panacos options and warrants by the same ratio described above. The new exercise price will also be determined by multiplying the old exercise price by the same ratio. Each of these options and warrants will be subject to the same terms and conditions that were in effect for the related Panacos options, except that the new options have contingent rights as described below and accelerated vesting terms.

Upon achieving the first of two scientific milestones relating to PA-457, 5 million additional shares of VITEX common stock will be issued to Panacos shareholders existing as of the merger date. Additionally, Panacos stock option holders who received VITEX stock options in exchange for Panacos stock options at the merger date will have the right to accelerate the vesting and also to receive additional shares of VITEX stock upon exercise of their options. The aggregate maximum of additional shares issuable to these stock option holders upon exercise of their options after achievement of the first milestone is approximately 0.7 million. Upon achieving the second scientific milestone, 15 million additional shares of VITEX common stock will be issued to Panacos shareholders existing as of the merger date. Additionally, Panacos stock option holders who received VITEX stock options in exchange for Panacos stock options at the merger date will have the right to accelerate the vesting and also to receive additional shares of VITEX stock upon exercise of their options. The aggregate maximum of additional shares issuable to these stock option holders upon exercise of their options after achievement of the second milestone is approximately 2.1 million.

Finally, if the aggregate value of the 25 million shares issued to the Panacos stockholders at the close of the merger, together with the contingent 5 million shares issued as of the date of the first milestone, if achieved, does not equal at least $30 million, VITEX will be obligated to issue an additional number of shares in order that the aggregate value does equal $30 million.

(2) Preliminary Purchase Price

The unaudited pro forma condensed combined consolidated financial statements reflect the merger of Panacos with VITEX in exchange for 25 million shares of VITEX and the issuance of stock options and warrants. The fair value of VITEX common stock was valued using the average closing price on NASDAQ of $1.12 per share for the two days prior to through the two days subsequent to the merger announcement date of June 3, 2004. The fair value of the VITEX stock options issued was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $1.12, which is the value ascribed to the VITEX shares in determining the purchase price; volatility of 60% -78%; risk-free interest rate of 1.12%-3.59%; and an expected life of 0.3 years-4.0 years. The estimated purchase price is summarized as follows (in thousands):

Fair value of VITEX common stock to be issued in exchange for all outstanding shares of Panacos	$28,050
Fair value of total VITEX stock options to be issued in exchange for all outstanding stock options of Panacos	3,402
Fair value of VITEX warrants to be issued in exchange for all outstanding warrants of Panacos	25
Estimated merger costs	1,500

$32,977
Less: Amount related to unvested stock options allocated to deferred compensation, based on implicit value of unvested Vitex stock options to be issued in exchange for Panacos unvested outstanding stock options	(1,971)

Total estimated purchase price	$31,006

The preliminary purchase price does not reflect the value of potential additional consideration to be issued to former Panacos shareholders as described in Note 1 above. The contingent purchase consideration of additional common stock issued to the Panacos stockholders upon the achievement of one or both milestones will be reflected as additional purchase price, valued and recorded based on the market value of Vitex’s common stock on those dates. Based on the fair value of VITEX stock of $1.12 as of the merger agreement date, additional purchase price consideration of approximately $22.4 million would be recorded, if the milestones described in Note 1 above were achieved. VITEX expects that a majority of the purchase price consideration would be expensed immediately as in-process research and development. However, any final charge is dependent upon the successful completion of the milestones and the price of VITEX’s stock at those future dates.

In addition, the preliminary purchase price and preliminary purchase price allocation of deferred compensation does not reflect the value of the contingent common stock of up to 2.8 million shares to be issued to the former holders of options to purchase Panacos common stock upon the achievement of one or both milestones, if such stock options are exercised after a milestone. The stock options issued to the former holders of options to purchase Panacos common stock, including the contingent common stock issued upon the achievement of one or both milestones, will be treated as variable awards, subject to remeasurement of compensation costs until all milestones are achieved or expire. Based on the fair value of VITEX stock of $1.12 as of the merger agreement date, an additional compensation charge of approximately $3.1 million would be recorded, if the milestones described in Note 1 above were achieved. However, any final charge is dependent upon the successful completion of the milestones and the price of VITEX’s stock at those future dates.

(3) Preliminary Purchase Price Allocation

Based upon the estimated purchase price, the preliminary purchase price allocation, which is subject to change based on VITEX’s final analysis, is as follows (in thousands):

Estimated fair value of In-process research and development costs	$22,364
Estimated fair value of intangible assets -workforce	1,500
Tangible assets acquired, including $7,865 in cash and cash equivalents	8,631
Liabilities assumed	(1,489)

Net assets acquired	$31,006

The final determination of the purchase price allocation will be based on the fair values of the assets, including the fair value of in-process research and development and other intangibles, and the fair value of liabilities assumed at the date of the closing of the merger. The purchase price will remain preliminary until VITEX is able to finalize its valuation of significant intangible assets acquired, including in-process research and development, and adjust the fair value of the other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after the date of the closing of the merger. Once the merger is complete, the final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in these unaudited pro forma condensed consolidated financial statements and related notes.

The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. Accordingly, the in-process research and development primarily represents the estimated fair value of PA-457, a Panacos drug currently in Phase I clinical trials. The value above of the purchased in-process research and development from the proposed merger was determined by an independent valuation expert by estimating the projected net cash flows related to such products based upon management’s estimates of future revenues and operating profits to be earned upon commercialization of the products. These cash flows were discounted back to their net present value and were then adjusted by a probability of success factor. In process research and development will be expensed immediately following the consummation of the merger.

The estimated fair value of attributed to workforce was determined based on the estimated cost to recruit, hire, and train the Panacos employees.

(4) Pro Forma Adjustments

(a) To record identifiable intangible assets resulting from the proposed merger (see Note 3).

(b) To record estimated transaction expenses associated with the merger (see Note 2).

(c) To eliminate Panacos’ historical redeemable convertible preferred stock and warrants and stockholders’ equity accounts.

(d) To record the $0.01 par value per share of the 25 million shares of VITEX common stock to be issued upon the closing (see Note 1).

(e) To record the fair value of the VITEX common stock, stock options and warrants issued upon the closing of the merger (see Note 1), less the amount of par value from the issuance of the 25 million shares upon the closing (see Note 4d) .

(f) To reflect the $22,364,000 charge for acquired in-process research and development technology (see Note 3).

(g) To reflect amortization of acquired identifiable intangible assets resulting from the proposed merger, based on an estimated five-year life and using straight-line amortization. For the fiscal quarter ended March 27, 2004 and the fiscal year ended December 27, 2003, amortization expense was $75,000 and $300,000, respectively (see Note 3).

(h) To record the deferred stock compensation related to unvested VITEX stock options that will be issued to Panacos option holders in exchange for Panacos stock options upon consummation of the merger (see Note 2).

(i ) To record amortization of deferred stock compensation associated with unvested VITEX stock options issued in exchange for Panacos stock options in the proposed merger. Amortization is recorded over the average remaining vesting period of these options. The amortization expense has been recorded in the expense category associated with the payroll classification of the grantee. For the fiscal quarter ended March 27, 2004, $67,000 was recorded to research and development costs and $47,000 was recorded to general and administrative expenses. For the fiscal year ended December 27, 2003, $267,000 was recorded to research and development costs and $343,000 was recorded to general and administrative expenses. Unvested VITEX stock options issued in exchange for Panacos stock options at the consummation of the merger are entitled to accelerated vesting based on certain events. At each of those dates, VITEX will recognize remaining unamortized deferred stock compensation relating to those options immediately as an operating expense.

(5) Net Loss Per Common Share Data

Shares used to calculate unaudited pro forma combined net loss per basic and diluted share were computed by adding 25 million shares assumed to be issued at the close of the merger as consideration paid. As the pro forma condensed combined consolidated statement of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same. The weighted average shares excludes any impact from the potential issuance of additional shares of VITEX common stock to Panacos stockholders and stock option holders upon the achievement of certain clinical milestones and other contingencies as disclosed in Note 1.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the Panacos Board and of the VITEX Board with respect to the merger agreement, stockholders should be aware that certain members of the management and Board of Directors of Panacos, and certain members of the Board of Directors of VITEX have interests in the merger that may be different from, or in addition to, the interests of the other stockholders generally.

Board of Directors and Management

VITEX has agreed that, as of the closing of the merger, it will cause Dr. Ackerman, the Chairman of the Board and Interim Chief Executive Officer of Panacos and the Chairman of the Board of VITEX, to become the Chief Executive Officer of VITEX. Dr. Ackerman will own options to acquire Panacos common stock representing 1% of the outstanding capital stock of Panacos at the effective time. For information about the benefits received by VITEX directors, see “Chapter Three—Other Information Regarding VITEX—Management —Compensation of Directors.”

Dr. Ackerman is a stockholder, director, and pursuant to a consulting arrangement, the Chief Scientific Officer of VITEX and a director, executive officer and holder of options to purchase stock of Panacos. In addition, Dr. Herbert Hooper is a director of Panacos and a General Partner of Ampersand Ventures. Dr. Hooper participated in the negotiation and each of Drs. Ackerman and Hooper participated in the approval of the terms of the merger on behalf of Panacos, following disclosure of all material facts regarding the respective interests (or potential interests) in the merger of Dr. Ackerman and Dr. Hooper.

Ampersand Ventures

Ampersand Ventures owns approximately 33% of the Panacos common stock on an as converted to common stock basis. See “Chapter Four—Other Information Regarding Panacos—Principal Stockholders of Panacos.” In addition, it owns approximately 17% of the issued and outstanding common stock of VITEX as of July 6, 2004. Accordingly, Ampersand Ventures has an interest in the merger as a VITEX stockholder as well as a Panacos stockholder. After the closing of the merger as contemplated hereby, based on the estimated exchange ratio, Ampersand Ventures will own approximately 22% of the common stock of VITEX. If VITEX issues 20 million additional shares to Panacos stockholders in connection with the achievement of the milestone events, then, assuming no other changes in the outstanding capital stock of VITEX, Ampersand Ventures will own approximately 24% of the common stock of VITEX. In addition, certain individuals affiliated with Ampersand Ventures who are VITEX directors will hold options to acquire shares of VITEX common stock and may receive additional options to acquire VITEX common stock in the future.

Under the merger agreement, VITEX has agreed to cause Dr. Herbert H. Hooper, a General Partner of Ampersand and a current director of Panacos, to be appointed to the VITEX Board. In addition, one of VITEX’s existing directors, Dr. Richard A. Charpie, is the Managing General Partner of Ampersand.

Indemnification; Directors’ and Officers’ Insurance

For one year after the closing, VITEX has agreed to indemnify, to the extent provided under Panacos’ certificate of incorporation and by-laws in effect prior to closing, the individuals who on or before the closing were officers, directors and employees of Panacos or its subsidiaries with respect to all acts or omissions before the closing by these individuals in these capacities. VITEX has further agreed to cause Panacos to honor all its existing indemnification agreements, including under Panacos’ by-laws, prior to closing.

Incentive Compensation and Stock Ownership Plans

At the effective time, each outstanding option granted by Panacos to purchase shares of Panacos common stock will be assumed by VITEX and will, after the effective time, constitute an option to acquire, on the same terms and conditions as applied to the Panacos stock option prior to the effective time, the number, rounded down to the nearest whole number, of shares of VITEX common stock determined by multiplying:

•	the number of shares of Panacos common stock subject to the option immediately before the effective time by

•	the exchange ratio.

The exercise price of each of these options will be a price per share of VITEX common stock, rounded up to the nearest cent, equal to:

•	the per share exercise price for Panacos common stock that otherwise could have been purchased under the Panacos stock option divided by

•	the exchange ratio.

Further, each Panacos stock option will entitle the holder to receive additional VITEX shares contingent on the achievement of the milestones described under “The Merger Agreement—Merger Consideration.” The number of contingent VITEX shares will be based on the same cumulative exchange ratio as is applicable to the Panacos stockholders, reflecting VITEX shares issued to them from the effective date through completion of the milestones. In addition, unvested Panacos stock options will be entitled to partial accelerated vesting at the effective time of the merger, and additional accelerated vesting upon the successful completion of milestones in accordance with the vesting schedule included as Schedule 5.5(b) to the merger agreement.

THE MERGER AGREEMENT

The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A.

Structure of the Merger

Under the merger agreement, Panacos will merge into VITEX so that VITEX becomes the surviving corporation.

Timing of Closing

The closing will occur within two business days after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived, unless VITEX and Panacos agree to a different date. VITEX expects that, immediately upon the closing of the merger, the parties will file a merger certificate with the Secretary of State of Delaware, at which time the merger will be effective.

Merger Consideration

The merger agreement provides that each share of Panacos capital stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive a pro rata share of an aggregate of 25 million shares of VITEX common stock. As of the date of the merger agreement, based on this number of shares to be issued, each holder of Panacos common and preferred stock would have been entitled to receive 0.74226 of a share of VITEX common stock for each share of Panacos common and preferred stock held. However, this exchange ratio will change prior to the effective date of the merger based on the numbers of shares of Panacos common and preferred stock outstanding at the effective time.

Upon the achievement of milestone events relating to PA-457 as described below, the following additional shares of VITEX common stock will be issued to stockholders of Panacos who held shares as of the effective time:

•	5,000,000 additional shares of VITEX common stock upon the achievement of the primary endpoint of a dose-escalation study in healthy subjects designed to evaluate the safety, tolerability and pharmacokinetics of PA-457;

•	15,000,000 additional shares of VITEX common stock upon the achievement of the primary endpoint of a study in HIV-1 infected subjects designed to evaluate the antiviral activity, safety, tolerability and pharmacokinetics of PA-457.

In addition, if the aggregate value of the shares of VITEX common stock delivered to the stockholders of Panacos at the effective time and described under the first bullet in the paragraph above is less than $30,000,000, then VITEX will be required to issue additional shares of VITEX common stock to the Panacos stockholders, on a pro rata basis, such that the aggregate value will equal $30,000,000. The issuance of any additional shares under this paragraph is conditioned upon there having been shares of VITEX common stock issued pursuant to the first bullet in the paragraph above.

Treatment of Panacos Stock Options and Warrants

At the effective time, each outstanding option granted by Panacos to purchase shares of Panacos common stock and each outstanding warrant issued by Panacos to purchase shares of Panacos preferred stock will be converted into an option or warrant, as applicable, to acquire VITEX common stock or preferred stock, as applicable, having the same terms and conditions as the Panacos stock option or warrant had before the effective time. The number of shares that the new VITEX option or warrant will be exercisable for and the exercise price of the new VITEX option or warrant will reflect the exchange ratio in the merger.

Further, each holder of Panacos stock options will entitle the holder to receive additional VITEX shares contingent on the achievement of the milestones described above. The number of contingent VITEX shares will be based on the same cumulative exchange ratio as is applicable to the Panacos stockholders reflecting the VITEX shares issued to them from the effective date through completion of the milestone. If the two milestone events are achieved, VITEX will be required to issue to former Panacos optionholders up to an aggregate of 2.8 million additional shares of VITEX common stock, if such options are exercised after the milestone is achieved. In addition, Panacos stock options that are unvested as of the effective time will be entitled to partial accelerated vesting at the effective time of the merger, and additional accelerated vesting upon the successful completion of milestones in accordance with the vesting schedule included as Schedule 5.5(b) to the merger agreement.

Exchange of Shares

Immediately prior to the closing, VITEX will provide to each holder of Panacos stock instructions explaining how to surrender Panacos stock certificates to VITEX. Holders of Panacos stock that surrender their certificates to VITEX, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Panacos stock will not be entitled to receive any dividends or other distributions payable by VITEX after the closing until their certificates are surrendered.

VITEX will not issue any fractional shares in the merger. Holders of Panacos stock will receive a cash payment in the amount of the fractional share amount multiplied by the average closing price of a share of VITEX common stock for the five (5) most recent trading days prior to the effective time, as reported on the Nasdaq National Market in the Wall Street Journal.

VITEX Board and Related Matters

VITEX has agreed to take the necessary corporate actions so that, as of the closing:

•	The VITEX Board size will be increased from 8 to 10.

•	Two directors of Panacos, Dr. Herbert H. Hooper and Mr. Eric W. Linsley, will become directors of VITEX.

•	Dr. Samuel K. Ackerman will become Chief Executive Officer and will remain as Chairman of the Board of VITEX.

In addition, the VITEX Board may be further amended following the closing to have eleven members.

Certain Covenants

Each of VITEX and Panacos has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

No Solicitation by Panacos. Panacos has agreed that it and its officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative acquisition transaction involving Panacos of a nature defined in the merger agreement.

Restricted actions include engaging in discussions or negotiations with any potential bidder, or disclosing non-public information relating to Panacos. These actions are permitted in response to an unsolicited bona fide offer so long as prior to doing so the Panacos Board determines in its good faith judgment that it is required to do so to comply with its fiduciary duty to stockholders, after receiving the advice of outside legal counsel.

Panacos must keep VITEX informed of the identity of any potential bidder and the terms and status of any offer.

Panacos Board’s Covenant to Recommend. The Panacos Board has agreed to recommend the approval and adoption of the merger agreement to Panacos’ stockholders. However, the Panacos Board is permitted not to make, to withdraw or to modify in a manner adverse to VITEX this recommendation if the Panacos Board concludes in good faith that the Board’s fiduciary duties require it to do so, after receiving the advice of outside legal counsel.

VITEX Board’s Covenant to Recommend. The VITEX Board has agreed to recommend the approval of the VITEX merger proposal to VITEX’s stockholders. However, the VITEX Board is permitted not to make, to withdraw or to modify in a manner adverse to Panacos this recommendation if the VITEX Board concludes in good faith that the Board’s fiduciary duties require it to do so, after receiving the advice of outside legal counsel.

Interim Operations of VITEX and Panacos. Each of VITEX and Panacos has undertaken a separate covenant that places restrictions on it until either the effective time or the merger agreement is terminated. In general, Panacos is required to conduct its business in the ordinary course consistent with past practice and to use its commercially reasonable efforts to preserve intact its business organization and relationships with third parties. VITEX has agreed to carry on its business in the ordinary course and consistent with past practice. The companies have also agreed to some specific restrictions which are subject to exceptions described in the merger agreement. The following table summarizes the more significant of these restrictions undertaken by each company:

Restriction	Panacos	VITEX
Amending its organizational documents	*	•

Entering into any merger, liquidation or other significant transaction	*	•

Issuing or disposing of equity securities, options or other securities convertible into or exercisable for equity securities, except to a limited extent to employees or directors	*	•

Splitting, combining or reclassifying its capital stock	*	•

Declaring dividends	*	•

Selling, transferring, licensing, or disposing of any intellectual property rights	*

Amending the terms of any outstanding stock options	*

Making capital expenditures, subject to certain ordinary course exceptions	*

Increasing employee compensation or benefits except for normal ordinary course increases consistent with past practice	*

Acquiring or disposing of assets	*	•

Changing its accounting policies	*

Entering into any material joint venture or partnership	*

Taking any other action that would make any representation or warranty by it inaccurate in any material respect	*	•

Reasonable Efforts Covenant. VITEX and Panacos have agreed to cooperate with each other and use all commercially reasonable efforts to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

Indemnification and Insurance of Panacos Directors and Officers. VITEX has agreed that:

•	For one year after closing, it will indemnify former Panacos directors, officers and employees for liabilities from their acts or omissions in those capacities occurring prior to closing to the extent provided under Panacos’ certificate of incorporation and by-laws as in effect just prior to the effective time.

•	It will cause Panacos to honor all indemnification agreements with its former directors, officers and employees in effect just prior to the effective time.

Representations and Warranties

The merger agreement contains representations and warranties made by VITEX and Panacos to each other. The most significant of these relate to:

•	corporate authorization to enter into the contemplated transaction;

•	the stockholder votes required to approve the contemplated transaction;

•	governmental approvals required in connection with the contemplated transaction;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

•	capitalization;

•	information provided by it for inclusion in this Joint Proxy Statement—Prospectus;

•	financial statements;

•	absence of certain material changes since a specified balance sheet date;

•	intellectual property;

•	tax matters; and

•	finders’ or advisors’ fees.

In addition, Panacos represents and warrants to VITEX as to certain other matters, including

•	absence of undisclosed material liabilities;

•	compliance with laws;

•	litigation;

•	employee benefits matters;

•	environmental matters;

•	absence of liens on assets;

•	material contracts; and

•	the accuracy of its books and records.

The representations and warranties in the merger agreement survive the closing of the merger agreement for a period of eighteen (18) months from the effective time of the merger, except with respect to the representations made by Panacos regarding tax and environmental matters, which shall survive until the expiration of the applicable statutes of limitations with respect to claims regarding such matters.

Escrow Arrangements

At the effective time of the merger, fifteen percent (15%) of the aggregate number of shares of VITEX common stock to be issued to Panacos stockholders at the effective time will be placed into an escrow account to satisfy the indemnification obligations of those stockholders relating to representations and warranties made in the merger agreement, as described above. In addition, upon the issuance of any milestone shares, fifteen percent (15%) of the milestone shares will be added into the escrow account for the same purpose. However, the addition of shares to the escrow account shall not be required after the date that is 18 months following the effective date of the merger, as long as no claim for indemnification under the merger agreement is outstanding as of that date.

Conditions to the Completion of the Merger

Mutual Closing Conditions. The obligations of VITEX and Panacos to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	approval by the VITEX and Panacos stockholders;

•	absence of legal prohibition on completion of the merger;

•	VITEX’s registration statement on Form S-4, which includes this Joint Proxy Statement - Prospectus, being effective and not subject to any stop order by the SEC;

•	the filing of a Notification Form for Listing of Additional Shares with Nasdaq and the payment of the applicable fee by VITEX;

•	receipt of opinions of VITEX’s and Panacos’ counsel that the merger will qualify as a tax-free reorganization;

•	accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement;

•	performance by the other party of the obligations required to be performed by it at or prior to closing;

•	receipt of all material consents, waivers, approvals or orders required to be obtained; and

•	absence of any action or proceeding by any governmental authority seeking to prohibit the waiver.

Additional Closing Conditions for VITEX’s Benefit. VITEX’s obligations to complete the merger is subject to the following additional conditions, among others:

•	receipt by VITEX of an opinion of counsel to Panacos regarding the merger;

•	receipt of agreements executed by affiliates of Panacos regarding compliance with securities laws;

•	receipt of lock-up agreements from affiliates of Panacos providing for restrictions on transfer of shares of VITEX common stock received in the merger, if required pursuant to the terms of a financing agreed to by the parties;

•	absence of a material adverse effect or any reasonable expectation of a material adverse effect on VITEX or Panacos during the period from June 2, 2004 until closing;

•	the achievement of the primary endpoint of one of the clinical studies with respect to PA-457, which the parties agree was achieved as of June 2, 2004;

•	receipt of a fairness opinion dated as of the effective date of the merger that the merger consideration is fair to VITEX from a financial point of view; and

•	receipt of all consents to the transfer of all material agreements.

Termination of the Merger Agreement

Right to Terminate. The merger agreement may be terminated at any time prior to the closing in any of the following ways:

•	by mutual written consent of VITEX and Panacos.

•	by either VITEX or Panacos if:

(1) the merger has not been completed by October 15, 2004, provided that the party terminating may not be the party whose conduct was responsible for the failure to close;

(2) VITEX or Panacos stockholders fail to give the necessary approval at a duly held meeting, provided that the party terminating may not be the party whose conduct was responsible for the failure to receive such vote;

(3) there is a permanent legal prohibition to closing the merger;

(4) if the Board of Directors of the other party shall have withheld, withdrawn or modified in any way adverse to such party its recommendation in favor of the merger;

(5) upon the breach of any covenant or agreement in the merger agreement by the other party which is not cured as provided for in the merger agreement;

(6) if Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party acquisition proposal or in respect of an alternate acquisition transaction;

(7) if there shall have occurred any material adverse change with respect to the other party; or

(8) if any representation or warranty on the part of the other party proves to have been untrue on June 2, 2004, if such failure is reasonably likely to have a material adverse effect.

If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach thereof. However, the provisions of the merger agreement relating to termination fees will continue in effect notwithstanding termination of the merger agreement.

Termination Fees Payable by Panacos. Panacos has agreed to pay VITEX a fee of $1.25 million, plus up to $100,000 in expenses, if either VITEX or Panacos terminates the merger agreement in the following circumstances:

(1) Panacos’ stockholders do not vote in favor of the merger;

(2) Panacos’ Board of Directors shall have withheld, withdrawn or modified in any way adverse to VITEX its recommendation in favor of the merger;

(3) Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party’s acquisition proposal or in respect of an alternate acquisition transaction; or

(4) Panacos breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement, but only with respect to a termination for a breach of a material covenant or agreement.

Termination Fees Payable by VITEX. VITEX has agreed to pay Panacos a fee of $1.25 million, plus up to $100,000 in expenses, if Panacos terminates the merger agreement in the following circumstances:

(1) VITEX’s Board of Directors shall have withheld, withdrawn or modified in any way adverse to Panacos its recommendation in favor of the merger; or

(2) VITEX breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement, but only with respect to a termination for a breach of a material covenant or agreement.

In addition, VITEX will pay Panacos up to $625,000 in expenses if the merger agreement is terminated because VITEX’s stockholders do not vote in favor of the merger, or if VITEX’s financial advisor does not give a bring-down fairness opinion at the time of the closing of the merger, and VITEX does not waive receipt of that opinion as a condition to the closing.

Voting Agreement

Each Panacos stockholder who will receive ten percent (10%) or more of the shares of VITEX common stock to be issued in the merger will enter into a voting agreement with VITEX, under which the stockholder has agreed to vote his, her or its shares of Panacos common or preferred stock:

•	in favor of the adoption of the merger agreement and approval of the merger,

•	in favor of the other transactions contemplated by the merger agreement,

•	in favor of other matters relating to the consummation of the merger, and

•	against any merger, liquidation or sale or transfer of any material Panacos, other than the merger with VITEX.

Holders of an aggregate of 60.3% of the outstanding Panacos common stock (assuming the conversion of preferred stock) are parties to the merger agreement. Holders of an aggregate of 64.2% of the outstanding Panacos common stock (assuming the conversion of preferred stock) and holders of an aggregate of 68.6% of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, taken together as a single class, have signed voting agreements.

Other Expenses

Except as described above and subject to an exception relating to the payment of transfer taxes, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses. Upon the closing of the merger, Panacos will be obligated to pay Mr. Christopher Rallis a fee of 1% of the total merger consideration payable for consulting services rendered in connection with the structuring and closing of the merger and related transactions. VITEX estimates that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, and including the consulting services fee referred to in the previous sentence, will total approximately $1.5 million assuming the merger is completed.

Amendments and Waivers

Any provision of the merger agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by Panacos and VITEX or, in the case of a waiver, by the party against whom the waiver is to be effective. After the approval of the merger agreement by the stockholders of Panacos, no amendment or waiver that by law requires further approval by stockholders may be made without the further approval of such stockholders.

Appraisal Rights

By virtue of Section 262 of the Delaware General Corporation Law, or the DGCL, if holders of Panacos stock exercise appraisal rights in connection with the merger, any shares of Panacos stock as to which such appraisal rights are exercised will not be converted into the right to receive shares of VITEX common stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting shares pursuant to the DGCL.

THE FOLLOWING SUMMARY OF THE PROVISIONS OF SECTION 262 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE.

If the merger is approved by the required vote of Panacos’ stockholders, each holder of Panacos stock who (1) files written notice with Panacos of his, her or its intention to exercise his, her or its rights to appraisal of his, her or its shares prior to the Panacos special meeting and (2) does not vote in favor of the merger and who follows the procedures set forth in Section 262 will be entitled to have his, her or its Panacos stock purchased by the surviving corporation for cash at the fair market value of the shares of Panacos stock. The fair market value of shares of Panacos stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Panacos stock with respect to which holders have perfected their appraisal demand in accordance with Section 262 and have not effectively withdrawn or lost such appraisal rights are referred to in this Joint Proxy Statement - Prospectus as the “dissenting shares.”

Within ten days after the effective date, Panacos must mail a notice to all stockholders who have complied with 1 and 2 above notifying such stockholders of the effective date. Within 120 days after the effective date such holders of stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, provided such holders may within 60 days of the effective date withdraw their demand for appraisal. Within

120 days of the effective time, the holders of dissenting shares may also, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

If any holder of Panacos stock who demands the appraisal and purchase of his, her or its shares under Section 262 fails to perfect, or effectively withdraws or loses his, her or its right to such purchase, the shares of such holder will be converted into a right to receive a number of shares of VITEX common stock in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if

•	the merger is abandoned;

•	the shares are transferred prior to their submission for the required endorsement;

•	the dissenting stockholder fails to make a timely written demand for appraisal;

•	the dissenting shares are voted in favor of the merger;

•	neither VITEX nor the stockholder files a complaint or intervenes in a pending action within 120 days after mailing of the approval notice; or

•	the stockholder delivers to VITEX a written withdrawal of such stockholder’s demand for appraisal of his, her or its shares.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, PANACOS STOCKHOLDERS WHO ARE CONSIDERING OBJECTION TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

CHAPTER TWO—INFORMATION ABOUT THE MEETINGS AND VOTING

VITEX’s Board is using this Joint Proxy Statement - Prospectus to solicit proxies from the holders of VITEX common stock for use at the VITEX meeting. Panacos’ Board is also using this document to solicit proxies from the holders of Panacos common stock and Panacos preferred stock for use at the Panacos meeting. We are first mailing this Joint Proxy Statement - Prospectus and accompanying form of proxy to VITEX stockholders on or about July 16, 2004 and Panacos stockholders on or about August 2, 2004.

Matters Relating to the Meetings

	VITEX Meeting	Panacos Meeting
Time and Place:	August 20, 2004 10:00 a.m., Eastern Time Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111	August 12, 2004 10:00 a.m., Eastern Time Cooley Godward LLP One Freedom Square 11951 Freedom Drive Reston, VA 20190

Purpose of Meeting is to Vote on the Following Items:	1. the merger agreement and the merger, including the related issuance of shares of VITEX common stock, described under “Chapter One—The Merger—The Merger Transaction—General”;*	1. the merger agreement and the merger as described under “ Chapter One – The Merger – The Merger Transaction – General”; and

	2. the adoption of a stock plan, as described under “Chapter Six—VITEX Special Meeting Proposals—Item 2—Adoption of Supplemental Equity Compensation Plan” beginning on page VI – 1;	2. such other matters as may properly come before the Panacos meeting, including the approval of any adjournment of the meeting.

3. the amendment to the VITEX certificate of incorporation described under “Chapter Six—VITEX Special Meeting Proposals—Item 3—Amendment of VITEX’s Certificate of Incorporation” beginning on page VI-3; and

4. such other matters as may properly come before the VITEX meeting, including the approval of any adjournment of the meeting.

*  The VITEX certificate of incorporation amendment will not be effected and the adoption of the Supplemental Equity Compensation Plan will not occur unless the merger is approved by VITEX stockholders.

	VITEX Meeting	Panacos Meeting
Record Date:	The record date for shares entitled to vote is July 13, 2004.	The record date for shares entitled to vote is August 2, 2004.

Outstanding Shares Held on Record Date:	As of July 13, 2004, there were 54,428,333 shares of VITEX common stock outstanding.	As of August 2, 2004, there were 2,150,453 shares of Panacos common stock, 7,392,473 shares of Series B Preferred Stock, and 24,138,157 shares of Series C Preferred Stock outstanding.

Shares Entitled to Vote:

Shares entitled to vote are VITEX common stock held at the close of business on the record date, July 13, 2004.

Each share of VITEX common stock that you own entitles you to one vote.

Shares held by VITEX in its treasury are not voted.

Shares entitled to vote are Panacos common stock and Panacos preferred stock held at the close of business on the record date, August 2, 2004.

Each share of Panacos common and preferred stock that you own entitles you to one vote. The holders of Series B Preferred Stock and Series C Preferred Stock are entitled to vote on all matters submitted to a vote of holders of common stock, voting on an as converted basis and together with the common stock as a single class.

Shares held by Panacos in its treasury are not voted.

Quorum Requirement:

A quorum of stockholders is necessary to hold a valid meeting.

The presence in person or by proxy at the meeting of holders of shares representing a majority in interest of all stock issued and outstanding and entitled to vote at the Meeting is a quorum. Abstentions and broker “non-votes” count as present for establishing a quorum. Shares held by VITEX in its treasury or held by another corporation where the majority of shares entitled to vote in the election of directors of such other corporation is held by VITEX do not count toward a quorum.

A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

A quorum of stockholders is necessary to hold a valid meeting.

The presence in person or by proxy at the meeting of holders of shares representing at least a majority in interest of the Panacos common stock and Panacos preferred stock issued, outstanding and entitled to vote at the meeting is a quorum. Abstentions count as present for establishing a quorum. Shares held by Panacos in its treasury do not count toward a quorum.

	VITEX Meeting	Panacos Meeting
Shares Beneficially Owned by VITEX and Panacos Directors and Executive Officers as of July 6, 2004:	12,180,927 shares of VITEX common stock, including exercisable options. These shares represent in total approximately 21% of the voting power of VITEX’s common stock.	1,355,577 shares of Panacos common stock, including options exercisable within 60 days, and 20,337,462 shares of Panacos preferred stock. These shares represent in total approximately 62.6% of the voting power of Panacos’ voting securities, voting together as a single class.

Vote Necessary to Approve VITEX and Panacos Proposals

Item		Vote Necessary
I. Merger Proposal	VITEX:	Approval of the merger and merger agreement described in “Chapter One—The Merger” requires an affirmative vote of a majority of the issued and outstanding shares of VITEX common stock. A failure to vote or an abstention or a broker non-vote has the same effect as a vote against.

	Panacos:	Approval of the merger and the merger agreement requires the affirmative vote of (i) a majority of the issued and outstanding shares of Panacos common stock and Panacos preferred stock and (ii) two-thirds of the Series B Preferred Stock and Series C Preferred Stock, voting together as a class on an as-converted basis. A failure to vote or an abstention has the same effect as a vote against.

II. Adoption of Supplemental Equity Compensation Plan	VITEX:	The adoption of the Supplemental Equity Compensation Plan as described in “Chapter Six—VITEX Special Meeting Proposals—Item 2—Adoption of Supplemental Equity Compensation Plan,” requires the affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting. A failure to vote or an abstention has the same effect as a vote against; a broker non-vote has no effect on the vote.

	Panacos:	Not Applicable

III. Amendment of VITEX’s Certificate of Incorporation	VITEX:	The amendment of the VITEX’s certificate of incorporation as described in “Chapter Six—VITEX Special Meeting Proposals—Item 3—Amendment of VITEX’s Certificate of Incorporation” requires the affirmative vote of a majority of the holders of the issued and outstanding shares of VITEX common stock. A failure to vote or an abstention or a broker non-vote has the same effect as a vote against.

	Panacos:	Not Applicable

Proxies

Voting Your Proxy. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy or proxy card. If you properly give your proxy and submit it in time to vote (or vote electronically via the Internet or telephone), one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

How to Vote by Proxy

VITEX	Panacos
Complete, sign, date and return your proxy card in the enclosed envelope. You may also vote electronically by internet or telephone if your proxy card so indicates. You are encouraged to vote electronically if you have that option.	Complete, sign, date and return your proxy card in the enclosed envelope.

If you submit your proxy but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

VITEX	Panacos
• “FOR” the VITEX merger proposal	• “FOR” the Panacos merger proposal

• “FOR” adoption of the Supplemental Equity Compensation Plan (as described beginning on page VI-1)	• “FOR” any proposal by the Panacos Board to adjourn the meeting

• “FOR” the amendment of VITEX’s certificate of incorporation (as described beginning on page VI-3)	• In its discretion as to any other business that may properly come before the Panacos meeting

• “FOR” any proposal by the VITEX Board to adjourn the meeting

• In its discretion as to any other business that may properly come before the VITEX meeting

Revoking Your Proxy. You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date,

•	submitting a vote electronically via the Internet or by telephone with a later date, if that was how the original vote was submitted,

•	notifying your company’s Secretary in writing before the meeting that you have revoked your proxy, or

•	voting in person at the meeting.

Voting in person. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on July 13, 2004, the VITEX record date for voting.

People with disabilities. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write to the Secretary of your company at least two weeks before your meeting at the number or address under “The Companies” on page I-3.

Proxy solicitation. VITEX will pay its own costs, if any, of soliciting proxies. VITEX reserves the right to retain outside agencies for the purpose of soliciting proxies. Panacos will pay its own costs, if any, of soliciting proxies. In addition, VITEX has retained the Altman Group, a proxy soliciting firm, to assist it in its proxy solicitation efforts. VITEX has agreed to pay the Altman Group a fee of $5,000, plus an additional fee per call made or received on VITEX’s behalf, for its services.

In addition to this mailing, VITEX and Panacos employees may solicit proxies personally, electronically or by telephone.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Do not send in any stock certificates with your proxy. VITEX will provide instructions for the surrender of stock certificates for Panacos common stock and Panacos preferred stock to Panacos stockholders immediately prior to the completion of the merger.

Other Business; Adjournments

We are not currently aware of any other business to be acted upon at either meeting. Under the laws of Delaware, where VITEX and Panacos are incorporated, no business other than procedural matters may be raised at the VITEX meeting unless proper notice to the stockholders has been given. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither VITEX nor Panacos currently intends to seek an adjournment of their meetings.

CHAPTER THREE—OTHER INFORMATION REGARDING VITEX

BUSINESS OF VITEX

VITEX is a development stage biotechnology company developing novel anti-infective technologies. VITEX’s INACTINE™ Pathogen Reduction System for red cells (the “INACTINE™ system”) is designed to inactivate a wide range of viruses, bacteria, parasites and lymphocytes from red blood cells and to remove soluble prion proteins. Prion proteins in their pathogenic forms are the agents that cause “Mad Cow Disease”, or in humans, variant Creutzfeldt - Jakob Disease (“vCJD”), which is 100% fatal, and for which no diagnostic or therapy currently exists. Over 40 million red cell units are transfused annually in North America, Europe and Japan, making it one of the most frequently prescribed and important products in medicine. A pathogen reduction product for both acute and chronic patients could represent a $4 billion market with acute indications representing approximately $3 billion out of that total. VITEX currently does not have any FDA approved products and it has not made any commercial sales of its products under development.

Blood safety and availability remain a significant concern as new pathogens are discovered and the demand for blood products continues to increase. To reduce the risk of contamination of the blood supply with pathogens, blood banks currently screen donors using detailed questionnaires and screen the donated blood for five known pathogens. Although these safety measures have increased the safety of blood products overall, the risk of transmitting pathogens remains. VITEX’s goal is to diminish this risk with its INACTINE™ system.

VITEX’s lead product candidate, the INACTINE™ system, is currently in a Phase III clinical trial for patients requiring acute transfusions. Until November 2003, VITEX was also conducting a Phase III clinical trial with patients diagnosed with sickle cell disease requiring chronic transfusions. On the advice of an independent data safety monitoring committee, referred to as the DSMC, VITEX stopped enrollment in the sickle cell trial due to a concern with antibody responses to INACTINE™ treated red cells and associated clinical assessments in trial participants. The future testing of the INACTINE™ system for use in sickle cell patients and other patients requiring chronic transfusions is currently under review. VITEX is continuing to evaluate possible corrective actions to address the issues observed in the trial. Possible corrective actions, if identified, might require VITEX to significantly change the INACTINE™ system before it continues to test the system for use with sickle cell patients and other patients requiring chronic transfusions. Notwithstanding these results in sickle cell patients receiving chronic transfusions, VITEX is pursuing an indication for use of the existing process in acute transfusions. VITEX believes that its strategy of initially pursuing an acute only indication will allow it to bring the INACTINE™ system to market faster by taking advantage of substantial progress it has made in research, clinical, pathogen inactivation and toxicology studies. VITEX might later choose to address the combined acute and chronic markets such as sickle cell patients in a second generation INACTINE™ system. In addition to successful completion of the Phase III study in acute transfusion, VITEX’s plan to pursue approval by the FDA of an acute only indication will likely require the successful completion of additional supplemental clinical trials currently contemplated by VITEX, as well as the concurrence of the FDA and implementation of any additional FDA recommendations. VITEX is in ongoing discussions with the FDA on its proposed plan and anticipates receiving further guidance from the FDA on this matter during the second half of 2004. VITEX is unable at this time to determine the exact nature of the additional studies which it will undertake, or that the FDA will require it to undertake, under its proposed plan nor whether the FDA recommendation would be available in a timely manner or practical to implement. The acute study currently continues to enroll patients. At this time VITEX cannot ensure that the acute trial will complete enrollment in a timely manner and cannot predict whether unanticipated events or circumstances, including antibody responses to INACTINE™ treated red cells observed in the chronic study or the ongoing DSMC review of the acute study data, could delay or prevent completion of the trial.

A 2001 analysis by an outside consultant estimated that over 80% of the approximately 14 million annual red cell transfusions in the U.S. involved acute care patients. A more recent analysis suggested that patients with sickle cell disease represent less than 10% of the total transfusions of red cells in the U.S. annually. VITEX believes that the relative usage of transfusion red cells in the major international markets it is targeting is

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similarly proportioned between acute and chronic patients. At present it is not aware of any other pathogen reduction systems for red blood cells in human clinical trials.

The Phase III clinical trial in patients requiring acute transfusions is VITEX’s most significant current activity. VITEX funds its operations primarily through sale of common stock, partner collaborations, research and development grants and debt. Its year-to-date cash burn rate is approximately $1.2 million per month and may increase modestly during 2004. Cash reserves of about $9.7 million as of July 6, 2004 should be sufficient to fund operations during 2004 and into the first quarter of 2005.

VITEX’s office and research facility is located in Watertown, Massachusetts.

Current Executive Officers of VITEX

John R. Barr, age 47, joined VITEX as President, Chief Executive Officer and a director in November 1997. Previously, Mr. Barr served as President of North American Operations at Haemonetics Corporation from 1995 to 1997 where he had responsibility for Haemonetics’ blood bank, commercial plasma and blood bank services businesses. He also managed the global manufacturing and North American research and development functions and served as a member of the Board of Directors of Haemonetics. Prior to joining Haemonetics in 1990, he held various positions at Baxter Healthcare Corporation. Mr. Barr has an undergraduate degree in Biomedical Engineering from the University of Pennsylvania and an M.M. from the Kellogg School of Management at Northwestern University.

Thomas T. Higgins, age 52, has served as VITEX’s Chief Financial Officer and Executive Vice President, Operations since June 1998. Prior to joining VITEX, Mr. Higgins was with the Cabot Corporation, a global specialty chemicals company, from 1985 to 1997, most recently as President of Distrigas of Massachusetts Corporation, a subsidiary of the Cabot Corporation. Also in 1997, Mr. Higgins was Executive Vice President and Chief Operating Officer of Cabot’s Liquified Natural Gas Division. From 1989 to 1997, Mr. Higgins served the Cabot Corporation in Asia, as Vice President and General Manager of the Pacific Asia Carbon Black Division in Malaysia (1996-1997), Managing Director in Indonesia (1990-1995) and Director of New Ventures in Japan (1989-1990). Previously, Mr. Higgins was with Price Waterhouse. Mr. Higgins holds a B.B.A. from Boston University.

New Directors Following the Merger

Following the merger, the VITEX Board will appoint Dr. Herbert H. Hooper and Mr. Eric W. Linsley to the Board, with each such appointment subject to the closing of the merger. Dr. Hooper and Mr. Linsley would be Class II Directors and their terms would expire at the 2006 Annual Meeting. With the addition of Dr. Hooper and Mr. Linsley, the Board will consist of a total of ten Directors. Following the closing, VITEX may add an additional outside director to the Board.

Eric W. Linsley, age 42, is a Partner with A. M. Pappas & Associates, LLC, a Research Triangle Park, North Carolina-based venture capital firm that invests nationally in the life science industry. He is an experienced operating executive and venture capital investor who, prior to joining A. M. Pappas & Associates in early 2000, served as Chief Financial Officer of TriPath Imaging, a Nasdaq-listed medical device company. In 1999, Mr. Linsley led the due diligence efforts and legal documentation process in a complex three-way merger of AutoCyte, NeoPath and Neuromedical Systems to form TriPath. Prior to the merger, he served as Chief Financial Officer and Vice President of Operations at AutoCyte where he led the company in a public equity offering in 1997. From 1991 to 1997, Mr. Linsley worked as an investment professional with Ampersand Ventures, a leading venture capital firm based in Boston. As a partner at Ampersand, he held interim management positions in operating and financial roles for various industrial products and healthcare companies. He previously was a management consultant with Bain & Co. and McKinsey & Co., and was a certified public accountant with Arthur Andersen. Mr. Linsley is a director of Panacos, Emerald BioAgriculture, FlowCardia, Sensys Medical, and Signase. He received a B.A. in Economics from Trinity College, an M.S. in Accounting from New York University and an MBA from the Wharton School at the University of Pennsylvania.

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Herbert H. Hooper, PhD, age 40, joined Panacos’ board of directors in March 2004. Dr. Hooper is a General Partner at Ampersand Ventures, a venture capital firm. Prior to joining Ampersand in 2002, Dr. Hooper served as executive vice president and chief technical officer of ACLARA BioSciences, a public life sciences company which he founded in 1995. From 1993 to 1995, Dr. Hooper served as a research director at Soane Technologies, Inc. From 1990 to 1993, he served in various product and business development positions at Air Products and Chemicals. Dr. Hooper currently serves as chairman of the board of TekCel, Inc. and ESA, Inc., both of which are private life science instrument companies. He previously served as a member of the board of directors of ACLARA BioSciences and Cyclis Pharmaceuticals. Dr. Hooper holds a B.S. in Chemical Engineering from North Carolina State University and a Ph.D. in Chemical Engineering from the University of California, Berkeley.

The following is information with respect to the compensation of the three persons (Dr. Hooper, Mr. Linsley, and Dr. Ackerman) who are directors or executive officers of Panacos and who are to serve as directors or executive officers of VITEX following the merger. Neither Dr. Hooper nor Mr. Linsley, each of whom serves as a director of Panacos, receives any compensation for their service as directors of Panacos. However, pursuant to Panacos’ standard policies, they each receive reimbursement for their reasonable out of pocket expenses incurred in attending meetings of the board of directors of Panacos. Dr. Ackerman, who currently serves as Panacos’ acting chief executive officer and as chairman of its board of directors, has received a salary of $30,000 per month since his appointment as acting chief executive officer in November 2003. Dr. Ackerman also received options with a ten-year term to purchase 7,500 shares of Panacos common stock, exercisable at $0.112 per share, in November 2003. Dr. Ackerman’s option grant during 2003 represented 41.7% of all options granted during fiscal year 2003. The present value of Dr. Ackerman’s grant on the date of grant was $450 using the Black-Scholes option-pricing model with the following assumptions: dividend yield, 0%; expected volatility, 56.1%; weighted average risk free rate, 3.25%, and expected term 5 years.

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CHAPTER FOUR—OTHER INFORMATION REGARDING PANACOS

BUSINESS OF PANACOS

Overview

Panacos Pharmaceuticals is a development stage company involved in the discovery and development of the next generation of small molecule, antiviral drugs for the treatment of Human Immunodeficiency Virus, or HIV, infection and other major virus diseases. Panacos is focusing exclusively on diseases with large markets, where there is a clear unmet need for more effective therapies. A major advantage of the HIV market is the rapid clinical development and approval process for new drugs. The total time from initiation of clinical trials to market may be as little as four years, shorter than for many other disease indications.

The most urgent need in HIV therapy today is for new treatments that are effective against drug resistant strains of the virus. Drug resistance is a growing problem that occurs when an individual is treated with currently available drugs for an extended period, resulting in the emergence of virus strains that are no longer susceptible to those drugs. Recent studies have found that more than 50% of HIV-infected patients on antiretroviral therapy harbor a drug-resistant virus. Furthermore, resistant viruses are often found in newly-infected people prior to initiating drug treatment, because they acquired these strains at the time of infection.

By targeting different points in the virus life cycle than approved drugs, Panacos believes that its drug candidates can overcome the problem of resistance to current therapies. Panacos is focusing its attention on orally bioavailable, small molecule drugs in two new classes: Maturation Inhibitors and Fusion Inhibitors.

Panacos scientists recently identified Maturation Inhibition as a new target for antiviral intervention. Maturation occurs at the end of a virus life cycle as HIV buds from an infected cell. It involves the processing of a key viral protein called capsid, which is required for the viral core to assemble correctly, thereby allowing the virus to become infectious. Panacos’ lead compound, PA-457, is the first in a new class of drugs called Maturation Inhibitors that block this process so that following treatment, virus particles are defective and non-infectious.

The first Phase I human clinical trial of PA-457 was recently completed successfully. Following oral administration to uninfected, healthy volunteers, PA-457 was well tolerated and exhibited favorable oral bioavailability and pharmacokinetics that support once daily oral administration.

Based on the promising results of the first clinical study, Panacos has now progressed the compound into a multiple dose Phase I study to examine the safety and pharmacokinetics of PA-457 administered once daily to uninfected, healthy volunteers for 10 days. Following successful completion of the multiple dose study, Panacos expects to move PA-457 into Phase II testing in HIV-infected patients later this year.

Panacos’ second drug discovery target is the initial step in the virus life cycle, virus fusion to a human cell. Panacos scientists have developed proprietary fusion drug screening technology and have used this successfully to identify novel HIV fusion inhibitors. These compounds are currently being optimized to generate a drug candidate for clinical testing.

Through December 31, 2003, all of Panacos’ revenues have been generated from research grants and subcontract fees; Panacos has not generated any revenue from product sales. Panacos expects its primary revenue sources for the next few years to include research grants and collaboration payments under future arrangements. The timing and amounts of such revenues, if any, will likely fluctuate and depend upon the achievement of specified research and development milestones. Results of operations for any period may be unrelated to the results of operations for any other period.

Panacos’ facilities are located in Gaithersburg, Maryland. Panacos is a privately-held Delaware corporation and as such its stock is not traded on established public market or exchange. As of July 6, 2004, Panacos had a total of 31 stockholders, of which 14 were holders solely of Panacos common stock, 12 were holders solely of Panacos preferred stock and 5 were holders of both common stock and preferred stock of Panacos.

PANACOS: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Recent Developments

In March and April 2004, Panacos completed a financing with the sale of 19,992,297 shares of Series C Preferred stock for gross proceeds of $15,174,153. Panacos also issued 4,145,860 shares of Series C Preferred Stock in satisfaction of $3,146,708 of Convertible Notes with accrued interest thereon.

Critical Accounting Policies and the Use of Estimates

The preparation of Panacos’ financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in Panacos’ financial statements and accompanying notes. Actual results could differ materially from those estimates. The significant accounting policies in Panacos’ financial statements requiring significant estimates and judgments are as follows:

In 2003 and 2002, Panacos received government grants for the development of PA-457 and its previous lead compound PA-344, HIV fusion inhibitors, and RSV (Respiratory Syncytial Virus) fusion inhibitors. Grants are funded in specific amounts based on funding requests submitted to the grantor. Grant revenues are recognized and realized at the time the research and development activities are performed.

Research and development expenses consist primarily of compensation and other expenses related to research and development personnel, research collaborations, costs associated with pre-clinical testing and clinical trials of Panacos’ product candidates, and facilities expenses. Research and development costs are expensed as incurred.

Panacos has stock option plans under which options to purchase shares of its common stock may be granted to employees, consultants and directors at a price no less than fair market value on the date of grant. Panacos accounts for its stock-based compensation in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees (“APB No. 25”). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant between the fair market value of Panacos’ stock and the exercise price of the option and is recognized ratably over the vesting period of the option. Because Panacos’ options must be granted at fair market value, Panacos recognizes no compensation expense in accordance with APB 25. If Panacos were to adopt SFAS No. 123, Accounting for Stock-Based compensation (“SFAS No. 123”), it would recognize compensation expense based upon the fair value at the grant date for awards under plans using the fair value method. Panacos accounts for equity instruments issued to non-employees in accordance with SFAS No. 123 and EITF 96-18, Accounting for Equity Instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services.

Results of Operations- Quarters Ended March 31, 2004 and 2003

Revenues. Revenues increased 141% to $224,000 from $93,000 in 2003. The increase results from grant revenue to support Panacos’ efforts to identify the mechanism of action of its lead compound, PA-457, and grant revenue to support its fusion inhibitor program.

Research and Development Expenses. Spending increased 80% to $1,499,000 from $835,000 in the first quarter of 2003. The increase is due primarily from spending on Panacos’ lead compound PA-457 as it began Phase I clinical testing in 2004. Included in the increase are costs for the clinical trial and for the manufacturing of compounds used in Panacos’ clinical studies.

General and Administrative Expenses. General and administrative expenses increased 91% to $401,000 from $210,000. The increase resulted from increased personnel costs for new hires added during 2003, and also due to increased legal expenses associated with filing and prosecuting patents.

Results of Operations - Years Ended December 31, 2003 and 2002

Revenues. Revenues increased 16% in 2003 to $1,078,000 from $926,000 in 2002. Revenues for both years consisted entirely of grant revenue and subcontractor fees. The increase for 2003 results primarily from grant revenue to support Panacos’ efforts to identify the mechanism of action and to complete pre-clinical testing of its lead compound PA-457.

Research and Development Expenses. From inception through December 31, 2003 Panacos has incurred research and development expenses of $12,145,000. Included in these costs are $4,665,000 for Panacos’ lead candidate PA-457 and related programs; $3,409,000 for Panacos’ fusion inhibitor and other antiviral programs; and $4,071,000 on Panacos’ previous lead candidate PA-344. Research and development expenses increased 1% to $4,459,000 from $4,416,000 in 2002. Included in this change is an increase in spending on Panacos’ lead candidate PA-457 of $2,400,000 to $3,500,000 from $1,100,000 in 2002, and a decrease in spending on PA-344 of $2,200,000 as this program was discontinued for 2003. Panacos completed its pre-clinical program for PA-457 at the end of 2003 and filed an IND with the FDA in December 2003. Panacos entered Phase I clinical testing of its lead candidate PA-457 in March 2004 and expects to complete the Phase I program and begin the Phase II program by the end of 2004.

In addition, Panacos is in the early stages of research and development of fusion inhibitor candidates for both HIV and RSV. All of Panacos’ programs will require many years and significant costs to advance through development. It can take many years from the initial identification of a lead compound, then to complete pre-clinical and clinical trials before applying for possible marketing approval from the FDA or equivalent international regulatory agencies. Panacos is unable to predict which potential product candidates it will successfully move through development, the time and cost to complete development, and ultimately whether it will have a product approval by the FDA.

As Panacos obtains results from trials, it may elect to discontinue clinical trials for certain product candidates in order to focus its resources on more promising product candidates. Panacos’ business strategy includes the option of entering into collaborative arrangements with third parties to complete the development and commercialization of its products. In the event third parties take over the clinical trial process for one of Panacos’ product candidates, the estimated completion date would be primarily under the control of that third party. Panacos cannot predict with any degree of certainty the terms of the collaborative arrangements, if any, and how such arrangements would affect its capital requirements. Panacos’ inability to complete its research and development projects in a timely manner or its failure to enter into collaborative agreements, when appropriate, could significantly increase capital requirements and affect Panacos’ liquidity.

General and Administrative Expenses. General and administrative expenses include costs of business development, finance, professional services, and administration. General and administrative costs of $950,000 decreased from $1,006,000 or 6%. The decrease results mainly from a decrease in recruiting and relocation expenses for new employees.

Interest Expense. Interest expense of $186,000 in 2003 increased from $22,000 in 2002 due to the issuance of Convertible Secured Promissory Notes for $3,000,000 completed in July 2003. The notes along with accrued interest were converted to Preferred Stock in March 2004.

Results of Operations - Years ended December 31, 2002 and 2001

Revenues. Revenues increased 61% to $926,000 in 2002 from $575,000 in 1991. The increase resulted from grant revenue to support Panacos’ programs to develop natural product derivatives that inhibit HIV-1, to support its lead compound to analyze antiviral activity against drug resistant strains of the HIV-1 virus, and to support its RSV fusion program.

Research and Development Expenses. Total research and development expenses were $4,416,000 in 2002, which is an increase of $1,973,000 or 81% over 2001 expenses of $2,443,000. The increase is due to increased activity surrounding Panacos’ pre-clinical testing of its previous lead compound PA-344, the initiation of pre-clinical work on its lead compound PA-457, and the start of its fusion inhibitor program.

General and Administrative Expenses. General and administrative expenses of $1,006,000 increased 152% over the 2001 level of $400,000. The increase resulted from the hiring of new employees, relocation expenses, and increased legal fees primarily for patent-related expenses.

Liquidity	and Capital Resources

Since Panacos’ inception, it has financed its operation through private placements of preferred stock, grant and subcontract revenue, and short-term debt and capital lease financing. At December 31, 2003 Panacos had cash and cash equivalents of $477,000, down from $1,707,000 in 2002. During 2003 Panacos was actively engaged in fundraising efforts and ultimately completed a Series C Preferred Stock financing of $18,300,000 in March and April of 2004.

Panacos expects to incur substantial additional research and development expenses that may increase from historical levels as it moves its lead compound, PA-457, through clinical trials, and increases its pre-clinical efforts for its fusion inhibitor program. Panacos believes that it has adequate resources to fund its operations through the first quarter of 2005.

Panacos intends to pursue strategic relationships to provide resources for further development of its product candidates. Panacos cannot forecast with any degree of certainty whether it will be able to enter into a collaboration agreement on favorable terms or at all. Panacos may also seek funding through public or private financings. If Panacos is successful in raising additional funds through the issuance of equity securities, stockholders will experience substantial dilution, or the equity securities may have rights, preferences, or privileges senior to existing stockholders. There can be no assurance that Panacos will be successful in seeking additional capital.

Contractual Obligations

The following table sets forth Panacos’ contractual obligations as of December 31, 2003.

CONTRACTUAL OBLIGATIONS	TOTAL	< 1 YEAR	1-3 YEARS	3-5 YEARS	> 5 YEARS
Capital lease obligations	30,700	16,494	13,771	435	—
Operating leases	2,657,900	298,898	624,966	663,026	1,071,010
Other	94,900	94,900	—	—	—

Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing Panacos’ business plan, it expects that the primary market risk to which it will be exposed is interest rate risk. It may be exposed to the effects of interest rate changes primarily as a result of debt used to maintain liquidity and fund expansion of its operations. Panacos’ interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve its objectives, Panacos will borrow primarily at fixed rates. It will not enter into interest rate transactions or transactions involving derivative financial instruments for speculative purposes.

PRINCIPAL STOCKHOLDERS OF PANACOS

The following table and footnotes sets forth certain information regarding the beneficial ownership of Panacos’ common stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock as of July 6, 2004 and the percentage which such ownership bears to the total number of outstanding shares of each class and all classes as of that date by (1) persons known to Panacos to be beneficial owners of more than 5% of any such stock, (2) the chief executive officer and the four other most highly compensated executive officers of Panacos who earned over $100,000 in the last completed fiscal year, and (3) all current executive officers and Directors as a group. There was no Series A Convertible Preferred Stock outstanding as of July 6, 2004.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned (1)	Percent of Series B	Percent of Series C	Percent of Common	Percent of Total
5% Stockholders
Ampersand Funds(2) 55 William Street, Suite 240 Wellesley, MA 02481	11,255,023	54.5%	29.9%	-%	33.4%

A.M. Pappas(3) 7030 Kit Creek Road Research Triangle Park, NC 27709	9,045,924	42.4%	24.5%	* *	26.9%

Mitsui & Co. Venture Partners, Inc. 200 Park Avenue New York, New York 10166	3,293,807	—	13.6%	—	9.8%

Novo A/S Krogshoejvej 41 DK 2880 Bagsvaerd, Denmark	3,168,900	—	13.1%	—	9.4%

Boston Biomedica, Inc. 375 West Street West Bridgewater, MA 02379	1,500,000	—	—	69.8%	4.5%

Lakeview Capital Management, LLC(4) 125 S. Wacker Dr., Suite 1675 Chicago, IL 60606	1,449,274	—	6.0%	—	4.3%

New England Partners One Boston Place, Suite 3630 Boston, MA 02108	1,317,523	—	5.5%	—	3.9%

Wm. Harris Investors(5) 2 N. LaSalle St., Suite 400 Chicago, IL 60657	1,317,522	—	5.5%	—	3.9%

Named Executive Officers and Directors
Samuel K. Ackerman, M.D.(6)	276,031	—	—	11.4%	* *
David Savello, Ph.D.(7)	22,500	—	—	1.0%	* *
Eric W. Linsley	—	—	—	—	—
Herbert H. Hooper, Ph.D.	—	—	—	—	—
Graham P. Allaway, Ph.D.(8)	597,743	—	* *	22.4%	1.8%
Carl T. Wild, Ph.D.(9)	370,818	—	—	15.3%	1.1%
David E. Martin, Pharm.D.(10)	100,000	—	—	4.4%	* *
Donald A. Zelm(11)	25,000	—	—	1.1%	* *
All current directors and executive officers as a group (8 persons)(12)	1,392,092	—	* *	55.6%	4.1%

*	Address provided for beneficial owners of 5% or more of Series Preferred Stock and Common stock only.
**	Indicates less than one percent.
(1)	Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of our common stock subject to options currently exercisable or which become exercisable within 60 days of July 6, 2004 are deemed to be beneficially owned and outstanding by the person holding such options and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Consists of 3,951,613 shares of Series B Preferred stock and 7,078,310 shares of Series C Preferred stock held by Ampersand 1999 Limited Partnership (“AMP-99”) and 80,645 shares of Series B Preferred stock and 144,455 shares of Series C Preferred stock held by Ampersand 1999 Companion Fund Limited Partnership (“AMP-99 CF”).
(3)	Consists of 3,136,201 shares of Series B Preferred Stock held, 5,904,723 shares of Series C Preferred Stock held, and 5,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(4)	Consists of 658,761 shares of Series C Preferred stock held by Lakeview Direct Investments, L.P., 658,761 shares of Series C Preferred stock held by Thomas Elden Investment Trust, and 131,752 shares of Series C Preferred stock held by Next Chapter Holdings, L.P.
(5)	Consists of 658,761 shares of Series C Preferred stock held by WHI Ventures Fund I, LLC and 658,761 shares of Series C Preferred stock held by WHI Morula Fund, LLC.
(6)	Consists of 276,031 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(7)	Consists of 22,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(8)	Consists of 218,648 shares of common stock held, 41,515 shares of Series C Preferred Stock held, and 337,580 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(9)	Consists of 95,658 shares of common stock held and 275,160 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(10)	Consists of 100,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(11)	Consists of 25,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.
(12)	Consists of 314,306 shares of common stock held and 1,036,271 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 6, 2004.

CHAPTER FIVE—CERTAIN LEGAL INFORMATION

COMPARISON OF STOCKHOLDER RIGHTS

Both VITEX and Panacos are incorporated in the state of Delaware. If the merger is consummated, holders of Panacos preferred and common stock will become holders of VITEX common stock, and the rights of former Panacos stockholders will be governed by Delaware law and VITEX’s certificate of incorporation and by-laws. The rights of Panacos stockholders under Panacos’ certificate of incorporation and by-laws differ in limited respects from the rights of VITEX stockholders under VITEX’s certificate of incorporation and by-laws. These differences are summarized in the table below.

	VITEX Stockholder Rights	Panacos Stockholder Rights
Corporate Governance:

The rights of VITEX stockholders are currently governed by Delaware law and the certificate of incorporation and by-laws of VITEX.

Upon consummation of the merger, the rights of VITEX stockholders will continue to be governed by Delaware law and the certificate of incorporation and by-laws of VITEX.

The rights of Panacos stockholders are currently governed by Delaware law and the certificate of incorporation and by-laws of Panacos, as well as a Second Amended and Restated Investors’ Rights Agreement dated as of March 12, 2004 (the “Rights Agreement”).

Upon consummation of the merger, the Rights Agreement will terminate and the rights of Panacos stockholders will be governed by Delaware law and the certificate of incorporation and by-laws of VITEX.

Authorized Capital Stock:	The authorized capital stock of VITEX consists of 75 million shares of VITEX common stock and 1 million shares of VITEX preferred stock. If the merger is completed and the stockholders have approved the certificate of incorporation amendment, the authorized capital stock will consist of 150 million shares of common stock and 1 million shares of preferred stock. See “Chapter Six – VITEX Special Meeting Proposals – Item 3 – Amendment of VITEX’s Certificate of Incorporation.”	The authorized capital stock of Panacos consists of 50 million shares of Panacos common stock and 36 million shares of Panacos preferred stock, 1.5 million of which are designated as “Series A Preferred Stock,” 7,426,523 of which are designated as “Series B Preferred Stock,” 24,138,157 of which are designated as “Series C Preferred Stock” and 2,935,320 of which are undesignated.

Number of Directors:	VITEX’s certificate of incorporation provides that the number of directors shall be determined by the Board of Directors but that it shall never be fewer than three.	Panacos’ by-laws provide that the authorized number of directors shall be not less than three nor more than twelve. The Rights Agreement provides for the authorized size of the Board of Directors to be six (6) members.

Classification of Board of Directors:	VITEX’s certificate of incorporation provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class serving a staggered three-year term.	Panacos’ by-laws do not provide for a classified Board of Directors; each director serves until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal.

	VITEX Stockholder Rights	Panacos Stockholder Rights

Removal of Directors:	Under VITEX’s certificate of incorporation, a director may be removed for cause by a vote of the holders of a majority of shares entitled to vote for the election of directors. A director may not be removed without cause.	Subject to the terms of the Rights Agreement, under Panacos’ by-laws any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote on the election of directors.

Stockholder Action by Written Consent:	According to VITEX’s certificate of incorporation, the power of stockholders to act by consenting in writing without a meeting is specifically denied.	According to Panacos’ by-laws any action required or permitted to be taken at any annual or special stockholders meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Notice of Business at Annual Meetings:	Under VITEX’s by-laws, written notice of stockholder meetings, including annual meetings, must include a statement of the purposes for which the meeting is called. Also, stockholder-proposed business may only be transacted if the proposing stockholder provides timely written notice to an officer of the corporation.	Under Panacos’ by-laws written notice of annual meetings need not specify the purposes for which the meeting is called.

Certain Business Combinations:	Under VITEX’s certificate of incorporation, the affirmative vote of two-thirds of all voting shares is necessary to engage in any transaction, the effect of which is to combine the corporation’s assets and business with that of another corporation that is the beneficial owner of 5% or more of the outstanding shares of VITEX stock eligible to vote in the election of the Board of Directors. Two-thirds stockholder approval is not necessary, however, if the combination is approved by a majority of the Board of Directors, provided that the directors voting in favor of such resolution include a majority of the persons who were duly elected and acting members of the Board of Directors prior to the time the other corporation became a beneficial owner of 5% or more of the shares of VITEX stock eligible to vote in the election of the Board of Directors.	The Panacos certificate of incorporation provides that a consolidation, merger, or sale of substantially all of the corporation’s assets shall constitute a liquidation or dissolution of the corporation, unless a majority of the holders of outstanding Panacos Series B Preferred Stock and Series C Preferred Stock, voting as a single class, elect otherwise. The merger will not constitute a liquidation event under the Panacos certificate of incorporation.

	VITEX Stockholder Rights	Panacos Stockholder Rights

Liquidation Rights:	Under VITEX’s certificate of incorporation, holders of VITEX common stock are entitled to share ratably in the remaining assets of the corporation, after payment to the preferred stock holders of all amounts to which such preferred holders are entitled.	In the event of a liquidation or dissolution, holders of Panacos Series A, Series B and Series C Preferred Stock are entitled to be paid an amount equal to the initial purchase price per share for each series of preferred stock plus an amount equal to all declared but unpaid dividends, subject to an adjustment for stock splits, stock dividends, combinations, and other changes in the preferred stock before any payment is made to the holders of common stock. After payments to the holders of the Series A, Series B and Series C Preferred Stock, as described above, the remaining assets and funds of the corporation, if any, shall be distributed among the holders of common stock and preferred stock pro rata in proportion to the number of shares of common stock held and the number of shares of common stock which they have the right to acquire upon conversion of their preferred stock.

Conversion Rights:	Under the VITEX certificate of incorporation, the VITEX Board of Directors has the authority to establish conversion privileges with respect to any issuance of preferred stock. There are no shares of preferred stock issued or outstanding.	Each share of Panacos preferred stock is convertible at the option of the holder at a conversion price, set initially by the certificate of incorporation $1.116 per share of Series B Preferred Stock and $0.759 per share of Series C Preferred Stock. The conversion price is subject to adjustment in case of the issuance of diluting options, convertible securities, dividends, or shares of common stock; consolidation or combination of outstanding shares of common stock; and merger or reorganization of Panacos.

Redemption Rights:	Under VITEX’s certificate of incorporation, holders of common stock have no redemption rights. The VITEX Board of Directors has the authority to establish redemption rights with respect to future issuances of preferred stock. There are currently no shares of preferred stock issued or outstanding.	Under the Panacos certificate of incorporation, commencing on or after March 12, 2010, upon the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series B and Series C Preferred Stock, voting as a single class, and upon the receipt of the written notice of such approval of the redemption, Panacos shall redeem the Series B Preferred Stock and the Series C Preferred Stock in two equal annual installments of 50% of the outstanding shares each commencing on the date which is 60 days from Panacos’ receipt of the notice of redemption and again one year after such date. The redemption price is equal to the initial purchase price per share for each series of preferred stock plus an amount equal to all declared but unpaid dividends, subject to an adjustment for stock splits, stock dividends, combinations, and other changes in the preferred stock.

	VITEX Stockholder Rights	Panacos Stockholder Rights

Voting Rights:	Under the VITEX certificate of incorporation, holders of VITEX common stock elect the Board of Directors as a class.	Under the Panacos certificate of incorporation, the holders of Series C Preferred Stock, voting as a class, are entitled to elect one member of the Board of Directors. The holders of Series B Preferred Stock, voting as a class, are entitled to elect two members of the Board of Directors. The holders of common stock and the holders of preferred stock, voting together as a class, are entitled to elect the remaining members of the Board of Directors. Directors are elected as set forth in the Rights Agreement.

Dividend Rights:	Under VITEX’s certificate of incorporation, holders of common stock are entitled to receive such dividends as may be declared by the VITEX Board of Directors. The Board has the authority to establish dividend rights with respect to future issuance of preferred stock.	Under Panacos’ certificate of incorporation, Common Stock holders will not receive any dividends until the holders of preferred stock have first been paid dividends at the rate of 8% per annum, as adjusted for any stock dividends, combinations or splits with respect to such shares, during that fiscal year and any prior year in which dividends accumulated but remain unpaid and received a distribution on each outstanding share of preferred stock in an amount equal to the product of (1) the per share amount, if any, of the dividends or other distributions to be declared multiplied by (2) the number of shares of common stock into which such share of preferred stock is convertible.

Appraisal Rights:	Because VITEX is quoted on the Nasdaq National Market, VITEX stockholders are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger.

Panacos is incorporated under Delaware law, and the Delaware General Corporation Law governs the availability of appraisal rights with respect to any acquisition of Panacos. Under §262 of the Delaware General Corporation Law, Panacos stockholders are entitled to an appraisal by the Court of Chancery of the fair value of their shares, exclusive of any element of value arising from the merger, if they:

(1) file written notice with Panacos of their intention to exercise such appraisal rights prior to the Panacos special meeting;

(2) continue to hold their shares through the effective time of the merger; and

(3) do not vote in favor of the merger.

Stockholders who follow the procedures set forth in Section 262 are entitled to have their Panacos stock purchased by the surviving corporation for cash at the fair value of the shares of Panacos stock as determined by the Delaware Court of Chancery. See “Chapter One – The Merger – The Merger Agreement – Appraisal Rights”.

DESCRIPTION OF VITEX CAPITAL STOCK

The following summary of the current terms of the capital stock of VITEX and the terms of the capital stock of VITEX to be in effect after completion of the merger is not meant to be complete and is qualified by reference to the VITEX certificate of incorporation and VITEX by-laws. Copies of the VITEX certificate of incorporation and VITEX by-laws are incorporated by reference and will be sent to holders of shares of VITEX common stock, Panacos common stock and Panacos preferred stock upon request. See “Chapter Eight—Additional Information for Stockholders—Where You Can Find More Information.”

Authorized Capital Stock

Prior to Completion of the Merger. Under the VITEX certificate of incorporation, VITEX’s authorized capital stock consists of 75,000,000 shares of VITEX common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

Following Completion of the Merger. If the merger is completed, the VITEX certificate of incorporation will be amended to increase the authorized number of shares of VITEX common stock to 150,000,000. See “Chapter Six—VITEX Special Meeting Proposals—Item 3—Amendment of VITEX’s Certificate of Incorporation.”

VITEX Common Stock

VITEX Common Stock Outstanding. The outstanding shares of VITEX common stock are, and the shares of VITEX common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each holder of VITEX common stock is entitled to one vote for each share of VITEX common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividend Rights; Rights upon Liquidation. The holders of VITEX common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the VITEX Board, subject to any preferential dividend rights granted to the holders of any then outstanding VITEX preferred stock. In the event of liquidation, each share of VITEX common stock is entitled to share pro rata in any distribution of VITEX’s assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding VITEX preferred stock.

Preemptive Rights. Holders of VITEX common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

VITEX Preferred Stock

VITEX Preferred Stock Outstanding. There are no shares of preferred stock issued or outstanding.

Blank Check Preferred Stock. Under the VITEX certificate of incorporation, the VITEX Board has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, limitations, and restrictions of any such class or series, including the dividend rights, dividend rates, voting rights, the rights and terms of redemption, redemption prices, the rights and terms of conversion, liquidation preferences, sinking fund terms, the number of shares constituting any such class or series, and the designation of such class or series. VITEX believes that the power to issue preferred stock will provide flexibility in connection with possible corporate transactions. The issuance of preferred stock could adversely affect the voting power of the holders of common stock and restrict their rights to receive payment upon liquidation and could have the effect of delaying, deferring or preventing a change of control of VITEX. See “—Description of VITEX Capital Stock—Anti-Takeover Measures.” VITEX has no present plans to issue any shares of preferred stock.

Stock Purchase Warrants and Purchase Options

VITEX has outstanding warrants to purchase an aggregate of 5,294,595 shares of common stock at an exercise price of $1.32 per share, warrants to purchase an aggregate of 1,698,322 shares of common stock at an exercise price of $1.75 per share. VITEX has outstanding purchase options to purchase an aggregate of 944,563 shares of common stock at an exercise price of $1.15 per share, and outstanding purchase options to purchase an aggregate of 1,149,720 shares of common stock at an exercise price of $0.90 per share. These warrants have four-year terms commencing on respective dates of issuance, expiring between December 2007 and January 2008. The purchase options expire in August 2004. The shares of common stock issuable to the warrant holders and purchase options upon exercise of the warrants and purchase options have been registered for resale.

Anti-Takeover Measures

In addition to the Board of Directors’ ability to issue shares of preferred stock, the VITEX certificate of incorporation and by-laws contain several other provisions that are commonly considered to discourage unsolicited takeover bids. The VITEX certificate of incorporation includes a provision classifying the Board of Directors into three classes with staggered three-year terms and a provision prohibiting stockholder action by written consent except as otherwise provided by law. Under the certificate of incorporation and by-laws, the Board of Directors may enlarge the size of the Board and fill any vacancies on the Board. The certificate of incorporation requires the prior approval of the holders of at least 66 2/3% of the outstanding capital stock of VITEX for VITEX to enter into certain transactions with entities that own 5% or more of VITEX’s common stock, such as:

•	the merger of VITEX with or into such entity;

•	the sale or disposition of all or substantially all of VITEX’s assets to such entity;

•	the issuance or transfer by VITEX of its securities having a market value in excess of $500,000 to such entity; or

•	engaging in any other business combination transaction with such entity.

The prohibitions described in the preceding sentence do not apply to transactions approved by a majority of the Board of Directors, provided the Directors voting in favor of such resolution include a majority of the persons who were Directors prior to the time such entity became a 5% stockholder of VITEX. Further, provisions of the certificate of incorporation provide that the stockholders may amend certain provisions of the certificate of incorporation only with the affirmative vote of 66 2/3% of VITEX’s capital stock. The by-laws provide that nominations for Directors may not be made by stockholders at any annual or special meeting unless the stockholder intending to make a nomination notifies VITEX, a specified period in advance, of its intention to do so and furnishes certain information. The by-laws also provide that special meetings of VITEX’s stockholders may be called only by the President or the Board of Directors and require advance notice of business to be brought by a stockholder before the annual meeting.

VITEX is subject to the provisions of Section 203 of the Delaware General Corporation Law, a law regulating corporate takeovers (the “Anti-Takeover Law”). In certain circumstances, the Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq National Market, from engaging in a “business combination” (which includes a merger or sale of more than ten percent of the corporation’s assets) with an “interested stockholder” (a stockholder who owns 15% or more of the corporation’s outstanding voting stock) for three years following the date on which such stockholder became an “interested stockholder” subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both Directors and officers or by certain employee stock plans). A Delaware corporation subject to the Anti-Takeover Law may “opt out” of the Anti-Takeover Law with an express provision either in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares; such an amendment is effective following expiration of twelve months from adoption. VITEX has not “opted out” of the Anti-Takeover Law.

The foregoing provisions of the certificate of incorporation and by-laws and Delaware law could have the effect of discouraging others from attempting hostile takeovers of VITEX and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common stock that might result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in the management of VITEX. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for VITEX’s common stock is The American Stock Transfer & Trust Company. Its telephone number is (212) 936-5100.

Nasdaq National Market Listing

It is a condition to the merger that the shares of VITEX common stock issuable in the merger be approved for listing on the Nasdaq National Market at or prior to the closing, subject to official notice of issuance.

TRADEMARK MATTERS

INACTINE is a trademark of VITEX. All other trademarks or tradenames referred to in this Joint Proxy Statement - Prospectus are the property of their respective owners.

LEGAL MATTERS

The validity of the VITEX common stock to be issued to Panacos stockholders pursuant to the merger will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. It is a condition to the completion of the merger that VITEX and Panacos receive opinions from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Cooley Godward LLP, respectively, with respect to the tax treatment of the merger. See “Chapter One—The Merger—The Merger Agreement—Conditions to the Merger” and “The Merger Transaction—Material Federal Income Tax Consequences of the Merger.”

EXPERTS

The consolidated financial statements of V.I. Technologies, Inc. as of December 27, 2003 and December 28, 2002, and for each of the years in the three-year period ended December 27, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, an independent registered public accounting firm, has audited the Panacos Pharmaceutical, Inc. financial statements at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and the period from September 20, 1999 (inception) to December 31, 2003, as set forth in their report. These financial statements are included in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

CHAPTER SIX—VITEX SPECIAL MEETING PROPOSALS

ITEM 1—VITEX MERGER PROPOSAL

For summary and detailed information regarding the VITEX merger proposal, see “Chapter One—The Merger.”

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED ISSUANCE OF SHARES OF VITEX COMMON STOCK

ITEM 2—ADOPTION OF SUPPLEMENTAL EQUITY COMPENSATION PLAN

Approval of Supplemental Equity Compensation Plan

The VITEX Board of Directors has adopted, subject to stockholder approval and the approval of the merger, the Supplemental Equity Compensation Plan, or the New Plan. Up to 8,101,171 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the New Plan. The adoption of the New Plan is being submitted for your approval to ensure qualification of the New Plan under Nasdaq National Market, incentive stock option and Internal Revenue Code rules.

General

The New Plan was adopted by the VITEX Board in the form in which it had been previously approved by Panacos’ Board of Directors and stockholders. As so adopted, the New Plan will serve as the form of plan under which the options originally granted by Panacos, and assumed by VITEX in the merger, will be issued. Following the merger, and the grant of options to purchase VITEX common stock to former Panacos optionholders, VITEX will be able to continue to make grants under the New Plan using the remaining shares that were unallocated to Panacos optionholders as of the time of the merger.

The New Plan will allow VITEX to offer competitive compensation so as to attract and retain top quality personnel, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of VITEX. Stock options granted under the New Plan will be a significant element of compensation for VITEX, as they are in the biotechnology industry generally. Competition for the best personnel in the biotechnology industry is intense. The Board of Directors believes that it is essential for VITEX’s future strength to continue to offer competitive equity compensation to employees. The primary purpose of the New Plan is to compensate former employees of Panacos in a manner substantially consistent with past Panacos practices.

The New Plan permits the grant of incentive and nonstatutory stock options and stock rights (collectively, “Awards”) to employees, directors and consultants of VITEX. The New Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The New Plan may be amended or terminated at any time by the Board of Directors, subject to approval by the stockholders when such approval is deemed to be necessary or advisable by the Board.

Although the Compensation Committee has discretion in granting Awards, the exercise price of any incentive stock option, or ISO, may not be less than 100% of the fair market value of VITEX’s common stock on the date of the grant for grants to employees who own 10% or less of VITEX’s capital stock, and not less than

110% of the fair market value of VITEX’s common stock on the date of the grant for grants to employees who own more than 10% of VITEX’s capital stock. In the case of nonstatutory stock options, the exercise price may not be less than the par value of VITEX’s common stock. No ISO granted under the New Plan is transferable by the optionee other than by will or the laws of descent or distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the New Plan may not exceed ten years, and no ISO may be granted under the New Plan more than ten years from the Plan’s adoption.

Options are generally granted subject to forfeiture restrictions that lapse over time during the optionee’s employment. Vested options are generally cancelled if not exercised within a specified time after termination of the optionee’s employment.

Federal Income Tax Consequences Relating to New Plan Options

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the New Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain, and any loss sustained will be a long- term capital loss. No deduction would be allowed to VITEX for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of common stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and VITEX would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to VITEX. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise of a nonstatutory stock option, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and VITEX is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for VITEX.

Votes Required to Approve the Adoption of the New Plan

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting will be required to adopt the Supplemental Equity Compensation Plan.

The Board of Directors considers VITEX’s ongoing program of granting stock options broadly across the employee base to be very important to VITEX’s ability to compete for top talent and a significant incentive to promote VITEX’s success and, therefore, in the best interests of VITEX’s stockholders.

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 2.

ITEM 3—AMENDMENT OF VITEX’S CERTIFICATE OF INCORPORATION

At the VITEX meeting, holders of VITEX stock will be asked to approve the amendment of VITEX’s restated certificate of incorporation. The amendment will increase the number of authorized shares of VITEX common stock to 150,000,000. Approval by VITEX stockholders of the merger, including the related issuance of VITEX common stock, as described under “Chapter One—The Merger—The Merger Transaction—General,” is a condition to effecting the VITEX certificate of incorporation amendment, but approval of the VITEX certificate of incorporation amendment is not a condition to completing the merger.

Increase of Authorized Common Stock. VITEX’s certificate of incorporation currently authorizes 75,000,000 shares of common stock and 1,000,000 shares of preferred stock. On July 6, 2004, 54,428,333 shares of VITEX common stock were outstanding.

To complete the merger, 25 million shares of VITEX common stock will be issued at the effective time. An additional 20 million shares will be issuable upon the achievement of milestones as described under “The Merger Agreement—Merger Consideration”. VITEX may be required to issue additional shares if the 25 million shares issued at the effective time, together with the 5 million shares issuable as the initial tranche of the milestone shares, do not reach $30 million in value. Further, approximately 8 million VITEX shares will be reserved for issuance under Panacos employee stock options and other stock-based awards and for similar purposes.

VITEX has sufficient shares to complete the merger. At present, VITEX has no plans to issue shares for any other purpose. However, the VITEX Board of Directors believes it is desirable to have additional shares available for other corporate purposes that might arise in the future. For example, although VITEX currently meets its obligations to deliver shares under employee stock options and similar arrangements with treasury shares (meaning previously issued shares that have been reacquired by VITEX), it may become desirable in the future to use newly issued shares for this purpose. Shares could also be used for acquisitions or to raise capital. Under some circumstances, it is also possible for a company to use unissued shares for antitakeover purposes, but VITEX has no present intention to take any such action.

Whether or not any future issuance of shares unrelated to the merger would be submitted for stockholder vote depends upon the nature of the issuance, legal and stock exchange requirements, and the judgment of VITEX’s Board at the time.

Votes Required to Approve the Amendment of the Certificate of Incorporation

The affirmative vote of the holders of a majority of the issued and outstanding shares of VITEX common stock will be required to approve the amendment of VITEX’s restated certificate of incorporation.

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 3.

CHAPTER SEVEN—PANACOS SPECIAL MEETING PROPOSAL

ITEM 1—PANACOS MERGER PROPOSAL

For summary and detailed information regarding the Panacos merger proposal, see “Chapter One—The Merger.”

PANACOS MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT.

VII-1

CHAPTER EIGHT—ADDITIONAL INFORMATION FOR STOCKHOLDERS

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal for VITEX’s annual meeting in 2004 must be sent to the Secretary at the address of VITEX’s principal executive office given under “The Companies” on page I-3. The deadline for receipt of a proposal to be considered for inclusion in VITEX’s proxy statement was May 6, 2004. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 50 days nor more than 75 days prior to the annual meeting, unless less than 65 days notice or public disclosure is given, in which case the stockholder’s notice of proposal to VITEX must be received within 15 days after such notice or disclosure is given. If VITEX does not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

On request, the Secretary will provide detailed instructions for submitting proposals.

SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

VITEX files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information VITEX files at the SEC’s public reference rooms in Washington, D.C. (at 450 Fifth Street, N.W.), New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. VITEX’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov.”

The following documents are incorporated by reference into this Joint Proxy Statement-Prospectus:

(1)	VITEX’s Annual Report on Form 10-K for its fiscal year ended December 27, 2003, filed on March 1, 2004 (File No. 000-24241);

(2)	VITEX’s Amendment No. 1 to its Annual Report on Form 10-K for its fiscal year ended December 27, 2003, filed on April 20, 2004 (File No. 000-24241);

(3)	VITEX’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 27, 2004, filed on May 10, 2004 (File No.000-24241); and

(4)	VITEX’s Current Report on Form 8-K, filed on June 3, 2004 (File No. 000-24241).

VITEX filed a registration statement on Form S-4 to register with the SEC the VITEX common stock to be issued to Panacos stockholders in the merger. This Joint Proxy Statement - Prospectus is a part of that registration statement and constitutes a prospectus of VITEX in addition to being a proxy statement of VITEX and Panacos for the meetings. As allowed by SEC rules, this Joint Proxy Statement - Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

VITEX has supplied all information contained or incorporated by reference in this Joint Proxy Statement - Prospectus relating to VITEX, and Panacos has supplied all such information relating to Panacos.

You should rely only on the information contained in this Joint Proxy Statement - Prospectus to vote on the VITEX proposals and the Panacos proposal. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement - Prospectus. This Joint Proxy Statement - Prospectus is dated July 13, 2004. You should not assume that the information contained in the Joint Proxy Statement - Prospectus is accurate as of any date other than such date, and neither the mailing of this Joint Proxy Statement - Prospectus to stockholders nor the issuance of VITEX common stock in the merger shall create any implication to the contrary.

VIII-1

INDEX TO FINANCIAL STATEMENTS

V.I. TECHNOLOGIES, INC.

V.I. Technologies, Inc.’s Annual Report on Form 10-K for its fiscal year ended December 27, 2003, as amended, and its Quarterly Report on Form 10-Q for its fiscal quarter ended March 27, 2004, including the financial statements required by Form S-4, accompany and are incorporated by reference into this Joint Proxy Statement—Prospectus.

PANACOS PHARMACEUTICALS, INC.

Audited Financial Statements for the years ended December 31, 2003, 2002 and 2001 and the period from September 29, 1999 (inception) to December 31, 2003

Unaudited Financial Statements for the three months ended March 31, 2004 and 2003 and the period from September 29, 1999 (inception) to March 31, 2004

VIII-2

PANACOS PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

Years ended December 31, 2003, 2002 and 2001 and the period from September 29, 1999 (inception) to December 31, 2003 with Report of Independent Auditors

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Audited Financial Statements

Years ended December 31, 2003, 2002 and 2001 and the period from

September 29, 1999 (inception) to December 31, 2003

Report of Independent Registered Public Accounting Firm

Board of Directors

Panacos Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Panacos Pharmaceuticals, Inc. (A Development Stage Company) as of December 31, 2003 and 2002, and the related statements of operations, redeemable preferred stock and stockholders’ deficit and cash flows for each of the three years in the period ending December 31, 2003 and the period from September 29, 1999 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panacos Pharmaceuticals, Inc. (A Development Stage Company) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ending December 31, 2003 and the period from September 29, 1999 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

/s/    ERNST & YOUNG, LLP

McLean, VA

April 15, 2004, except for Note 11,

    as to which the date is April 26, 2004

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Balance Sheets

	December 31
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$476,500	$1,707,284
Accounts receivable	143,519	90,328
Prepaids and other current assets	57,501	59,284

Total current assets	677,520	1,856,896
Property and equipment, net	345,194	415,504
Restricted cash	125,000	125,000
Deposits and other	69,217	36,271

Total assets	$1,216,931	$2,433,671

Liabilities, redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$645,415	$334,900
Accrued employee benefits	342,813	176,155
Current portion of notes payable, net	163,646	144,697
Convertible debt, net	2,952,011	—
Capital lease obligation, current	14,603	34,813

Total current liabilities	4,118,488	690,565
Notes payable less current portion, net	152,014	315,660
Capital lease obligation, less current portion	12,473	25,569
Deferred rent	61,715	35,457

Total liabilities	4,344,690	1,067,251

Warrants to purchase Redeemable Convertible Series B Preferred Stock	21,792	21,792
Redeemable Convertible Series B Preferred Stock, $0.001 par value per share; 10,114,695 shares authorized; 7,392,473 issued and outstanding; per share aggregate liquidation preference of $1.34 and $1.24, respectively	9,890,692	9,146,097
Stockholders’ deficit:
Series A Preferred Stock, $0.001 par value per share; 1,500,000 shares authorized, issued and outstanding; per share aggregate liquidation preference of $0.34 and $0.24, respectively	1,500	1,500
Common stock, $0.01 par value; 15,000,000 shares authorized; 649,203 and 489,176 shares issued and outstanding at December 31, 2003 and 2002, respectively	6,492	4,892
Additional paid-in capital	—	107,672
Deferred stock compensation	(930)	(1,125)
Deficit accumulated during the development stage	(13,047,305)	(7,914,408)

Total stockholders’ deficit	(13,040,243)	(7,801,469)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$1,216,931	$2,433,671

See accompanying notes.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

	Year ended December 31			Period from September 29 1999 (inception) to December 31 2003
	2003	2002	2001
Grant revenue	$1,077,879	$925,550	$575,468	$2,791,191

Costs and expenses:
Research and development	4,458,692	4,416,273	2,443,484	12,145,258
General and administrative	950,220	1,005,629	400,428	3,028,090

Total costs and expenses	5,408,912	5,421,902	2,843,912	15,173,348

Loss from operations	(4,331,033)	(4,496,352)	(2,268,444)	(12,382,157)
Interest income	8,598	57,127	87,612	170,729
Interest expense	(185,593)	(21,653)	(3,762)	(211,008)

Net loss	$(4,508,028)	$(4,460,878)	$(2,184,594)	$(12,422,436)

See accompanying notes.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

September 29, 1999 (inception) to December 31, 2003

			Stockholders’ Deficit
	Series B Redeemable Preferred Stock		Series A Preferred Stock		Common Stock		Additional Capital	Deferred Stock Compensation	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at September 29, 1999 (inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—

Balance at December 31, 1999	—	—	—	—	—	—	—	—	—	—
Issuance of founder shares during January 2000; $0.033 per share	—	—	—	—	334,804	3,348	7,812	—	—	11,160
Issuance of Series A preferred stock	—	—	1,500,000	1,500	—	—	(1,500)	—	—	—
Contribution by a Series A stockholder	—	—	—	—	—	—	1,051,263	—	—	1,051,263
Exercise of stock options March through November; $0.033 per share	—	—	—	—	52,540	525	1,226	—	—	1,751
Issuance of Series B redeemable preferred stock; $1.116 per share, net of issuance costs of $30,000	2,688,172	2,970,000	—	—	—	—	—	—	—	—
Accretion of stock issuance costs	—	625	—	—	—	—	(625)	—	—	(625)
Accretion of dividends	—	29,905	—	—	—	—	(29,905)	—	—	(29,905)
Deferred stock compensation	—	—	—	—	—	—	2,107	(2,107)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	2,107	—	2,107
Net loss	—	—	—	—	—	—	—	—	(1,268,936)	(1,268,936)

Balance at December 31, 2000	2,688,172	3,000,530	1,500,000	1,500	387,344	3,873	1,030,378	—	(1,268,936)	(233,185)
Exercise of stock options in January and May; $0.033 per share	—	—	—	—	56,423	564	1,316	—	—	1,880
Issuance of Series B redeemable preferred stock; $1.116 per share	224,014	250,000	—	—	—	—	—	—	—	—
Accretion of redeemable preferred stock issuance costs	—	5,000	—	—	—	—	(5,000)	—	—	(5,000)
Accretion of dividends	—	261,570	—	—	—	—	(261,570)	—	—	(261,570)
Deferred stock compensation	—	—	—	—	—	—	1,500	(1,500)	—	—
Net loss	—	—	—	—	—	—	—	—	(2,184,594)	(2,184,594)

Balance at December 31, 2001	2,912,186	3,517,100	1,500,000	1,500	443,767	4,437	766,624	(1,500)	(3,453,530)	(2,682,469)
Issuance of Series B redeemable preferred stock in January; $1.116 per share	4,480,287	4,968,987	—	—	—	—	—	—	—	—
Exercise of stock options in March and April; $0.033 per share	—	—	—	—	45,409	455	1,058	—	—	1,513
Accretion of redeemable preferred stock issuance costs	—	10,882	—	—	—	—	(10,882)	—	—	(10,882)
Accretion of dividends	—	649,128	—	—	—	—	(649,128)	—	—	(649,128)
Amortization of deferred stock compensation	—	—	—	—	—	—	—	375	—	375
Net loss	—	—	—	—	—	—	—	—	(4,460,878)	(4,460,878)

Balance at December 31, 2002	7,392,473	9,146,097	1,500,000	1,500	489,176	4,892	107,672	(1,125)	(7,914,408)	(7,801,469)
Issuance of Common stock	—	—	—	—	80,000	800	8,160	—	—	8,960
Exercise of stock options February through July; $0.033 per share	—	—	—	—	56,527	565	1,317	—	—	1,882
Exercise of stock options February through December; $0.112 per share	—	—	—	—	23,500	235	2,397	—	—	2,632
Accretion of stock issuance costs	—	11,416	—	—	—	—	(11,416)	—	—	(11,416)
Accretion of dividends	—	733,179	—	—	—	—	(108,310)	—	(624,869)	(733,179)
Deferred stock compensation	—	—	—	—	—	—	180	(180)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	375	—	375
Net loss	—	—	—	—	—	—	—	—	(4,508,028)	(4,508,028)

Balance at December 31, 2003	7,392,473	$9,890,692	1,500,000	$1,500	649,203	$6,492	$—	$(930)	$(13,047,305)	$(13,040,243)

See accompanying notes

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Year ended December 31			Period from September 29 1999 (inception) to December 31 2003
	2003	2002	2001
Operating activities
Net loss	$(4,508,028)	$(4,460,878)	$(2,184,594)	$(12,422,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash operating expenses	—	—	—	1,051,263
Depreciation	78,426	68,973	24,418	172,325
Amortization of deferred financing costs	58,702	3,367	—	62,070
Amortization of deferred stock compensation	375	375	—	2,857
Changes in operating assets and liabilities:			(27,963)
Accounts receivable	(53,191)	(23,861)	7,912	(143,519)
Prepaids and other current assets	1,783	(33,631)	(2,334)	(57,501)
Other assets	(32,946)	(33,937)	390,647	(69,217)
Accounts payable	310,515	(180,421)	8,836	645,415
Accrued employee benefits	166,658	123,822	—	342,813
Deferred rent	26,258	35,457	—	61,715

Net cash used in operating activities	(3,951,448)	(4,500,734)	(1,783,078)	(10,354,215)

Investing activities
Purchase of property and equipment	(8,116)	(167,043)	(215,543)	(408,446)
Restriction of cash	—	2,071	(127,071)	(125,000)

Net cash used in investing activities	(8,116)	(164,972)	(342,614)	(533,446)

Financing activities
Proceeds from the issuance of preferred stock, net	—	4,968,987	250,000	8,188,987
Proceeds from issuance of common stock	13,474	1,513	1,880	29,778
Proceeds from the issuance of convertible debt, net	2,904,032	—	—	2,904,032
Proceeds from borrowings on notes payable	—	530,000	—	530,000
Payments of principal on notes payable	(155,420)	(51,218)	—	(206,638)
Payments on capital lease obligations	(33,306)	(30,670)	(18,021)	(81,998)

Net cash provided by financing activities	2,728,780	5,418,612	233,859	11,364,161
Net increase (decrease) in cash and cash equivalents	(1,230,784)	752,906	(1,891,833)	476,500
Cash and cash equivalents at beginning of period	1,707,284	954,378	2,846,211	—

Cash and cash equivalents at end of period	$476,500	$1,707,284	$954,378	$476,500

Supplemental information
Cash paid for interest	$38,914	$16,352	$—	$56,100

Equipment acquired under capital leases	$1,858	$28,894	$—	$110,752

See accompanying notes.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003 and 2002

1. Organization

Panacos Pharmaceuticals, Inc. (the Company) was incorporated in September 1999 as a wholly owned subsidiary of Boston Biomedica, Inc. In November 2000, the Company became independent and obtained additional equity financing from third-party investors. The Company is an emerging biopharmaceutical company using cutting-edge technologies to discover antiviral drugs and vaccines with novel mechanisms of action. One of the Company’s major targets is in the Human Immunodeficiency Virus (HIV). In addition to having drug candidates at the preclinical testing stage, the Company is engaged in a drug discovery program focused on the identification of inhibitors of the fusion of viruses to a human cell. These programs are high-risk, are likely to require many years and substantial expenditures to complete, and may ultimately prove unsuccessful. Therefore, the Company will need to obtain additional funds from outside sources to continue its research and development activities, fund operating expenses, pursue regulatory approval, protect its intellectual property, and build production, sales and marketing capabilities as necessary. Possible sources of funds are strategic alliances, additional equity offerings grants and contracts, and research and development funding from third parties.

The Company obtained additional financing in early 2004. Further information is presented in Note 11.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is considered a development stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and planned principal operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. Substantially all cash equivalents are held in a short-term money market account with a bank.

At December 31, 2003 and 2002, restricted cash of $125,000 provides security for a letter of credit required for specified obligations under a building lease agreement executed in 2001.

Trade Receivables

Trade receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported in the balance sheets at outstanding principal less any charge offs and the allowance for doubtful accounts. The Company charges off uncollectible receivables when the likelihood of collection is remote. Generally, the Company considers receivables past due 30 days subsequent to the billing

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

date; however, the Company may extend credit terms up to 180 days. Receivables consist principally of amounts due from the federal government and academic institutions. The Company performs ongoing credit evaluations of its customers and generally extends credit without requiring collateral. The Company has not maintained an allowance for doubtful accounts as the Company has not experienced any losses to date.

Property and Equipment

Property, including leasehold improvements and equipment, are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from three to five years. Expenditures for maintenance and repairs are charged to operations as incurred.

Research and Development

The Company expenses its research and development costs as incurred. Research and development costs includes salaries and related benefits, outside services, materials and supplies and allocations of facilities and reported costs.

Grant Revenue

The Company recognizes revenue in accordance with the provisions of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, whereby revenue is not recognized until it is realized or realizable and earned. Revenue is recognized when all terms and conditions of the agreements have been met, including persuasive evidence of an arrangement, services have been rendered, price is fixed or determinable, and collectibility is reasonably assured.

The Company is reimbursed certain costs incurred on specified research projects under the terms and conditions of grants and awards. The Company records the amount of reimbursement as grant revenue. Provisions for estimated losses on research grant projects and any other contracts are made in the period such losses are determined.

Income Taxes

Income taxes are accounted for using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, requires the presentation of comprehensive income or loss and its components as part of the financial statements. For the years ended December 31, 2003, 2002 and 2001, the Company’s net loss reflects comprehensive loss and, accordingly, no additional disclosure is required.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

The Company recognizes expense for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations (APB 25). Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. The Company accounts for equity instruments issued to nonemployees in accordance with EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed. Disclosures regarding alternative fair values of measurement and recognition methods prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123) are presented in Note 7.

In accordance with SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (SFAS 148), the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation is as follows:

	Year ended December 31
	2003	2002	2001
Net loss, as reported	$(4,508,028)	$(4,460,878)	$(2,184,594)
Add: stock-based compensation expense included in reported net loss	375	375	—
Deduct: total stock-based employee compensation expense determined under fair value-based method for all awards	(14,016)	(13,011)	(2,192)

Pro forma net loss	$(4,521,669)	$(4,473,514)	$(2,186,786)

The information included above is not necessarily indicative of future effects of applying the fair value-based method due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

Financial Instruments and Concentration of Credit Risk

The Company considers the recorded costs of its financial assets and liabilities that consist of cash and cash equivalents, accounts receivable, accounts payable, and accrued employee benefits to approximate their fair value because of relatively short maturities at December 31, 2003 and 2002. The fair value of notes payable and capital lease obligations approximated their carrying amounts as of December 31, 2003 and 2002 based on rates currently available to the Company for debt and leases with similar terms.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

3. Property and Equipment

Property and equipment consist of the following:

	December 31
	2003	2002
Leasehold improvements	$87,577	$87,577
Scientific equipment	265,796	264,702
Computer equipment	107,617	100,595
Furniture and fixtures	56,529	56,529

	517,519	509,403
Less accumulated depreciation	(172,325)	(93,899)

	$345,194	$415,504

Depreciation expense related to property and equipment was $78,426, $68,973 and $24,416 for the years ended December 31, 2003, 2002 and 2001, respectively, and $172,325 on a cumulative basis since inception.

4. Notes Payable

In September 2002, the Company entered into a loan and security agreement with a financing company providing for borrowings up to $500,000. The agreement allowed the Company to draw down funds through October 31, 2002 secured by promissory notes. The Company drew down the full amount of the loan in September and October 2002. The term of the notes are 36 months. Substantially all of the Company’s assets, excluding intellectual property, provide collateral for the notes.

In connection with this agreement, the Company issued warrants to the lender to purchase 34,050 shares of Series B Preferred Stock. The warrants are immediately exercisable, have a per share exercise price of $1.116 and expire the latter of ten years from the date of issuance or five years after the closing of the Company’s initial public offering.

The fair value of the warrants was determined using the Black-Scholes pricing model. For the years ended December 31, 2003 and 2002, interest expense included $10,723 and $3,367, respectively, related to the accretion of this discount.

In February 2002, the Company entered into a promissory note with Montgomery County, Maryland. Some or all of the note may be forgiven if the Company meets certain hiring goals and remains in Montgomery County, Maryland for at least five years.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Notes payable consist of the following:

	December 31
	2003	2002
Promissory note, net of discount related to warrants of $7,701 and $18,425, respectively, due September 30, 2005; monthly payments including principal and interest of $9,469; 9% interest per annum	$167,549	$250,072
Promissory note; due September 30, 2005; monthly payments of principal and interest of $4,615; 8.75% interest per annum	85,601	131,300
Promissory note; due October 31, 2005; monthly payments of principal and interest of $1,675; 8.72% interest per annum	32,510	48,985
Promissory note to Montgomery County, Maryland; payment of interest and principal deferred until March 1, 2005; 5% interest per annum	30,000	30,000

Total notes payable	315,660	460,357
Less current portion of notes payable	(163,646)	(144,697)

Long-term portion of notes payable	$152,014	$315,660

Future minimum principal payments, exclusive of discount amortization of $7,701 on all notes payable are as follows:

Year ending December 31:
2004	$163,646
2005	152,014

$315,660

5. Convertible Secured Notes Payable

In July 2003, the Company issued Convertible Secured Promissory Notes to certain stockholders for $3,000,000 (the Notes). The Notes were issued in three $1,000,000 tranches based upon achievement of specified milestones in the Note Purchase Agreement. The Notes bear an interest rate of 10% compounded monthly. The Notes specified that all unpaid principal and accrued but unpaid interest shall be due and payable upon demand of the holders of the Notes, but not before April 17, 2004. In the event the Company undertakes a Qualified Financing, as defined, the Notes may be converted to the securities issued in the Qualified Financing. If more than one-half of all noteholders so desire to convert their debt into the securities offered in the Qualified Financing, then all Notes will be converted. The Notes and accrued interest were converted into 4,145,860 shares of Series C Redeemable Preferred Stock at $0.759 per share, pursuant to a Qualified financing in March 2004.

6. Redeemable Preferred Stock

In November 2000, the Company issued 2,688,172 shares of Series B Preferred Stock for $1.116 per share, for net proceeds of $2,970,000. In January 2001, the Company issued 224,014 shares of Series B Preferred Stock for $1.116 per share, for net proceeds of $250,000. In January 2002, the Company issued 4,480,287 shares of Series B Preferred Stock for $1.116 per share, for net proceeds of $4,968,987. The differences between the carrying amounts of the Series B Preferred Stock and the redemption amounts relate to the costs of issuance, which is accreted from the issuance date to the redemption date of November 16, 2006. The Series B Preferred Stock is redeemable and convertible.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Dividends are cumulative and accrue on each outstanding share of Series B Preferred Stock at 8% per annum. Accrued and unpaid dividends for the years ended December 31, 2003 and 2002 were $733,179 and $649,136, respectively, and $1,673,790 on a cumulative basis since inception. The Series B Preferred Stock has a liquidation preference senior to the holders of the common stock.

The Company is obligated to redeem shares of Series B Preferred Stock beginning on November 15, 2006 based upon a request of at least 66 2/3% of the then-outstanding shareholders. The redemption would take place in two equal installments over a one-year period. The redemption price, subject to equitable adjustments, shall be equal to $1.116 per share plus all accrued but unpaid dividends.

The holders of shares of Series B Preferred Stock have the right to convert such shares, at their option and at any time, into shares of common stock at the then-applicable conversion rate, as defined. The initial conversion rate is $1.116, which is adjusted for certain equity transactions, as defined. The Series B Preferred Stock will automatically convert into common stock at the then-applicable conversion rate upon a public offering of the Company’s common stock resulting in aggregate proceeds of at least $25.0 million and a price per share of at least $10.00. As of December 31, 2003, the Company had reserved 8,892,285 shares for the conversion of the Series B Preferred Stock.

The shares of the Series B Preferred Stock shall be voted equally with shares of common stock. The Series B Preferred stockholders are entitled to the number of votes that equals the number of shares of common stock into which such shares could be converted, as defined, as of the record or effective date. The affirmative vote or written consent of a majority of the then-outstanding shares of Series B is required to affect certain defined events.

7. Stockholders’ Deficit

Series A Preferred Stock

In January 2000, the Company issued 1,500,000 shares of Series A Preferred Stock in exchange for technology developed by Boston Biomedica, Inc., valued at $50,000. The technology was transferred at Boston Biomedica Inc.’s historical cost.

Holders of the Series A Preferred Stock shall have no voting rights except as required by law. The dividend and conversion provisions of the Series A Preferred Stock are identical to those of the Series B Preferred Stock. Accrued and unpaid dividends for the years ended December 31, 2003 and 2002 were $157,272 and $145,625, respectively, and $454,416 on a cumulative basis since inception. As of December 31, 2003, the Company had reserved 451,986 shares for the conversion of the Series A Preferred Stock.

Common Stock

Holders of common stock are entitled to one vote per share in all matters voted upon by the stockholders and have no right to cumulate votes in the election of directors. Holders of common stock are entitled to receive ratably such dividends, when and if declared by the Board of Directors out of funds legally available therefore. Upon liquidation, dissolution or winding up the Company, the holders of common stock are entitled to receive ratably the net assets of the Company after payment of all debts and other liabilities and subject to the prior rights of any Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions applicable to the common stock.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

In February 2003, the Company issued 80,000 shares of its common stock as an initial license payment in accordance with a license agreement executed with University of North Carolina at Chapel Hill.

Stock Options

In January 2000, the Company adopted the Panacos Pharmaceuticals, Inc. 2000 Equity Incentive Plan (the Plan) to provide for the granting of stock awards, such as stock options, restricted common stock, and stock appreciation rights to employees, directors, and other individuals as determined by the Board of Directors. The Company reserved 1,524,904 shares of common stock under the Plan. At December 31, 2003, 331,786 options remain available for new grants under the Plan.

Stock options granted under the Plan may be either incentive stock options (ISOs) as defined by the Internal Revenue Code, or nonqualified stock options. The Board of Directors determines who will receive options, the vesting periods, which are generally two to four years, and the exercise prices. Options may have a maximum term of no more than 10 years. The exercise price of ISOs granted under the Plan must be at least equal to the fair market value of the common stock on the date of grant.

Exercise prices for options outstanding at December 31, 2003 ranged from $0.03 to $0.11 per share. The weighted-average contractual life of the options granted was 7.84 years. The weighted-average grant date fair value of the options granted in 2003, 2002 and 2001 was $0.06. Additional information with respect to stock option activity is summarized as follows:

	Shares	Weighted- Average Exercise Price
Outstanding at September 29, 1999 (inception)	—	$—
Options granted	408,904	.03
Options exercised	(52,540)	.03
Options canceled or expired	—	—

Outstanding at December 31, 2000	356,364	.03
Options granted	191,000	.11
Options exercised	(56,423)	.03
Options canceled or expired	(27,536)	.04

Outstanding at December 31, 2001	463,405	.07

Exercisable at December 31, 2001	157,204	.03

Options granted	608,500	.11
Options exercised	(45,409)	.03
Options canceled or expired	(2,000)	.11

Outstanding at December 31, 2002	1,024,496	.09

Exercisable at December 31, 2002	222,255	.05

Options granted	18,000	.11
Options exercised	(80,027)	.06
Options canceled or expired	(3,750)	.11

Outstanding at December 31, 2003	958,719	.10

Exercisable at December 31, 2003	411,844	.08

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

The fair value of awards was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Year ended December 31
	2003	2002	2001
Dividend yield	0%	0%	0%
Expected volatility	56.1%	60%	52.5%
Weighted-average risk-free interest rate	3.25%	4.36%	4.2%
Expected term	5 years	5 years	5 years

During 2001, the Company granted options to nonemployees including members of its Scientific Advisory Board to purchase 25,000 shares of common stock at per share exercise prices of $0.11. There were no options granted to nonemployees during 2002. During 2003 the Company granted options to purchase 3,000 shares of common stock at per share exercise price of $0.11. A portion of the options vest immediately, a portion vest over 12 months, and the remainder vest ratably over 48 months. Stock compensation expense related to these grants will fluctuate with any changes in the underlying value of the common stock.

8. Income Taxes

The benefit for income taxes consists of:

	Year ended December 31
	2003	2002	2001
Current	$—	$—	$—
Deferred	1,948,580	1,908,872	1,491,081
Valuation allowance	(1,948,580)	(1,908,872)	(1,491,081)

	$—	$—	$—

For the years ending December 31, 2003, 2002 and 2001, there is no current benefit for income taxes. The deferred tax benefit has been entirely offset by a valuation allowance as it is more likely than not that the Company will not realize the benefits due to its anticipated future losses.

The difference between the amounts of income tax benefit that would result from applying domestic federal statutory tax rates to the net loss relates to the following:

	Year ended December 31
	2003	2002	2001
Federal tax at statutory rates	35.0%	35.0%	35.0%
State taxes, net of federal benefit	5.0	5.0	5.0
Change in valuation allowance	(43.0)	(43.0)	(43.0)
Other	3.0	3.0	3.0

Provision for income tax	0.0%	0.0%	0.0%

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

The Company’s deferred tax assets and liabilities were as follows:

	December 31
	2003	2002
Deferred tax assets:
Net operating loss carryforwards	$2,038,825	$3,165,763
Capitalized research and development expenses	3,608,220	—
Research and development credit	370,241	244,851
Accrued employee benefits	19,209	13,586
Deferred tax liabilities:
Depreciation	(28,198)	(24,247)
Amortization of research and development expense	(659,764)	—

Net deferred tax asset	5,348,533	3,399,953

Valuation allowance	(5,348,533)	(3,399,953)

Net deferred tax assets	$—	$—

The net operating loss carryforwards of approximately $5.1 million will begin to expire in the year 2019 if unused. The use of the Company’s net operating loss carryforwards may be restricted due to changes in Company ownership.

9. Research Agreements, Commitments and Contingencies

The Company has entered into various research support agreements, which will be paid out over the next year. Under these agreements, the Company is obligated to pay approximately $94,900.

The Company leases laboratory and office facilities and scientific equipment under operating and capital lease agreements. Rent expense for the years ended December 31, 2003, 2002 and 2001 was $327,339, $273,014 and $99,944, respectively, and $777,371 on a cumulative basis since inception. Future minimum payments under capital and noncancelable operating lease obligations at December 31, 2003 are as follows:

	Capital	Operating
2004	$16,494	$298,898
2005	8,313	307,865
2006	5,458	317,101
2007	435	326,614
2008	—	336,412
Thereafter	—	1,071,010

Total minimum lease payments	30,700	$2,657,900

Less: amount representing interest and discount	(3,624)

Present value of minimum lease payments	27,076
Less: current portion of capital lease obligation	(14,603)

Long-term portion	$12,473

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Assets recorded under capital lease obligations approximated $119,800 and $109,100 as of December 31, 2003 and 2002, respectively. Depreciation of approximately $15,801, $15,316 and $8,600 under capital lease obligations is included in depreciation expense for the years ended December 31, 2003, 2002 and 2001, respectively, and $40,661 on a cumulative basis since inception.

The Company entered into an agreement with a Series B preferred stockholder that requires the Company to repurchase any and all of the stockholder’s 224,014 shares, should the Company relocate its principal place of business outside the state of Maryland prior to December 31, 2005 or if the Company or its executives are convicted of a felony. The repurchase price shall be equal to the greater of the fair market value of the shares as defined or 110% of the original purchase price ($1.116), plus all unpaid dividends.

10. Employee Benefit Plan

In 2001, the Company adopted a defined contribution 401(k) plan covering all full-time employees. Participants may elect to contribute up to 20% of their annual pretax earnings up to the federally allowed maximum limits. The Company does not currently offer a matching contribution.

11. Subsequent Events

In February 2004, the Company signed unsecured promissory notes for $500,000 in the aggregate to investors in the Company. The notes bear an interest rate of 8% and were payable upon demand of the noteholders. These notes together with unpaid interest accrued thereon were repaid in March 2004.

In March and April 2004, the Company issued 19,992,297 shares of Series C Redeemable Preferred Stock at $0.759 per share for gross cash proceeds of $15,174,153. The Company also issued 4,145,860 shares of Series C Redeemable Preferred Stock valued at $0.759 per share in satisfaction of principal of $3,000,000 and the related accrued interest of $146,708 on the Convertible Notes.

On April 26, 2004, all shares of the Company’s Series A Convertible Preferred Stock were converted to shares of the Company’s common stock at the Conversion Rate of the Series A Preferred Stock then in effect, which was one for one.

PANACOS PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

Unaudited Financial Statements

Three months ended March 31, 2004 and 2003 and the period from September 29, 1999 (inception) to March 31, 2004

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Unaudited Financial Statements

Three months ended March 31, 2004 and 2003 and the period from

September 29, 1999 (inception) to March 31, 2004

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Balance Sheets

	March 31 2004 (unaudited)	December 31 2003
Assets
Current assets:
Cash and cash equivalents	$7,864,916	$476,500
Accounts receivable	76,787	143,519
Prepaids and other current assets	145,692	57,501

Total current assets	8,087,395	677,520
Property and equipment, net	358,989	345,194
Restricted cash	125,000	125,000
Deposits and other	59,595	69,217

Total assets	$8,630,979	$1,216,931

Liabilities, redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$983,157	$645,415
Accrued employee benefits	144,888	342,813
Current portion of notes payable, net	168,621	163,646
Convertible debt, net	—	2,952,011
Capital lease obligation, current	7,001	14,603

Total current liabilities	1,303,667	4,118,488
Notes payable less current portion, net	107,962	152,014
Capital lease obligation, less current portion	10,654	12,473
Deferred rent	66,503	61,715

Total liabilities	1,488,786	4,344,690

Warrants to purchase Redeemable Convertible Series B Preferred Stock	21,792	21,792
Redeemable Convertible Series C Preferred Stock, $0.001 par value per share 23,910,000 shares authorized; 16,135,313 issued and outstanding at March 31, 2004 aggregate liquidation preference of $0.759.	12,108,686	—
Redeemable Convertible Series B Preferred Stock, $0.001 par value per share 36,000,000 shares authorized; 7,392,473 and 7,392,473 issued and outstanding at March 31, 2004 and December 31, 2003; per share aggregate liquidation preference of $1.24 and $1.22, respectively	10,090,422	9,890,692
Stockholders’ deficit:
Series A Preferred Stock, $0.001 par value per share; 1,500,000 shares authorized, issued and outstanding; per share aggregate liquidation preference of $0.23 and $0.13, respectively	1,500	1,500
Common stock, $0.01 par value; 50,000,000 shares authorized; 649,203 shares issued and outstanding	6,492	6,492
Additional paid-in capital	—	—
Deferred stock compensation	(375)	(930)
Deficit accumulated during the development stage	(15,086,324)	(13,047,305)

Total stockholders’ deficit	(15,078,707)	(13,040,243)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$8,630,979	$1,216,931

See accompanying notes to the unaudited financial statements

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

	Three months ended March 31,		Period from September 29, 1999 (inception) to March 31, 2004
	2004	2003
Grant revenue	$223,576	$93,304	$3,014,767

Costs and expenses:
Research and development	1,498,584	835,389	13,643,842
General and administrative	401,760	209,976	3,429,850

Total costs and expenses	1,900,344	1,045,365	17,073,692

Loss from operations	(1,676,768)	(952,061)	(14,058,925)
Interest income	3,869	4,567	174,598
Interest expense	(122,055)	(14,763)	(333,063)

Net loss	(1,794,954)	(962,257)	(14,217,390)

See accompanying notes to unaudited financial statements

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

From the period September 29, 1999 (inception) to March 31, 2004 (Unaudited)

					Stockholders’ Deficit
	Redeemable Preferred Stock Shares	Series C Amount	Series B Redeemable Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock Compensation	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
			Shares	Amount	Shares	Amount	Shares	Amount
Balance at September 29, 1999 (inception)	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—

Issuance of founder shares during January 2000; $0.033 per share	—	—	—	—	—	—	334,804	3,348	7,812	—	—	11,160

Issuance of Series A preferred stock	—	—	—	—	1,500,000	1,500	—	—	(1,500)	—	—	—

Contribution fy a Series A stockholder	—	—	—	—	—	—	—	—	1,051,263	—	—	1,051,263

Exercise of stock options March through November; $0.033 per share	—	—	—	—	—	—	52,540	525	1,226	—	—	1,751
Issuance of Series B redeemable preferred stock; $1.116 per share, net of issuance costs of $30,000	—	—	2,688,172	2,970,000	—	—	—	—	—	—	—
Accretion of stock issuance costs	—	—	—	625	—	—	—	—	(625)	—	—	(625)
Accretion of dividends	—	—	—	29,905	—	—	—	—	(29,905)	—	—	(29,905)
Deferred stock compensation	—	—	—	—	—	—	—	—	2,107	(2,107)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	2,107	—	2,107
Net loss	—	—	—	—	—	—	—	—	—		(1,268,936)	(1,268,936)
Balance at December 31, 2000	—	—	2,688,172	3,000,530	1,500,000	1,500	387,344	3,873	1,030,378	—	(1,268,936)	(233,185)
Exercise of stock options in January and May; $0.033 per share	—	—	—	—	—	—	56,423	564	1,316	—	—	1,880
Issuance of Series B redeemable preferred stock; $1.116 per share	—	—	224,014	250,000	—	—	—	—	—	—	—	—
Accretion of redeemable preferred stock issuance costs	—	—	—	5,000	—	—	—	—	(5,000)	—	—	(5,000)
Accretion of dividends	—	—	—	261,570	—	—	—	—	(261,570)	—	—	(261,570)
Deferred stock compensation	—	—	—	—	—	—	—	—	1,500	(1,500)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(2,184,594)	(2,184,594)

Balance at December 31, 2001	—	—	2,912,186	3,517,100	1,500,000	1,500	443,767	4,437	766,624	(1,500)	(3,453,530)	(2,682,469)
Issuance of Series B redeemable preferred stock in January; $1.116 per share	—	—	4,480,287	4,968,987	—	—	—	—	—	—	—	—
Exercise of stock options in March and April; $0.033 per share	—	—	—	—	—	—	45,409	455	1,058	—	—	1,513
Accretion of redeemable preferred stock issuance costs	—	—	—	10,882	—	—	—	—	(10,882)	—	—	(10,882)
Accretion of dividends	—	—	—	649,128	—	—	—	—	(649,128)	—	—	(649,128)
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	375	—	375
Net loss	—	—	—	—	—	—	—	—	—	—	(4,460,878)	(4,460,878)

Balance at December 31, 2002	—	—	7,392,473	9,146,097	1,500,000	1,500	489,176	4,892	107,672	(1,125)	(7,914,408)	(7,801,469)
Issuance of Common stock	—	—	—	—	—	—	80,000	800	8,160	—	—	8,960
Exercise of stock options February through July; $0.033 per share	—	—	—	—	—	—	56,527	565	1,317	—	—	1,882
Exercise of stock options February through December; $0.112 per share	—	—	—		—	—	23,500	235	2,397	—	—	2,632
Accretion of stock issuance costs	—	—	—	11,416	—	—	—	—	(11,416)	—		(11,416)
Accretion of dividends	—	—	—	733,179	—	—	—	—	(108,310)	—	(624,868)	(733,178)
Deferred stock compensation	—	—	—	—	—	—	—	—	180	(180)	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	375	—	375
Net loss	—	—	—	—	—	—	—	—			(4,508,028)	(4,508,028)

Balance at December 31, 2003			7,392,473	$9,890,692	1,500,000	$1,500	649,203	$6,492	—	$(930)	$(13,047,305)	$(13,040,243)

Issuance of Series C redeemable preferred stock in March; $0.759 per share	16,135,313	12,064,351	—	—		—	—		—	—	—	—

Accretion of stock issuance costs	—	1,183	—	2,854	—	—	—	—	—	—	(4,037)	(4,037)

Accretion of dividends	—	43,152	—	196,876	—	—	—	—	—	—	(240,028)	(240,028)

Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	555		555

Net loss	—	—	—	—	—	—	—	—	—		(1,794,954)	(1,794,954)

Balance at March 31, 2004	16,135,313	12,108,686	7,392,473	10,090,422	1,500,000	$1,500	649,203	$6,492	—	$(375)	$(15,086,324)	$(15,078,707)

See accompanying notes to unaudited financial statements.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	Three months ended March 31,		Period from September 29 1999 (inception) to March 31, 2004
	2004	2003
Operating activities
Net loss	$(1,794,954)	$(962,257)	$(14,217,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash operating expenses	—	—	1,051,263
Depreciation	19,406	19,552	191,731
Deferred rent	4,788	6,564	66,503
Interest expense	111,207	3,096	173,277
Amortization of deferred stock compensation	555	—	3,412
Changes in operating assets and liabilities:
Accounts receivable	66,732	22,430	(76,787)
Prepaids and other current assets	(88,191)	22,571	(145,692)
Other assets	9,622	(7,002)	(59,595)
Accounts payable	423,210	49,531	1,068,625
Accrued employee benefits	(197,925)	67,508	144,888

Net cash used in operating activities	(1,445,550)	(778,007)	(11,799,765)

Investing activities
Purchase of property and equipment	(33,200)	(1,130)	(441,647)
Restriction of cash	—	—	(125,000)

Net cash used in investing activities	(33,200)	(1,130)	(566,646)

Financing activities
Proceeds from the issuance of preferred stock, net	8,917,642	—	17,106,629
Proceeds from issuance of common stock	—	9,347	29,778
Proceeds from the issuance of convertible debt, net	—	—	2,904,032
Proceeds from borrowings on notes payable	500,000	—	1,030,000
Payments of principal on notes payable	(541,055)	(37,573)	(747,693)
Payments on capital lease obligations	(9,421)	(8,442)	(91,419)

Net cash provided by financing activities	8,867,166	(36,668)	20,231,327
Net increase (decrease) in cash and cash equivalents	7,388,416	(815,805)	7,864,916
Cash and cash equivalents at beginning of period	476,500	1,707,284	—

Cash and cash equivalents at end of period	$7,864,916	$891,479	$7,864,916

Supplemental information
Cash paid for interest	$6,873	$11,391	$62,973
Equipment acquired under capital leases	$—	$1,858	$110,752

See accompanying note to unaudited financial statements.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements

1. Summary of Significant Accounting Policies

The accompanying unaudited condensed financial statements do not include all the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the accompanying condensed financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, the results of operations and cash flows for the interim periods. Interim results are not necessarily indicative of results to be expected for a full fiscal year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the audited financial statements and notes for the years ended December 31, 2003 and 2002 and the period from September 29, 1999 (inception) to December 31, 2003 included elsewhere in this document.

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is considered a development stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and planned principal operations.

Income Taxes

For the three months ending March 31, 2004 and 2003, there is no current benefit for income taxes. The deferred tax benefit has been entirely off set by a valuation allowance as it is more likely than not that the Company will not realize the benefits due to its anticipated future losses. The difference between the amounts of income tax benefit that would result from applying domestic federal statutory tax rates to the net loss relates to certain nondeductible expenses, state income taxes and the change in the valuation allowance.

Stock-Based Compensation

The Company recognizes expense for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations (APB 25). Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. The Company accounts for equity instruments issued to nonemployees in accordance with EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed. Disclosures regarding alternative fair values of measurement and recognition methods prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123) are presented in Note 7.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

In accordance with SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (SFAS 148), the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation is as follows:

	Three months ended March 31,
	2004	2003
Net loss as reported	$(1,794,954)	$(962,257)
Add: Stock-based compensation expense included in reported net loss	555	375
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards	(3,136)	(3,548)

Pro forma net loss	$(1,797,535)	$(965,430)

The information included above is not necessarily indicative of future effects of applying the fair value-based method due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

2. Issuance of Series C Redeemable Preferred Stock

In March and April, 2004, the Company issued 19,992,297 shares of Series C Redeemable Preferred Stock at $0.759 per share for gross cash proceeds of $15,174,153. The Company also issued 4,145,860 shares of Series C Redeemable Preferred Stock valued at $0.759 per share in satisfaction of principal of $3,000,000 and related accrued interest of $146,708 on the Notes. The differences between the carrying amounts of the Series C Preferred Stock and the redemption amounts relate to the costs of issuance, which is accreted from the issuance date to the redemption date of March 12, 2010. The Series C Preferred Stock is redeemable and convertible.

Dividends are cumulative and accrue on each outstanding share of Series C Preferred Stock at 8% rate per annum. The Series C Preferred Stock has a liquidation preference senior to the holders of the Series A Preferred Stock, Series B Preferred Stock, and common stock. Accrued and unpaid dividends for the three months ended March 31, 2004 and for the year ended December 31, 2003 were $240,028 and $733,179 respectively, and $1,913,818 on a cumulative basis since inception.

The Company is obligated to redeem shares of Series C Preferred Stock beginning on March 12, 2010 based upon a request of at least 66 2/3% of the then-outstanding shares. The redemption would take place in two equal installments over a one-year period. The redemption price, subject to equitable adjustments, shall be equal to $0.759 per share plus all accrued but unpaid dividends.

The holders of shares of Series C Preferred Stock have the right to convert such shares, at their option and at any time, into shares of common stock at the then-applicable conversion rate, as defined. The initial conversion rate is $0.759, which is adjusted for certain equity transactions, as defined. The Series C Preferred Stock will automatically convert into common stock at the then-applicable conversion rate upon a public offering of the Company’s common stock resulting in aggregate proceeds of at least $25.0 million and a price per share of at least $10.00. As of March 31, 2004, the Company had reserved 24,138,157 shares for the conversion of the Series C Preferred Stock.

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

The shares of the Series C Preferred Stock shall be voted equally with shares of common stock. The Series C Preferred stockholders are entitled to the number of votes that equals the number of shares of common stock into which such shares could be converted, as defined, as of the record or effective date. The affirmative vote or written consent of a majority of the then-outstanding shares of Series C is required to affect certain defined events.

3. Merger with V.I. Technologies, Inc.

On June 2, 2004, the Company entered into a definitive merger agreement with V.I. Technologies, Inc. (“VITEX”). VITEX is a public company based in Watertown, Massachusetts. Under the terms of the transactions, VITEX will issue 25 million common shares in exchange for all outstanding Panacos shares upon the close of the transaction. VITEX will issue up to an additional 20 million shares to Panacos shareholders upon the successful completion of near-term clinical milestones. The transaction is expected to close in the third quarter of 2004, subject to SEC review and shareholder approval of both companies.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

V.I. TECHNOLOGIES, INC.,

PANACOS PHARMACEUTICALS, INC.

AND

CERTAIN STOCKHOLDERS OF PANACOS PHARMACEUTICALS, INC.

Dated as of June 2, 2004

i

ii

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Certificate of Merger
Exhibit C	Milestone Events
Exhibit D	Form of Panacos Affiliate Agreement
Exhibit E	Form of Panacos Shareholder Affiliate Agreement
Exhibit F	Form of Release of Claims
Exhibit G	Form of Escrow Agreement

Schedule 1	List of Panacos Shareholders who are signatories to the Agreement
Schedule 2	List of Panacos Management for purpose of knowledge qualifiers
Schedule 3	List of Key Panacos Employees under Section 2.16
Schedule 4	List of VITEX Management for purpose of knowledge qualifiers
Schedule 5	List of consents to be obtained by Panacos as a condition to closing
Schedule 5.5(b)	Option Vesting Schedule Examples
Panacos Disclosure Schedule
VITEX Disclosure Schedule

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2004 (the “Agreement”), among V.I. Technologies, Inc., a Delaware corporation (“VITEX”), Panacos Pharmaceuticals, Inc., a Delaware corporation (“Panacos”), and the stockholders of Panacos listed on Schedule 1 hereto (the “Stockholders”).

RECITALS:

WHEREAS, the Boards of Directors of VITEX and Panacos have each determined that it is advisable and in the best interests of their respective stockholders for VITEX to enter into a business combination with Panacos upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of such combination, the Boards of Directors of VITEX and Panacos have each approved the merger (the “Merger”) of Panacos with and into VITEX in accordance with the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), and upon the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the Merger, each outstanding share of Panacos’ common stock, $.01 par value per share (the “Panacos Common Stock”), on a fully converted basis, assuming conversion on a one-for-one basis of all issued and outstanding shares of Series A, Series B and Series C Convertible Preferred Stock, each $.001 par value per share (the “Panacos Preferred Stock”), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.8(b)), upon the terms and subject to the conditions set forth herein;

WHEREAS, VITEX and Panacos intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

WHEREAS, as a condition to the willingness of, and an inducement to VITEX to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, each Stockholder who will receive eight percent (8%) or more of the Merger Consideration pursuant to this Agreement, and any Stockholder that is affiliated with such Stockholder (each individually a “Key Stockholder”) is entering into a voting agreement in substantially the form of Exhibit A attached hereto (the “Voting Agreements”); and

WHEREAS, VITEX, Panacos and the Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, VITEX, Panacos and the Stockholders hereby agree as follows:

ARTICLE I

THE MERGER

1.1. THE MERGER.

(a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Panacos shall be merged with and into VITEX, the separate corporate existence of Panacos shall cease, and VITEX shall continue as the surviving corporation. VITEX as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

(b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, unless another date, time or place is agreed to in writing by the parties hereto.

1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in accordance with the relevant provisions of Delaware Law (the “Certificate of Merger”), in substantially the form of Exhibit B attached hereto, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the “Effective Time”).

1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Panacos shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Panacos shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.4. CERTIFICATE OF INCORPORATION; BYLAWS.

(a) Certificate of Incorporation. The Certificate of Incorporation of VITEX, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time to increase the number of authorized shares of capital stock of the Surviving Corporation.

(b) Bylaws. The Bylaws of VITEX, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.5. DIRECTORS AND OFFICERS. Except as provided in Section 5.15 hereof, (i) the directors of VITEX immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and (ii) the officers of VITEX immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

1.6. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of VITEX, Panacos or the holders of any of the following securities:

(a) Conversion of Securities. Every share of Panacos Common Stock and Panacos Preferred Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(e), into the right to receive 0.74225 of a share (the “Exchange Ratio”) of validly issued, fully paid and nonassessable common stock of VITEX, $.01 par value per share (“VITEX Common Stock”); which Exchange Ratio is based on an aggregate of 25,000,000 shares of VITEX Common Stock to be issued at the Effective Time. For purposes of this Agreement, the value of the shares of VITEX Common Stock to be delivered at the Effective Time or on any subsequent Milestone Date (as defined below), or otherwise, shall be determined using a five day average closing price for VITEX Common Stock on the Nasdaq Stock Market, Inc. (“Nasdaq”), using the five trading days prior to the Effective Time, Milestone Date or any other determination date, as the case may be, multiplied by the number of shares of VITEX Common Stock to be issued to Panacos shareholders at the Effective Time or on the Milestone Date, as applicable.

(b) Cancellation. Each Share held in the treasury of Panacos and each Share owned by VITEX or by any direct or indirect wholly owned subsidiary of Panacos or VITEX immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

(c) Stock Options. All options to purchase Panacos Common Stock then outstanding under Panacos’ 2000 Stock Option Plan (the “Panacos Stock Option Plan”) shall be exchanged for options to purchase VITEX Common Stock in accordance with Section 5.5.

(d) Warrants. All warrants to purchase Panacos Common Stock (the “Warrants”) then outstanding shall be assumed by VITEX in accordance with Section 5.5.

(e) Adjustments. The Exchange Ratio and the numbers of Milestone Shares (as defined in Section 1.7) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into VITEX Common Stock or Panacos Common Stock), reorganization, recapitalization or other like change with respect to VITEX Common Stock or Panacos Common Stock occurring after the date hereof and prior to the Effective Time, or, following the Effective Time, during the time periods provided in Exhibit C for achievement of the Milestones (as defined in Section 1.7). The Exchange Ratio shall be further adjusted to the extent that any Milestone is achieved prior to the Effective Time.

(f) Fractional Shares. No fraction of a share of VITEX Common Stock will be issued, but in lieu thereof each holder of Panacos Common Stock who would otherwise be entitled to a fraction of a share of VITEX Common Stock (after aggregating all fractional shares of VITEX Common Stock to be received by such holder) shall receive from VITEX an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the applicable price per share calculated in accordance with Section 1.6(a).

(g) Escrow. At the Effective Time, fifteen percent (15%) of the aggregate number of shares of VITEX Common Stock to be issued to Panacos stockholders at the Effective Time shall be deposited into an escrow account (the “Escrow Account”) to satisfy the indemnification obligations provided under Article VIII hereof. In addition, at each Milestone Date (as defined in Section 1.7 below), fifteen percent (15%) of the Milestone Shares to be issued on such Milestone Date shall be added into the Escrow Account for the same purpose; provided, however, that 15% of the Milestone Shares issuable on a Milestone Date shall not be required to be added into the Escrow Account after the date that is 18 months following the Effective Date, as long as no claim for indemnification under Article VIII hereof is outstanding as of such date. The Escrow Account will be held in accordance with the provisions of that Article and the Escrow Agreement referred to in Section 6.2(o) below. The aggregate amount to be placed in escrow shall be hereinafter referred to as the “Escrow Amount”.

1.7. MILESTONE SHARES.

In addition to the shares of VITEX Common Stock to be issued pursuant to Section 1.6(a) hereof, the following additional shares of VITEX Common Stock (the “Milestone Shares”) will be issued pro rata to those stockholders of Panacos who held Shares as of the Effective Time, upon the occurrence of the following events (the “Milestones”), each as described in further detail in Exhibit C hereto (the date upon which each Milestone is achieved being referred to as a “Milestone Date”):

(a) 5,000,000 additional shares of VITEX Common Stock upon the achievement of the Primary Endpoint (as defined in Exhibit C) of Study 2 for PA-457.

(b) 15,000,000 additional shares of VITEX Common Stock upon the achievement of the Primary Endpoint (as defined in Exhibit C) of Study 3 for PA-457.

In the event that the aggregate value of the shares of VITEX Common Stock delivered to the stockholders of Panacos under Section 1.6(a) and 1.7(a), as determined in accordance with Section 1.6(a), is less than $30,000,000, then VITEX will issue to the stockholders of Panacos, on a pro rata basis based on the respective number of Shares held as of the Effective Time, additional shares of VITEX Common Stock in order that such aggregate value will equal $30,000,000 (the “Additional Shares”). The amount, if any, of Additional Shares to be issued hereunder will be determined in accordance with the following formula:

$30,000,000 – (the sum of the values of the shares issued under Section 1.6(a) and 1.7(a)),

divided by the five-day average closing price calculated at the time of issuance of the shares pursuant to Section 1.7(a),

= Number of Additional Shares to be issued.

If the amount calculated using such formula is a negative number, no Additional Shares will be issued. Further, the issuance of any Additional Shares is conditioned upon there having been shares of VITEX Common Stock issued pursuant to Section 1.7(a).

1.8. EXCHANGE OF CERTIFICATES.

(a) Exchange Agent. VITEX shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by VITEX (the “Exchange Agent”), in trust for the benefit of the holders of Panacos Common Stock, for exchange in accordance with this Section 1.8, through the Exchange Agent, certificates evidencing the VITEX Common Stock issuable pursuant to this Agreement in exchange for outstanding Shares.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, VITEX will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (the “Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as VITEX may reasonably specify after review by Panacos) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of VITEX Common Stock and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of VITEX Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(e), and (C) cash in lieu of fractional shares of VITEX Common Stock to which such holder is entitled pursuant to Section 1.6(f) (the VITEX Common Stock, dividends, distributions and cash described in this clause (C), together with any Milestone Shares issued pursuant to Section 1.7, being, collectively, the “Merger Consideration”), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of Panacos as of the Effective Time, VITEX Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of VITEX Common Stock into which such Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to VITEX Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such

Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of VITEX Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of VITEX Common Stock.

(d) Transfers of Ownership. If any certificate for shares of VITEX Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to VITEX or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of VITEX Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of VITEX or any agent designated by it that such tax has been paid or is not payable.

(e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither VITEX nor Panacos shall be liable to any holder of Panacos Common Stock or VITEX Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

1.9. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Panacos shall be closed, and there shall be no further registration of transfers of Panacos Common Stock thereafter on the records of Panacos.

1.10. NO FURTHER OWNERSHIP RIGHTS IN PANACOS COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of VITEX Common Stock as may be required pursuant to Section 1.6; provided, however, that VITEX may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against VITEX or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.12. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.13. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of VITEX and Panacos in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the

Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Panacos, the officers and directors of Panacos are fully authorized in the name of the corporation or otherwise to take, and will take, all such lawful and necessary action.

1.14. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to Panacos or VITEX, as the case may be, the term “Material Adverse Effect” means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Panacos or VITEX, as the case may be.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PANACOS AND THE STOCKHOLDERS

Panacos and the Stockholders hereby jointly and severally represent and warrant to VITEX as follows, except as set forth in the written disclosure schedule delivered by Panacos to VITEX (the “Panacos Disclosure Schedule”). The Panacos Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Panacos Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Panacos Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase “to the knowledge of Panacos” or any phrase of similar import shall mean and be limited to the actual knowledge of the individuals set forth on Schedule 2.

2.1. ORGANIZATION OF PANACOS. Panacos is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Panacos. Panacos does not now have, nor has it had since the time of its incorporation, any subsidiaries. Panacos has delivered or made available a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to counsel for VITEX.

2.2. CAPITAL STRUCTURE. The authorized capital stock of Panacos consists of 50,000,000 shares of Common Stock, par value $.01 per share, of which there were 2,150,453 shares issued and outstanding as of June 1, 2004 and 36,000,000 shares of Preferred Stock, par value $.001 per share, of which 7,392,473 shares of Series B Convertible Preferred Stock, par value $.001 per share and 24,138,157 shares of Series C Convertible Preferred Stock, par value $.001 per share, were issued and outstanding as of such date, and 34,050 shares of Series B Convertible Preferred Stock were reserved for issuance to holders of Warrants upon their exercise. No shares of capital stock are held in Panacos’ treasury. All outstanding shares of Panacos Common Stock and Panacos Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Panacos or any agreement or document to which Panacos is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of June 1, 2004, Panacos had reserved an aggregate of 4,914,255 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Panacos Stock Option Plan, under which options were outstanding for an aggregate of 4,680,572 shares. All shares of Panacos Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Section 2.2 of the Panacos Disclosure Schedule lists each holder of Panacos Common Stock and Panacos Preferred Stock, each outstanding option and warrant to acquire shares of Panacos Common Stock or Panacos Preferred Stock, as applicable, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, indicating the extent of acceleration, if any.

2.3. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 2.2, there are no equity securities of any class of Panacos, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Panacos is a party or by which it is bound obligating Panacos to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Panacos or obligating Panacos to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Panacos, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Panacos.

2.4. AUTHORITY.

(a) Panacos has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Panacos, subject only to the approval of this Agreement by Panacos’ stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Panacos and, assuming the due authorization, execution and delivery by VITEX, constitutes the valid and binding obligation of Panacos, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Panacos, (ii) subject to obtaining the approval of Panacos’ stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Panacos or by which its property is bound or affected, or (iii) except as would not reasonably be expected to have a Material Adverse Effect, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Panacos’ rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Panacos pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Panacos is a party or by which Panacos or its properties are bound or affected. Section 2.4 of the Panacos Disclosure Schedule lists all material consents, waivers and approvals under any of Panacos’ agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Panacos in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Panacos or would not reasonably be expected to have a material adverse effect on the ability of the parties to consummate the Merger.

2.5. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of Panacos has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

2.6. PANACOS FINANCIAL STATEMENTS. The audited consolidated financial statements (including any related notes thereto) representing the financial condition of Panacos as of December 31, 2003 and the unaudited financial statements (including the notes thereto) representing the financial condition of Panacos as of March 31, 2004 (collectively, the “Panacos Financials”), including any quarterly financial statements (including any related notes thereto) (x) complied, or will comply as to form in all material respects prior to the filing of the Registration Statement, with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (z) fairly presented the financial position of Panacos as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount, and did not or will not contain footnotes. The balance sheet of Panacos as of March 31, 2004 is hereinafter referred to as the “Panacos Balance Sheet.” Except as disclosed in the Panacos Financials, Panacos has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Panacos, except liabilities (i) provided for in the Panacos Balance Sheet, or (ii) incurred since the date of the Panacos Balance Sheet in the ordinary course of business consistent with either past practices in both type and amount or the forecast dated May 19, 2004 previously provided to VITEX with respect to each of Study 1, Study 2 and Study 3.

2.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Panacos Balance Sheet through the date of this Agreement, Panacos has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on Panacos, (ii) any material change by Panacos in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) any revaluation by Panacos of any of its assets having a Material Adverse Effect on Panacos, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any other action, event or occurrence that would have required the consent of VITEX pursuant to Section 4.1 of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.8. TAXES. Panacos has accurately prepared and timely filed all returns, declarations, reports, statements, information statements and other documents filed or required to be filed (“Tax Returns”) with respect to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity concerning or attributable to Panacos or to its operations (“Taxes”), and all such Tax Returns are true, complete and correct in all material respects. Copies of all such returns have been delivered to VITEX.

In addition:

(a) Panacos: (i) has paid all Taxes it is obligated to pay as reflected on the Tax Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

(b) There is no Tax deficiency outstanding, proposed or assessed against Panacos that is not accurately reflected as a liability on the Panacos Balance Sheet, nor has Panacos executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(c) Panacos does not have any liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the Panacos Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(d) Panacos is not a party to any agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor that, individually or collectively with any other such contracts, would reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision of state or foreign tax laws).

(e) Panacos is not, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract or agreement.

2.9. INTELLECTUAL PROPERTY.

(a) Panacos owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted, which intellectual property is listed on Section 2.9 of the Panacos Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the “Panacos IP Rights”), except for any failure to own or have the right to use, sell or license that would not reasonably be expected to have a Material Adverse Effect on Panacos.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Panacos IP Rights (the “Panacos IP Rights Agreements”), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Panacos IP Rights or impair the right of Panacos or the Surviving Corporation to use, sell or license any Panacos IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Panacos. Each of the Panacos IP Rights Agreements is valid and binding on Panacos and in full force and effect; (ii) Panacos has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) Panacos, and to the knowledge of Panacos, any other party to such agreement, is not in breach or default thereof in any material respect.

(c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Panacos violates any license or agreement between Panacos and any third party or, to the knowledge of Panacos, infringes any intellectual property right of any other party; (ii) to the knowledge of Panacos, no third party is infringing upon, or violating any license or agreement with Panacos relating to any Panacos IP Rights; and (iii) to the knowledge of Panacos, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Panacos IP Rights, nor has Panacos received any written notice asserting that any Panacos IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

(d) Panacos has used reasonable efforts to maintain its material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

2.10. COMPLIANCE; PERMITS; RESTRICTIONS.

(a) Panacos is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Panacos or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Panacos is a party or by which Panacos or its property is bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on Panacos. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Panacos, threatened against Panacos, nor has any governmental or regulatory body or authority indicated to Panacos an intention to conduct the same.

(b) Panacos holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary to the operation of the business of Panacos (collectively, the “Panacos Permits”). Panacos is in compliance with the terms of the Panacos Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Panacos. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Panacos, threatened, which seeks to revoke or limit any Panacos Permit A true, complete and correct list of the material Panacos Permits is set forth in Section 2.10(b) of the Panacos Disclosure Schedule. The rights and benefits of each material Panacos Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Panacos immediately prior to the Effective Time.

(c) All biological and drug products being manufactured, distributed or developed by or on behalf of Panacos (“Panacos Pharmaceutical Products”) that are subject to the jurisdiction of the Food and Drug Administration (“FDA”) are being manufactured, labeled, stored, tested, distributed, and marketed in compliance in all material respects with all applicable requirements under the Federal Food, Drug, and Cosmetic Act (“FDCA”), the Public Health Service Act, their applicable implementing regulations, and all comparable state laws and regulations.

(d) All clinical trials conducted by or on behalf of Panacos have been, and are being conducted in material compliance with the applicable requirements of Good Clinical Practice, Informed Consent, and all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54, and 56.

(e) All manufacturing operations for drug products conducted by or for the benefit of Panacos have been and are being conducted in accordance, in all material respects, with the FDA’s current Good Manufacturing Practices for drug and biological products. In addition, Panacos is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar applicable laws and regulations.

(f) Neither Panacos nor any representative of Panacos, nor to the knowledge of Panacos, any of its licensees or assignees of Panacos IP Rights has received any notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Panacos or otherwise restrict the preclinical research on or clinical study of any Panacos Pharmaceutical Product or any biological or drug product being developed by any licensee or assignee of Panacos IP Rights based on such intellectual property, or to recall, suspend or otherwise restrict the manufacture of any Panacos Pharmaceutical Product.

(g) Neither Panacos nor, to the knowledge of Panacos, any of its officers, key employees, agents or clinical investigators acting for Panacos, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue

Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereof. Additionally, neither Panacos, nor to the knowledge of Panacos, any officer, key employee or agent of Panacos has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

(h) All animal studies or other preclinical tests performed in connection with or as the basis for any regulatory approval required for the Panacos Pharmaceutical Products (1) either (x) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice requirements contained in 21 CFR Part 58, or (y) were not required to be conducted in accordance with Good Laboratory Practice requirements contained in 21 CFR Part 58 and (2) have employed the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by Panacos.

(i) Panacos has made available to VITEX copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA, that indicate or suggest lack of compliance with the regulatory requirements of the FDA. Panacos has made available to VITEX for review all correspondence to or from the FDA, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA, or prepared by the FDA or which bear in any way on Panacos’ compliance with regulatory requirements of the FDA, or on the likelihood of timing of approval of any Panacos Pharmaceutical Products.

(j) There are no proceedings pending with respect to a violation by Panacos of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other United States governmental entity.

2.11. LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Panacos has received any written notice of assertion, nor, to the knowledge of Panacos, is there any threatened action, suit, proceeding, claim for arbitration or investigation against Panacos.

2.12. BROKERS’ AND FINDERS’ FEES. Panacos has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.13. EMPLOYEE BENEFIT PLANS.

(a) Section 2.13(a) of the Panacos Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which are currently sponsored, maintained, contributed to or entered into for the benefit of, or relating to, any present or former employee or director of Panacos, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Panacos within the meaning of Section 414 of the Code (an “ERISA Affiliate”), whether or not such plan is terminated (collectively, the “Panacos Employee Plans”).

(b) With respect to each Panacos Employee Plan, Panacos has provided to VITEX a true and complete copy of, to the extent applicable, (i) such Panacos Employee Plan, (ii) the three (3) most recent annual reports (Form 5500) as filed with the United States Internal Revenue Service (the “IRS”), (iii) each trust agreement related to such Panacos Employee Plan, (iv) the most recent summary plan description for each Panacos Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto, (v) the most recent actuarial report relating to any Panacos Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any Panacos Employee Plan.

(c) There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Panacos Employee Plan; there are no actions or claims pending (other than routine claims for benefits) or threatened against any Panacos Employee Plan or against the assets of any Panacos Employee Plan, nor are there any current or threatened encumbrances or liens on the assets of any Panacos Employee Plan. Each Panacos Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination for the IRS covering the provisions of the Tax Reform Act of 1986 and GUST stating that such Panacos Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Panacos Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable law.

(d) No Panacos Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither Panacos nor any ERISA Affiliate has ever maintained, contributed to or partially or fully withdrawn from any such plan. No Panacos Employee Plan is a Multiemployer Plan or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither Panacos nor any ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Panacos Employee Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA.

(e) With respect to the employees and former employees of Panacos, there are no employee post-retirement medical or health plans or agreements in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Panacos Employee Plan that is a group health plan, as defined in Section 5000(b)(l) of the Code.

2.14. ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

Panacos has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties and assets, real, personal and mixed, necessary for use in its business, free and clear of any liens or encumbrances except as reflected in the Panacos Financials and except for (a) liens for taxes not yet due and payable; (b) liens which secure a payment not yet due that arises, and is customarily discharged, in the ordinary course of Panacos’ business; (c) any other liens or imperfections in Panacos’ title to any of its assets that, individually and in the aggregate, are not material in character or amount and do not and would not reasonably be expected to materially detract from the value or materially interfere with the existing use of any of the assets; (d) liens on goods in transit incurred in the ordinary course of business, (e) liens for Taxes which are being contested in good faith and by appropriate proceedings, (f) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (g) liens arising solely by the action of VITEX and (h) with respect to the real property leased or used by Panacos (A) easements, quasi-easements, licenses, covenants, rights-of-way, and other similar restrictions, including without limitation any other agreements, conditions or restrictions, in each case, which are a matter of public record and (B) zoning, building and other similar restrictions pursuant to applicable laws (collectively, (a) through (h) are referred to as “Permitted Liens”). Each of the material tangible assets is in a good state of maintenance and repair, and in good operating condition (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

2.15. ENVIRONMENTAL MATTERS.

(a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a “Hazardous Material”), are present, as a result of the deliberate actions of Panacos, or, to Panacos’ knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Panacos has at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. Except as would not reasonably be expected to have a Material Adverse Effect on Panacos, Panacos has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Panacos disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, “Hazardous Material Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. Panacos currently holds all environmental approvals, permits, licenses, clearances and consents (the “Panacos Environmental Permits”) necessary for the conduct of Panacos’ Hazardous Material Activities and other businesses of Panacos as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on Panacos.

(d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Panacos, threatened concerning any Panacos Environmental Permit, Hazardous Material or any Hazardous Material Activity of Panacos.

2.16. LABOR MATTERS.

(a) Section 2.16(a) of the Panacos Disclosure Schedule sets forth a true, complete and correct list of all employees of Panacos along with their position and actual annual rate of compensation. All employees have entered into nondisclosure and assignment of inventions agreements with Panacos, true, complete and correct copies of which have previously been made available to VITEX. To the knowledge of Panacos, no employee of Panacos is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant (i) to Panacos, or (ii) to a former employer relating to the right of any such employee to be employed because of the nature of the business conducted by Panacos or to the use of trade secrets or proprietary information of others. No key employee or group of employees has threatened to terminate employment with Panacos nor, to the knowledge of Panacos (which, for purposes of this representation only, shall mean actual knowledge), has plans to terminate such employment. Key employees are listed in Schedule 3.

(b) Panacos is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

(c) Except as disclosed in Section 2.16(c) of the Panacos Disclosure Schedule, Panacos is not a party to any written or oral: (i) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the Merger or other transactions contemplated by this Agreement; (ii) agreement with any current or former employee of Panacos providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum; or (iii) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the Merger.

2.17. AGREEMENTS, CONTRACTS AND COMMITMENTS. Panacos is not a party to or bound by:

(a) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(b) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Panacos on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Panacos’ ability to terminate employees at will;

(c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(d) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Panacos and any of its officers or directors;

(e) any agreement, contract or commitment containing any covenant limiting the freedom of Panacos to engage in any line of business or compete with any person;

(f) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

(g) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $25,000;

(i) any joint marketing or development agreement;

(j) any distribution agreement (identifying any that contain exclusivity provisions); or

(k) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Panacos under any such agreement, contract or commitment of $25,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

Panacos has not, nor to Panacos’ knowledge has any other party to a Panacos Contract (as defined below), breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Panacos is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a “Panacos Contract”) in such manner as would permit any other party to cancel or terminate any such Panacos Contract, or would permit any other party to seek damages which would reasonably be expected to have a Material Adverse Effect. As to Panacos, each Panacos Contract is valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.18. CHANGE OF CONTROL PAYMENTS. Section 2.18 of the Panacos Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Panacos as a result of or in connection with the Merger.

2.19. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information to be supplied by Panacos for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Panacos for inclusion in the proxy statement/prospectus to be sent in connection with the meeting of VITEX’s stockholders to consider the approval of this Agreement and the issuance of shares of VITEX Common Stock pursuant to the terms of the Merger (the “VITEX Stockholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement”) shall not, on the date the Proxy Statement is first mailed to VITEX’s stockholders, and at the time of the VITEX Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the VITEX Stockholders’ Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to Panacos or any of its affiliates, officers or directors should be discovered by Panacos which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Panacos shall promptly inform VITEX. Notwithstanding the foregoing, Panacos makes no representation or warranty with respect to any information supplied by VITEX which is contained in any of the foregoing documents.

2.20. BOARD APPROVAL. The Board of Directors of Panacos has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Panacos and its stockholders, and (ii) to recommend that the stockholders of Panacos approve this Agreement.

2.21. BOOKS AND RECORDS. The minute books of Panacos made available to counsel for VITEX are the only minute books of Panacos and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Panacos, as the case may be. The books and records of Panacos accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Panacos and have been maintained in accordance with good business and bookkeeping practices.

2.22. RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to Panacos which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current business practice of Panacos; or (ii) any acquisition of any Person or property by Panacos.

2.23. REAL PROPERTY LEASES. Section 2.23 of the Panacos Disclosure Schedule sets forth all real property leases or subleases to or by Panacos, including the term of such lease, any extension and expansion options and the rent payable under it. Panacos has delivered to VITEX true, complete and correct copies of the leases and subleases (as amended to date) listed in Section 2.23 of the Panacos Disclosure Schedule. With respect to each lease and sublease listed in Section 2.23 of the Panacos Disclosure Schedule:

(a) As to Panacos, the lease or sublease is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity;

(b) Panacos is not in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Panacos, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Panacos or, to the knowledge of Panacos, any other party under such lease or sublease, except as would not reasonably be expected to have a Material Adverse Effect;

(c) Panacos has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any lease or sublease; and

(d) there are no liens, easements, covenants or other restrictions applicable to the real property subject to such lease, except for Permitted Liens.

2.24. INSURANCE.

(a) Section 2.24(a) of the Panacos Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Panacos is a party (the “Insurance Policies”). The Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as Panacos would, in accordance with good business practice, customarily insure. All premiums due and payable under the Insurance Policies have been paid on a timely basis and Panacos is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to VITEX.

(b) There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and Panacos has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has Panacos received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.25. ACCOUNTS RECEIVABLE. All accounts receivable of Panacos reflected on the Panacos Balance Sheet represent valid obligations of customers and other account debtors of Panacos arising from bona fide transactions entered into in the ordinary course of business. All accounts receivable of Panacos that have arisen since the Panacos Balance Sheet Date represent valid obligations of customers and other account debtors of Panacos arising from bona fide transactions entered into in the ordinary course of business.

2.26. CERTAIN BUSINESS PRACTICES. Neither Panacos nor, to the knowledge of Panacos, any director, officer, employee or agent of Panacos has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

2.27. SUPPLIERS; EFFECT OF TRANSACTION.

(a) Section 2.27(a) of the Panacos Disclosure Schedule sets forth a true, complete and correct list of each supplier that is the sole supplier of any material product or service to Panacos. Since the Panacos Balance Sheet Date, there has not been: (A) any materially adverse change in the business relationship of Panacos with any supplier named in the Panacos Disclosure Schedule; or (B) any change in any material term (including credit terms) of the sales agreements or related agreements with any supplier named in the Panacos Disclosure Schedule.

(b) To the knowledge of Panacos, no creditor, supplier, employee, client, customer or other Person having a material business relationship with Panacos has informed Panacos that such Person intends to materially change its relationship with Panacos because of the transactions contemplated by this Agreement or otherwise.

2.28. GOVERNMENT CONTRACTS. Panacos has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of Panacos.

2.29. INTERESTED PARTY TRANSACTIONS. As of the date hereof, no Affiliate of Panacos (a) owns any property or right, tangible or intangible, which is used in the business of Panacos, (b) has any claim or cause of action against Panacos, or (c) owes any money to, or is owed any money by, Panacos. Section 2.29 of the

Panacos Disclosure Schedule describes any material transactions or relationships between Panacos and any Affiliate thereof which have occurred or existed since Panacos’ inception through the date of this Agreement other than investments made with respect to Panacos’ equity securities.

2.30. DISCLOSURE. None of the representations or warranties of Panacos contained herein and none of the information contained in the Panacos Disclosure Schedule is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstance in which they were made, not misleading in any material respect.

2.31. TITLE; ABSENCE OF CERTAIN AGREEMENTS. The following representation is made solely by the Stockholders, severally and not jointly, with respect to their respective ownership of the Shares. Each Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the Shares set forth opposite the name of such Stockholder in Schedule 1 hereto, with the full power and authority to vote such Shares and transfer and otherwise dispose of such Shares, and any and all rights and benefits incident to the ownership thereof free and clear of all liens, restrictions or encumbrances of any nature whatsoever; and except as set forth on the Panacos Disclosure Schedule, there are no agreements or understandings between such Stockholder and Panacos and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of such Shares or any other matter relating to the Shares. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder has the power and authority to enter into this Agreement and this Agreement has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.32. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of the outstanding capital stock, on an as-converted-to-Common-Stock basis, and the affirmative vote of the holders of at least two-thirds of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, voting together as a single class, are the only votes of the holders of any Panacos capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF VITEX

VITEX hereby represents and warrants to Panacos as follows, except as set forth in the written disclosure schedule delivered by VITEX to Panacos (the “VITEX Disclosure Schedule”). The VITEX Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. The disclosures in any section or subsection of the VITEX Disclosure Schedule shall qualify other sections and subsections in this Article III to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the VITEX Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase “to the knowledge of VITEX” or any phrase of similar import shall mean and be limited to the actual knowledge of the individuals set forth on Schedule 4.

3.1. ORGANIZATION OF VITEX. VITEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on VITEX. VITEX has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of VITEX, each as amended to date, to counsel for Panacos.

3.2. VITEX CAPITAL STRUCTURE. The authorized capital stock of VITEX consists of 75,000,000 shares of Common Stock, par value $.01 per share, of which there were 58,572,755 shares issued and 54,190,402 shares outstanding as of May 31, 2004 and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. All outstanding shares of the Common Stock of VITEX are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of VITEX or any agreement or document to which VITEX is a party or by which it is bound. As of May 31, 2004 VITEX had reserved an aggregate of 4,290,812 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to VITEX’s 1998 Stock Option Plan, 1998 Director Stock Option Plan, and the 1999 Supplemental Stock Option Plan (collectively, the “VITEX Stock Option Plans”), under which options are outstanding for 3,912,829 shares. All shares of the Common Stock of VITEX subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. As of May 31, 2004, there were no participants in VITEX’s Employee Stock Purchase Plan (the “VITEX Employee Stock Purchase Plan”) and VITEX had reserved an aggregate of 226,315 shares of VITEX Common Stock, net of purchases, thereunder.

3.3. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 3.2, there are no equity securities of any class of VITEX, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except for securities VITEX owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of VITEX, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which VITEX or any of its subsidiaries is a party or by which it is bound obligating VITEX or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of VITEX or obligating VITEX to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of VITEX there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of VITEX.

3.4. AUTHORITY.

(a) VITEX has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of VITEX, subject only to the approval of the Merger by VITEX’s stockholders as contemplated in Section 5.2 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by VITEX and, assuming the due authorization, execution and delivery of this Agreement by Panacos, this Agreement constitutes the valid and binding obligation of VITEX, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by VITEX does not, and the performance of this Agreement by VITEX will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of VITEX, (ii) to the best knowledge of VITEX, subject to obtaining the approval of the Merger by VITEX’s stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to VITEX or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair VITEX’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of VITEX pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which VITEX is a party or by which VITEX or its properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on VITEX. Section 3.4 of the VITEX Disclosure Schedule lists all material consents, waivers and approvals under any of VITEX’s agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to VITEX in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the VITEX Common Stock on Nasdaq, (vi) the filing of an amendment to VITEX’s Certificate of Incorporation with the Secretary of State of the State of Delaware, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material Adverse Effect on Panacos or VITEX or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

3.5. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of VITEX has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

3.6. VITEX FINANCIAL STATEMENTS.

(a) VITEX has filed all forms, reports and documents required to be filed with the SEC since January 1, 2003. All such required forms, reports and documents (including those that VITEX may file subsequent to the date hereof) are referred to herein as the “VITEX SEC Reports.” As of their respective dates, the VITEX SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such VITEX SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements (including any related notes thereto) contained in the VITEX SEC Reports or delivered to Panacos representing the financial condition of VITEX as of December 27, 2003 and the unaudited financial statements (including the notes thereto) representing the financial condition of VITEX as of March 27, 2004 (the “VITEX Financials”), (x) complied with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form l0-Q under the Exchange Act) and (z) fairly presented the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of VITEX as of December 27, 2003 is hereinafter referred to as the “VITEX Balance Sheet.” Except as disclosed in the VITEX Financials, VITEX has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of VITEX except liabilities (i) provided for in the VITEX Balance Sheet, or (ii) incurred since the date of the VITEX Balance Sheet in the ordinary course of business consistent with past practices in both type and amount.

3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the VITEX Balance Sheet through the date of this Agreement, VITEX has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on VITEX, (ii) any material change by VITEX in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (ii) any revaluation by VITEX of any of its assets having a Material Adverse Effect on VITEX.

3.8. BROKERS’ AND FINDERS’ FEES. VITEX has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9. BOARD APPROVAL. The Board of Directors of VITEX has, as of the date of this Agreement, determined to recommend that the Stockholders of VITEX approve this Agreement and the issuance of the VITEX Common Stock in the Merger.

3.10. VALID ISSUANCE. The VITEX Common Stock to be issued in the Merger, including without limitation the Milestone Shares, when issued in accordance with the provisions of this Agreement, shall be validly issued, fully paid and nonassessable, and shall be issued in compliance with all federal and state securities laws.

3.11. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of VITEX Common Stock at the VITEX Stockholders’ Meeting is the only vote of the holders of any VITEX capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

3.12. FAIRNESS OPINION. VITEX’s board of directors has received the written opinion of Houlihan Lokey Howard & Zukin, financial advisor to VITEX, dated the date of this Agreement, to the effect that the Merger Consideration is fair to VITEX from a financial point of view.

3.13. INTELLECTUAL PROPERTY.

(a) VITEX owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted, which intellectual property is listed on Section 3.13 of the VITEX Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the “VITEX IP Rights”), except for any failure to own or have the right to use, sell or license that would not reasonably be expected to have a Material Adverse Effect on VITEX.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any VITEX IP Rights (the “VITEX IP Rights Agreements”), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any VITEX IP Rights or impair the right of VITEX or the Surviving Corporation to use, sell or license any VITEX IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on VITEX. Each of the VITEX IP Rights Agreements (i) is valid and binding on VITEX and in full force and effect; (ii) VITEX has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) VITEX, and to the knowledge of VITEX, any other party to such agreement, is not in breach or default thereof in any material respect.

(c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by VITEX violates any license or agreement between VITEX and any third party or, to the knowledge of VITEX, infringes any intellectual property right of any other party; (ii) to the knowledge of VITEX, no third party is infringing upon, or violating any license or agreement with VITEX relating to any VITEX IP Rights; and (iii) to the knowledge of VITEX, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any VITEX IP Rights, nor has VITEX received any written notice asserting that any VITEX IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

(d) VITEX has used reasonable efforts to maintain its material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

3.14. ENVIRONMENTAL MATTERS.

(a) Hazardous Material. No underground storage tanks and no amount of any Hazardous Materials, but excluding office and janitorial supplies, are present, as a result of the deliberate actions of VITEX, or, to VITEX’s knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that VITEX has at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. VITEX has not engaged in any Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. VITEX currently holds all environmental approvals, permits, licenses, clearances and consents (the “VITEX Environmental Permits”) necessary for the conduct of VITEX’s Hazardous Material Activities and other businesses of VITEX as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on VITEX.

(d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of VITEX, threatened concerning any VITEX Environmental Permit, Hazardous Material or any Hazardous Material Activity of VITEX.

3.15. CHANGE OF CONTROL PAYMENTS. Section 3.15 of the VITEX Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of VITEX as a result of or in connection with the Merger.

3.16. RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to VITEX which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current business practice of VITEX; or (ii) any acquisition of any Person or property by VITEX.

3.17. INSURANCE.

(a) Section 3.17(a) of the VITEX Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which VITEX is a party (the “VITEX Insurance Policies”). The VITEX Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as VITEX would, in accordance with good business practice, customarily insure. All premiums due and payable under the VITEX Insurance Policies have been paid on a timely basis and VITEX is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the VITEX Insurance Policies have been made available to Panacos.

(b) There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and VITEX has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has VITEX received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

3.18. CERTAIN BUSINESS PRACTICES. Neither VITEX nor, to the knowledge of VITEX, any director, officer, employee or agent of VITEX has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

3.19. GOVERNMENT CONTRACTS. VITEX has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of VITEX.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE MERGER

4.1. CONDUCT OF BUSINESS BY PANACOS. Panacos covenants and agrees that between the date hereof and the earlier of a termination of this Agreement in accordance with its terms or the Effective Time, Panacos shall not conduct its business other than in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, Panacos shall (i) continue its research and development, clinical investigation and activities relating to the Panacos IP Rights in accordance with past practice; (ii) use its commercially reasonable efforts to (A) preserve intact its business organization, (B) keep available to VITEX the services of the officers, employees and consultants of Panacos, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of Panacos and its business and (D) preserve its current relationships with its clinical investigators, suppliers and other persons with which it has significant business relationships; and (iii) modify, amend, renew or replace, but only after notice to VITEX and receipt of VITEX’s prior written approval any agreements set forth in Section 4.1(b) of the Panacos Disclosure Schedule. In addition, without the prior written consent of VITEX, Panacos shall not do any of the following:

(a) amend or otherwise change its Certificate of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;

(b) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets);

(c) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of common stock issuable pursuant to employee stock options under the Panacos Employee Stock Option Plan, or the Warrants, as the case may be, which options, warrants or rights, as the case may be, are outstanding on the date hereof) and except for actions taken by Panacos in furtherance of the merger or the other transactions contemplated hereby, as to which actions Panacos shall first consult with and obtain approval from, VITEX);

(d) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of Panacos (except for transactions in furtherance of the merger or the other transactions contemplated hereby, as to which actions Panacos shall first consult with and obtain approval from, VITEX);

(e) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Panacos Stock Option Plan or the Warrants or authorize cash payments in exchange for any options granted under any of such plans, except as contemplated by this Agreement;

(f) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

(g) sell, transfer, license, sublicense or otherwise dispose of any Panacos IP Rights, or amend or modify any existing agreements with respect to any Panacos IP Rights;

(h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances in excess of $25,000 except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000, taken as a whole (except pursuant to a capital expenditure budget approved in writing by both parties); or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(h);

(i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any employee benefit plan;

(j) take any action, other than as required by GAAP, to change accounting policies or procedures;

(k) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax;

(l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Panacos, or incurred in the ordinary course of business and consistent with past practice;

(m) enter into any material partnership arrangements, joint development agreements or strategic alliances; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (m) above, or any action which would make any of the representations or warranties of Panacos contained in this Agreement untrue or incorrect or prevent Panacos from performing or cause Panacos not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

If Panacos wishes to obtain the consent of VITEX to take actions for which prior consent is required pursuant to this Section 4.1, Panacos shall request such consent in writing by telecopy to the attention of the Chief Executive Officer and the Chief Financial Officer of VITEX. A consent signed by either such officer shall be deemed sufficient for purposes hereof.

4.2. NO SOLICITATION BY PANACOS.

(a) Without the prior written consent of VITEX, Panacos shall not, directly or indirectly, through any officer, director, employee, representative or agent of Panacos, solicit or encourage (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Panacos (any of the foregoing inquiries or proposals being referred to herein as a “Panacos Acquisition Proposal”); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Panacos from referring any third party to this Section 4.2; and provided further that prior to the adoption of this Agreement by the stockholders of VITEX at the VITEX Stockholders’ Meeting, this Section 4.2(a) shall not prohibit Panacos from furnishing nonpublic information to, or entering into discussions with, any Person in response to a Panacos Acquisition Proposal that is submitted to Panacos by such Person (and not withdrawn) if (1) neither Panacos nor any representative of Panacos shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.2(a), (2) such Person has, on an unsolicited basis, and in the absence of any violation of this Section 4.2(a), submitted a bona fide written proposal to the Company relating to such transaction which the Company’s Board of Directors determines in good faith, after consultation with outside legal counsel, involves consideration to the holders of the shares of Panacos Common Stock and Panacos Preferred Stock that is superior, from a financial point of view, to the consideration offered to such holders pursuant to this Agreement, considering, among other things, the nature of the currency being offered, and otherwise represents a superior transaction to the Merger and which is not conditioned upon obtaining additional financing or any regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, (3) the board of directors of Panacos concludes in good faith, and upon the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with the board’s fiduciary obligations to the Panacos’ stockholders under applicable law, and (4) Panacos complies with the provisions of Section 4.2(b).

(b) Panacos shall immediately notify VITEX after receipt of any Panacos Acquisition Proposal or any request for nonpublic information relating to Panacos in connection with a Panacos Acquisition Proposal or for access to the properties, books or records of Panacos or any subsidiary by any person or entity that informs the Board of Directors of Panacos that it is considering making, or has made, a Panacos Acquisition Proposal. Such notice to VITEX shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

(c) Panacos shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than VITEX) conducted heretofore with respect to any of the foregoing. Panacos agrees not to release any third party from any confidentiality or standstill agreement to which Panacos is a party.

(d) Panacos shall ensure that the officers, directors and employees of Panacos and any investment banker or other advisor or representative retained by Panacos are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.2 by such bankers, advisors and representatives.

4.3. VITEX CAPITAL RAISING EFFORTS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, VITEX and Panacos shall discuss and mutually agree upon the timing and amount of any capital raising transactions to be entered into by VITEX.

4.4. CONDUCT OF BUSINESS BY VITEX. VITEX covenants and agrees that between the date hereof and the earlier of a termination of this Agreement in accordance with its terms or the Effective Time, VITEX shall not conduct its business other than in the ordinary course and consistent with past practice. In addition, except as provided in Article IV of the VITEX Disclosure Schedule, without the prior written consent of Panacos, VITEX shall not do any of the following:

(a) amend or otherwise change its Certificate of Incorporation or By-Laws;

(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of options or shares of common stock issuable pursuant to the exercise of employee stock options under the VITEX Employee Stock Option Plans or pursuant to the VITEX Employee Stock Purchase Plan, provided that the VITEX Board may grant rights under the VITEX Employee Stock Purchase Plan for subsequent offering periods consistent with past practice);

(c) (i) declare, set aside, make or pay any dividend or other distribution (whether in case, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

(d) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.4(a), (b) or (c), or any action which would make any of the representations or warranties of VITEX contained in this Agreement untrue or incorrect or prevent VITEX from performing or cause VITEX not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied;

(e) amend or otherwise change its Certificate of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise; or

(f) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets).

If VITEX wishes to obtain the consent of Panacos to take actions for which prior consent is required pursuant to this Section 4.4, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer of Panacos. A consent signed by such officer shall be deemed sufficient for purposes hereof. In addition, if Panacos receives such a request but does not respond in writing (which may include an e-mailed response) to such request within 3 business days after the date the request is telecopied, Panacos shall be deemed to have consented to the requested action for all purposes of this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER.

As promptly as practicable after the execution of this Agreement, Panacos and VITEX will prepare and file the Proxy Statement with the SEC, and VITEX will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Panacos and VITEX will respond to any comments of the SEC and will use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, Panacos and VITEX will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement, including any Shelf Registration Statement (as defined below) (collectively, the “Other Filings”). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Panacos or VITEX, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Panacos and VITEX, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of Panacos in favor of approval of this Agreement and the Merger (except that the Board of Directors of Panacos may withdraw, modify or refrain from making such recommendation if the Panacos Board concludes in good faith, after having received the advice of its outside legal counsel, that the Board’s fiduciary duties under applicable law require it to do so), and (ii) the Board of Directors of VITEX in favor of the issuance of shares of VITEX Common Stock in the Merger, the increase in shares subject to the Panacos Option Plan and an increase in the number of authorized shares of capital stock (except that the Board of Directors of VITEX may withdraw, modify or refrain from making such recommendations if the VITEX Board receives a written opinion of counsel that the Board’s fiduciary duties under applicable law require it to do so).

5.2. MEETINGS OF STOCKHOLDERS. Promptly after the date hereof, Panacos will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of Panacos stockholders to consider the approval of this Agreement (the “Panacos Stockholders’ Meeting”) as promptly as practicable, and in any event within 20 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Promptly after the date hereof, VITEX will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the VITEX Stockholders’ Meeting to be held as promptly as practicable, and in any event within 30 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) voting upon this Agreement, (ii) the issuance of shares of VITEX Common Stock by virtue of the Merger, (iii) the increase in the number of shares of VITEX Common Stock reserved for issuance under the VITEX Option Plan and (iv) the increase in the number of authorized shares of capital stock. VITEX and Panacos will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law, as applicable, to obtain such approvals, except to the extent that the Board of Directors of such party has received an opinion of counsel to the effect that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, Panacos and VITEX shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Panacos and VITEX each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other’s business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement (the “Confidentiality Agreement”) between VITEX and Panacos.

5.4. CONSENTS; APPROVALS. Panacos and VITEX shall each use their commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and Panacos and VITEX shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Panacos and VITEX and the consummation by them of the transactions contemplated hereby. Panacos and VITEX shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

5.5. STOCK OPTIONS AND WARRANTS.

(a) At the Effective Time, Panacos’ obligations with respect to each outstanding option or warrant to purchase Shares of Panacos Common Stock (each, a “Panacos Option”) under Panacos’ Stock Option Plan or pursuant to the Warrants, whether vested or unvested, will be assumed by VITEX. Each Panacos Option so assumed by VITEX under this Agreement shall be subject to the same terms and conditions set forth in Panacos’ Stock Option Plan as in effect immediately prior to the Effective Time, and (i) such Panacos Option or Warrant will be exercisable for that number of shares of VITEX Common Stock equal to the product of the number of Shares of Panacos Common Stock that were purchasable under such Panacos Option or Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of VITEX Common Stock, and (ii) the per share exercise price for the shares of VITEX Common Stock issuable upon exercise of such assumed Panacos Option or Warrant will be equal to the quotient determined by dividing the exercise price per share of Panacos Common Stock at which such Panacos Option or Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. Following the Effective Time, VITEX will send to each holder of an assumed Panacos Option a written notice setting forth (i) the number of shares of VITEX Common Stock that are subject to such assumed Panacos Option, and (ii) the exercise price per share of VITEX Common Stock issuable upon exercise of such assumed Panacos Option. In addition, VITEX shall file with the SEC, no later than coincident with the effectiveness of the Shelf Registration Statement contemplated by Section 5.17 of this Agreement, a registration statement on Form S-8 registering the exercise of any Panacos Options assumed by VITEX pursuant to this Section 5.5 (to the extent the exercise of such options is eligible to be registered using a Form S-8 registration statement).

(b) Following the Effective Time, the numbers of shares for which the options to purchase shares of VITEX Common Stock assumed by VITEX at the Effective Time are exercisable shall be further adjusted upon the occurrence of any Milestones, to provide that the number of shares for which such options shall be exercisable shall be adjusted by adding the Milestone Shares to the number of shares issuable for purposes of calculation of the Exchange Ratio, as set forth above. The exercise price of such options shall not be further adjusted upon the addition of any Milestone Shares. VITEX and Panacos shall take all action that may be necessary to effectuate the provisions of this Section 5.5(b). The Panacos Options assumed by VITEX shall retain their existing vesting schedules following the Effective Time, except that the vesting of such assumed options, to the extent that they are not fully vested as of the Effective Time, shall be accelerated as follows: 20% of the portion of such assumed options that is unvested as of the Effective Time shall vest as of the Effective Time, an aggregate of 33.33% of the portion of such assumed options that was unvested as of the Effective Time (before application of the 20% accelerated vesting provision described above) shall be vested as of the date of issuance of Milestone Shares under Section 1.7(a), and an aggregate of 55.56% of the portion of such assumed options that was unvested as of the Effective Time (before application of the 20% and 33.33% accelerated vesting provisions described above) shall be vested as of the date of issuance of Milestone Shares under Section 1.7(b); provided, however, that if the issuance of Milestone Shares has not occurred prior to April 30, 2005, such percentages shall be adjusted to take into account the Panacos Options that would be time-vested on or after April 30, 2005. The provisions and intent of this Section 5.5(b) are demonstrated by the examples set forth in Schedule 5.5(b).

(c) It is the intention of the parties that Panacos Options assumed by VITEX qualify following the Effective Time as incentive stock options as defined in the Code (“ISO’s”) to the extent such Panacos Options qualified as ISO’s prior to the Effective Time, and except to the extent of the $100,000 limitation set forth in Section IV(d) of the Panacos Stock Option Plan.

(d) VITEX will reserve sufficient shares of VITEX Common Stock for issuance under this Section 5.5.

5.6. PANACOS AFFILIATE AGREEMENT. Set forth in Section 5.6 of the Panacos Disclosure Schedule is a list of those persons who may be deemed to be, in Panacos’ reasonable judgment, affiliates of Panacos within the meaning of Rule 145 promulgated under the Securities Act (a “Panacos Affiliate”). Panacos will provide VITEX with such information and documents as VITEX reasonably requests for purposes of reviewing such list. Panacos will use its best efforts to deliver or cause to be delivered to VITEX prior to the Effective Time from each Panacos Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the “Panacos Affiliate Agreement”), each of which will be in full force and effect as of the Effective Time. VITEX will be entitled to place appropriate legends on the certificate evidencing any VITEX Common Stock to be received by a Panacos Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the VITEX Common Stock, consistent with the terms of the Panacos Affiliate Agreement.

5.7. INDEMNIFICATION AND INSURANCE.

(a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Panacos which exist prior to the date hereof to indemnify Panacos’ present and former directors and officers and their heirs, executors and assigns. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages, which provisions will not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Panacos, unless such modification is required by law.

(b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation’s Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present or former director or officer of Panacos and his or her heirs, executors and assigns (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Panacos occurring prior to the Effective Time (including without limitation actions or omissions relating to the Merger) for a period of one year after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its prior written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

(c) Panacos shall use commercially reasonable efforts, after consultation with VITEX, to negotiate and secure a “tail” on its existing Directors, Officers and Company Liability insurance policies for a period of one year, at a total cost not to exceed $25,000, which cost shall be paid by VITEX.

(d) This Section 5.7 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Panacos, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

5.8. NOTIFICATION OF CERTAIN MATTERS.

(a) Panacos shall give prompt notice to VITEX, and VITEX shall give prompt notice to Panacos, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Panacos or VITEX, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) and 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

(b) Each of Panacos and VITEX shall give prompt notice to the other of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or other transactions contemplated by this Agreement; (iii) any litigation relating to or involving or otherwise affecting Panacos or VITEX that relates to the Merger or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, is reasonably likely to become a default under a Panacos Contract; and (v) any change that would be considered reasonably likely to result in a Material Adverse Effect, or is likely to impair in any material respect the ability of either Panacos or VITEX to consummate the transactions contemplated by this Agreement.

5.9. INTERIM FINANCIAL STATEMENTS. As promptly as possible following the last day of each fiscal month end after the date hereof until the Effective Time, and in any event within 20 days after the end of each such fiscal month end, Panacos shall deliver to VITEX the consolidated balance sheet of Panacos and the related consolidated statements of income, changes in stockholders’ equity and cash flows of Panacos for the one-month period then ended and for the period then ended since the Panacos Balance Sheet Date (collectively, the “Interim Financial Statements”). The Interim Financial Statements shall be prepared so as to present fairly, in all material respects, the consolidated financial condition, retained earnings, assets and liabilities of Panacos as of the date thereof.

5.10. FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

5.11. PUBLIC ANNOUNCEMENTS. VITEX and Panacos shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that, on the advice of legal counsel, VITEX may comply with any SEC requirements under the Securities Act or Exchange Act which requires any public disclosure, without the consent or review of Panacos.

5.12. LISTING OF VITEX COMMON STOCK. VITEX shall use its reasonable best efforts to cause the shares of VITEX Common Stock to be issued in the Merger to be approved for listing on Nasdaq prior to the Effective Time.

5.13. CONVEYANCE TAXES. VITEX and Panacos shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. VITEX shall pay all such taxes and fees.

5.14. TAX-FREE REORGANIZATION. VITEX and Panacos will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. VITEX and Panacos will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

5.15. BOARD OF DIRECTORS AND OFFICERS OF VITEX. The Board of Directors of VITEX shall recommend to the stockholders of VITEX and shall use all other commercially reasonable efforts to take all actions necessary to (i) cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time, to consist of no more than eleven persons, including two members to be nominated by Panacos following the Effective Time, and (ii) to appoint Samuel K. Ackerman, M.D. as the initial Chief Executive Officer and Chairman of the Board of Directors of the Surviving Corporation.

5.16 LOCK-UP AGREEMENT. If and to the extent the parties agree to the conduct by VITEX of the financing transaction contemplated by Section 4.3 above, and except as provided in the last sentence of this Section 5.16, Ampersand Ventures, AM Pappas, and any other affiliated 5% stockholder following the Effective Time, and their respective affiliates, shall enter into, in lieu of the Panacos Affiliate Agreement, a modification thereof substantially in the form attached hereto as Exhibit E (the “Panacos Shareholder Affiliate Agreement”), pursuant to which such parties shall agree not to sell, assign or otherwise transfer the shares of VITEX Common Stock they receive pursuant to the terms of this Agreement from the time recommended by the placement agent or underwriter in any such financing transaction until the expiration of any lock-up period recommended by such placement agent or underwriter, provided that (i) such lock-up shall be customary in length and other terms for financing transactions of the kind contemplated by Section 4.3 and (ii) each of the officers, directors and 5% stockholders of VITEX shall be required to enter into a lock-up agreement on the same terms as those required of the parties under this Section 5.16. Notwithstanding the foregoing, those Stockholders for whom VITEX is agreeing to register shares of VITEX Common Stock issued pursuant to this Agreement as Merger Consideration for resale, pursuant to Section 5.17 below, shall agree to the terms of this Section 5.16 in connection with any financing proposed by VITEX, whether effected in accordance with Section 4.3 or otherwise.

5.17. AFFILIATE REGISTRATION. As soon as practicable and in any event within 45 days after the Effective Time, VITEX shall file with the SEC, and thereafter use its commercially reasonable efforts to have declared effective as soon as practicable, a “shelf” Registration Statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act covering the resale by former affiliates of Panacos (including any former affiliates of Panacos who may following the Effective Time be current affiliates of VITEX) of shares of VITEX Common Stock issued pursuant to this Agreement as Merger Consideration (the “Registrable Merger Shares”). In its discretion, VITEX will be permitted to register any other shares for resale by other eligible selling stockholders using the Shelf Registration Statement. VITEX shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Merger Shares covered thereby for a period commencing on the date on which the SEC declares such Shelf Registration Statement effective and ending on the earlier of (x) the date upon which the Registrable Merger Shares first become eligible for resale pursuant to Rule 145 under the Securities Act without restriction or (y) the first date upon which all the Registrable Merger Shares covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

5.18 EMPLOYEE BENEFITS. VITEX agrees that all employees of Panacos who continue employment with VITEX or any Subsidiary of VITEX after the Effective Time (“Continuing Employees”) shall be eligible to continue to participate in the Panacos health, vacation, welfare and retirement benefit plans; provided, however, that (i) nothing in this Section 5.18 or elsewhere in this Agreement shall limit the right of VITEX to amend or terminate any such benefit plan or arrangement at any time, and (ii) if VITEX terminates any such plan, then (upon expiration of any appropriate transition period), the Continuing Employees shall be eligible to participate in VITEX’s benefit plans and vacation policies, in each case to the same extent as employees of VITEX in similar positions and at compensation grade levels. It is specifically understood, acknowledged and agreed that Continuing Employees shall not be eligible to participate in VITEX’s Employee Distribution Agreement, dated as of January 31, 2004. Continuing Employees shall receive credit for service time as an employee of Panacos for purposes of eligibility to participate, vesting, and eligibility to receive benefits under any such VITEX benefit plan and for purposes of vacation accrual for service accrued or deemed accrued prior to the Effective Time. Nothing in this Section 5.18 or elsewhere in this Agreement, shall be construed to create a right in any employee to continuing employment.

5.19 STOCKHOLDERS’ REPRESENTATIVE

(a) In order to administer efficiently (i) the implementation of the Agreement on behalf of the Panacos stockholders and (ii) the settlement of any dispute with respect to the Agreement, Panacos and the Stockholders hereby designate Eric W. Linsley as the Panacos stockholders’ representative (the “Stockholders’ Representative”).

(b) From and after the Effective Time, Panacos and the Stockholders hereby authorize the Stockholders’ Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Panacos stockholders or the settlement of any dispute, including, without limitation, with regard to matters pertaining to the indemnification provisions of this Agreement, the Escrow Agreement and to the matters contemplated by Exhibit C, (ii) to give and receive all notices required to be given under the Agreement and the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Panacos stockholders by the terms of this Agreement and the Escrow Agreement.

(c) In the event that the Stockholders’ Representative dies, becomes legally incapacitated or resigns from such position, another individual designated by the Stockholders, who shall be identified to VITEX as soon as practicable after the date of this Agreement, shall fill such vacancy and shall be deemed to be the Stockholders’ Representative for all purposes of this Agreement; provided, however, that no change in the Stockholders’ Representative shall be effective until VITEX is given written notice of such change by the Stockholders.

(d) All decisions and actions by the Stockholders’ Representative as provided in this Section 5. 19 or under the Escrow Agreement shall be binding upon all of the Panacos stockholders, and no Panacos stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(e) By their execution and/or approval of this Agreement and the Merger, Panacos and Panacos stockholders agree that:

(i) VITEX shall be able to rely conclusively on the instructions and decisions of the Stockholders’ Representative as to any actions required or permitted to be taken by the Panacos stockholders or the Stockholders’ Representative hereunder and under the Escrow Agreement, and no party hereunder shall have any cause of action against VITEX for any action taken by VITEX in reliance upon the instructions or decisions of the Stockholders’ Representative;

(ii) all actions, decisions and instructions of the Stockholders’ Representative shall be conclusive and binding upon all of the Panacos stockholders and no Panacos stockholder shall have any cause of action against the Stockholders’ Representative for any action taken, decision made or instruction given by the Stockholders’ Representative under this Agreement or the Escrow Agreement, except for fraud or willful breach of this Agreement by the Stockholders’ Representative; and

(iii) the provisions of this Section 5.19 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by Panacos and the Panacos stockholders to the Stockholders’ Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Panacos stockholder.

(f) All fees and expenses incurred by the Stockholders’ Representative shall be paid by the Panacos stockholders severally to the extent of their pro rata interest in the aggregate of the VITEX Common Stock, the Milestone Shares, and any Additional Shares.

(g) In taking any action hereunder and under the Escrow Agreement, the Stockholders’ Representative shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it, in its good faith judgment, to be sufficient; provided, however, that the Stockholders’ Representative shall not waive (i) any rights of the Panacos stockholders if such waiver would have the effect of disproportionately and adversely affecting Panacos stockholders which held shares of a particular series of Panacos capital stock as compared to Panacos stockholders which held other series of Panacos capital stock, without the prior consent of the Panacos stockholders which held at least two-thirds of the adversely affected series on an as-converted to common stock basis; (ii) any rights with respect to any individual Panacos stockholder(s)’ interest(s) if such waiver would have the effect of disproportionately and adversely affecting such individual Panacos stockholder(s) as compared to the interests of the other Panacos stockholders, without the prior consent of the affected Panacos stockholder(s), and (iii) any right of any of the Panacos stockholders to receive the VITEX Common Shares, the Milestone Shares, or any Additional Shares, without the prior consent of the Panacos stockholders which held two-thirds of the Panacos Series B Preferred Stock and the Panacos Series C Preferred Stock taken together.

The Stockholders’ Representative shall not be liable to VITEX or the Panacos stockholders for any act performed or omitted to be performed by it in the good faith exercise of its duties and shall be liable only in the case of bad faith or willful misconduct or gross negligence. The Stockholders’ Representative may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Stockholders’ Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Stockholders’ Representative may be replaced at any time by affirmative vote or written consent of the Panacos stockholders.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of VITEX or Panacos, threatened by the SEC;

(b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of Panacos and VITEX, respectively; and the issuance of shares of VITEX Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of VITEX;

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger on substantially identical terms and conferring upon VITEX substantially all the rights and benefits as contemplated herein, shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially identical terms and conferring upon VITEX substantially all the rights and benefits as contemplated herein, illegal;

(d) Tax Opinions. VITEX and Panacos shall have received the written opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Cooley Godward LLP, respectively, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

(e) Nasdaq Listing. The VITEX Common Stock shall have been approved for listing, subject to notice of issuance, on Nasdaq.

6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF VITEX. The obligations of VITEX to effect the Merger are also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Panacos contained in this Agreement (together with the Panacos Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and VITEX shall have received a certificate to such effect signed by the President and Chief Financial Officer of Panacos;

(b) Agreements and Covenants. Panacos shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and VITEX shall have received a certificate to such effect signed by the President and Chief Financial Officer of Panacos;

(c) Consents Obtained. VITEX shall have received evidence, in form and substance satisfactory to it, that the consents, waivers, approvals, authorizations or orders required to be obtained, and all filings to be made, by Panacos, as listed on Schedule 5 hereto, shall have been obtained and made by Panacos;

(d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit VITEX from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by VITEX of all or a material portion of the business or assets of VITEX, or seeking to compel VITEX or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of VITEX as a result of the Merger or the transactions contemplated by this Agreement;

(e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Panacos or any subsidiary of Panacos having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(f) Affiliate Agreements. VITEX shall have received from each person who is identified in Section 5.6 of the Panacos Disclosure Schedule as an “affiliate” of Panacos an Affiliate Agreement, and from each person who is identified in Section 5.16 hereof a Panacos Shareholder Affiliate Agreement, and each such agreement shall be in full force and effect;

(g) Legal Opinion. VITEX shall have received a legal opinion from Cooley Godward LLP, counsel to Panacos, in a form reasonably acceptable to VITEX;

(h) Transfer of Material Agreements. Panacos shall have received all consents and approvals required to the Merger under Panacos’ agreements with Saul Holdings Limited Partnership, Minolta, General Electric Corporation, Montgomery County, Maryland and GATX Ventures, Inc.

(i) Conversion of Loans and Dividends. All outstanding loans from stockholders of Panacos and all accrued but unpaid dividends on shares of Series A, Series B, and Series C Convertible Preferred Stock of Panacos shall have been converted into shares of Common Stock of Panacos prior to the Effective Date.

(j) Closing of Sale of Series C Convertible Preferred Stock. Panacos shall have completed the sale of its Series C Convertible Preferred Stock, which sale shall have raised $15 million in net proceeds.

(k) Voting Agreement. VITEX and each of the Key Stockholders shall have entered into a Voting Agreement substantially in the form of Exhibit A hereto, and each such agreement shall be in full force and effect.

(l) Release and Waiver. VITEX shall have received from each Key Stockholder an executed release and waiver of any and all claims arising prior to the Effective Date involving Panacos or the Merger for the benefit of VITEX, substantially in the form of Exhibit F, and such agreements shall be in full force and effect.

(m) Other Deliveries. VITEX shall have received such other certificates and instruments (including without limitation certificates of good standing of Panacos in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

(n) Completion of Study 1. Study 1 shall have achieved its Primary Endpoint, as defined in Exhibit C hereto. The parties hereby acknowledge that this condition to closing has been satisfied.

(o) Escrow Agreement. VITEX, Panacos, the Stockholders and the Escrow Agent shall have entered into an Escrow Agreement, substantially in the form of Exhibit G hereto, and such agreement shall be in full force and effect.

(p) Fairness Opinion. VITEX shall have received a written bring-down opinion from Houlihan Lokey Howard & Zukin, dated as of the Effective Date, to the effect that as of such date, the Merger is fair to VITEX’s stockholders from a financial point of view.

6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PANACOS. The obligation of Panacos to effect the Merger is also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of VITEX contained in this Agreement (together with the VITEX Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and Panacos shall have received a certificate to such effect signed by the President and Chief Financial Officer of VITEX;

(b) Agreements and Covenants. VITEX shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such non-performance or non-compliance would not have a Material Adverse Effect on VITEX, and Panacos shall have received a certificate to such effect signed by the President and Chief Financial Officer of VITEX;

(c) Consents Obtained. Panacos shall have received evidence, in form and substance satisfactory to it, that all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by VITEX for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by VITEX;

(d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment. decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Panacos from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Panacos of all or a material portion of the business or assets of Panacos, or seeking to compel Panacos to dispose of or hold separate all or any material portion of the business or assets of Panacos, as a result of the Merger or the transactions contemplated by this Agreement;

(e) Other Deliveries. Panacos shall have received such other certificates and instruments (including without limitation certificates of good standing of VITEX in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

ARTICLE VII

TERMINATION

7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Panacos and VITEX:

(a) by mutual written consent duly authorized by the Boards of Directors of VITEX and Panacos; or

(b) by either VITEX or Panacos if the Merger shall not have been consummated by October 15, 2004 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

(c) by either VITEX or Panacos if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either VITEX or Panacos, if the required approvals of the stockholders of VITEX or Panacos contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

(e) by VITEX, if the Board of Directors of Panacos shall have withheld, withdrawn or modified in a manner adverse to VITEX its recommendation in favor of the Merger; or

(f) by Panacos if the Board of Directors of VITEX shall have withheld, withdrawn or modified in a manner adverse to VITEX its recommendation in favor of the Merger; or

(g) by either Panacos or VITEX if Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a Panacos Acquisition Proposal or in respect of an Alternative Transaction; or

(h) by VITEX or Panacos, upon a breach of any covenant or agreement on the part of Panacos or VITEX, respectively, set forth in this Agreement, in either case, such that the conditions set forth in Section 6.2(b) or Section 6.3(b), would not be satisfied (a “Terminating Breach”), provided that, if such Terminating Breach is curable prior to the expiration of five (5) days from its occurrence (but in no event later than October 15, 2004) by VITEX or Panacos, as the case may be, through the exercise of its commercially reasonable efforts and for so long as VITEX or Panacos, as the case may be, continues to exercise such commercially reasonable efforts, neither Panacos nor VITEX, respectively, may terminate this Agreement under this Section 7.1(h) unless such 5-day period expires without such Terminating Breach having been cured; or

(i) by Panacos, if there shall have occurred any Material Adverse Effect with respect to VITEX since the date of this Agreement; or

(j) by VITEX, if there shall have occurred any Material Adverse Effect with respect to Panacos since the date of this Agreement; or

(k) by either VITEX or Panacos, if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true would reasonably be likely to have a Material Adverse Effect.

7.2. NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.3 and Article VIII hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

7.3. FEES AND EXPENSES.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; in addition, VITEX shall be solely responsible for all fees and expenses incurred in relation to the preparation, printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement and the Shelf Registration Statement (in each case, including without limitation financial statements and exhibits) and any amendments or supplements thereto.

(b) Panacos shall pay VITEX a fee of $1,250,000, plus up to $100,000 of the actual, documented and reasonable out-of-pocket expenses of VITEX relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of VITEX’s counsel, accountants and financial advisors) upon the termination of this Agreement by VITEX pursuant to Section 7.1(d), 7.1(e), 7.1(g) or 7.1(h) (but only with respect to a termination for a breach of any material covenant or agreement).

(c) VITEX shall pay Panacos a fee of $1,250,000, plus up to $100,000 of the actual, documented and reasonable out-of-pocket expenses of Panacos relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Panacos’ counsel, accountants and financial advisors) upon the termination of this Agreement by Panacos pursuant to Section 7.1(f) or 7.1(h) (but only with respect to a termination for a breach of any material covenant or agreement). Upon any termination of this Agreement by Panacos pursuant to Section 7.1(d), or upon a failure of the Merger to be effected due to the condition set forth in Section 6.2(p) hereof not having been waived by VITEX or satisfied, VITEX shall pay Panacos up to $625,000 of the actual, documented and reasonable out-of-pocket expenses of Panacos relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Panacos’ counsel, accountants and financial advisors).

(d) As used herein, “Alternative Transaction” means (i) a transaction pursuant to which any person (or group of persons) other than VITEX or its affiliates (a “Third Party”), acquires more than 50 percent of the outstanding shares of Panacos Common Stock, pursuant to a stock purchase agreement or otherwise, (ii) a merger or other business combination involving Panacos, pursuant to which any Third Party acquires more than 50 percent of the outstanding equity securities of Panacos or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of the entity surviving any merger or business combination including any of them) of Panacos having a fair market value equal to more than 50 percent of the fair market value of all the assets of Panacos immediately prior to such transaction).

(e) The fee payable pursuant to a termination under Sections 7.1(d) or 7.1(f) shall be paid within one business day after the first to occur of the events described in Section 7.1(d), 7.1(e), 7.1(f), or 7.1(h) as the case may be. The fee payable pursuant to a termination under Section 7.1(g) shall be paid on the date of the closing of the Alternative Transaction giving rise to such fee; provided, however, that no fee shall be payable unless the party entering into an Alternative Transaction has completed or agreed to complete such Alternative Transaction within six months of termination of this Agreement. Notwithstanding anything else in this Agreement to the contrary, the payment of fees as specified by this Section 7.3 shall be the sole remedy of either party for a termination under any of Sections 7.1(d), 7.1(e), 7.1(f) or 7.1(g).

ARTICLE VIII

INDEMNIFICATION

8.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a) “Event of Indemnification” shall mean the untruth, inaccuracy or breach of any representation or warranty by Panacos or a Stockholder contained in Article II hereof or by VITEX contained in Article III hereof, including any Third Party Claims (as defined below) based on the foregoing.

(b) “Indemnified Persons” shall mean and include (i) with respect to an Event of Indemnification arising under Article II, VITEX and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the “Stockholder Indemnified Persons”), and (ii) with respect to an Event of Indemnification arising under Article III, each of the Stockholders and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the “VITEX Indemnified Persons”).

(c) “Indemnifying Persons” shall mean and include (i) with respect to an Event of Indemnification arising under Article II, each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estate (the “Stockholder Indemnifying Persons”) and (ii) with respect to an Event of Indemnification arising under Article III, the Surviving Corporation and its successors and assigns (the “VITEX Indemnifying Persons”).

(d) “Losses” shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

8.2. INDEMNIFICATION GENERALLY. Subject to Section 8.3, the Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

8.3. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 8 shall be subject to the following terms:

(a) No indemnification shall be payable pursuant to Section 8.2 unless and until the amount of all Losses incurred pursuant to Article II or Article III, as the case may be, exceed $100,000 in the aggregate, whereupon indemnification pursuant to such Event of Indemnification shall be payable for such claims without any deduction.

(b) The aggregate liability of Panacos and the Stockholders for indemnification pursuant to Section 8.2 shall not exceed 15% of the aggregate Merger Consideration.

(c) No indemnification shall be payable pursuant to Section 8.2 for claims asserted other than as set forth in Section 8.4.

(d) All indemnification claims by VITEX Indemnified Persons may be satisfied, at the option of the Stockholder who is the Indemnifying Person with respect to such claim, by either (i) cash or (ii) surrender of shares of VITEX Common Stock, valued at the fair market value of such shares at such time, based on the average closing price of a share of VITEX Common Stock on Nasdaq over the 20 trading days ending on the trading day prior to the transfer to VITEX Indemnified Persons. Except in the case of losses arising from fraud or intentional misrepresentation, the VITEX Indemnified Persons’ sole recourse for claims for losses shall be to the Escrow Amount unless a Stockholder, in its sole discretion, shall otherwise agree in writing to make payment of its indemnification liability by other means.

(e) No Stockholder (nor any of such Stockholder’s successors, assigns, heirs and legal representatives or estates) shall be liable for the fraud or willful, intentional or reckless misrepresentation or willful omission of a material fact by another Stockholder.

(f) A Stockholder Indemnifying Person’s indemnification obligations for Losses shall not be in excess of the value of the Merger Consideration received by such Stockholder, valued as set forth in Section 8.3(d). The VITEX Indemnifying Persons’ indemnification obligations for Losses shall not be in excess of the value of the Merger Consideration delivered to the Stockholders, valued as set forth in Section 8.3(d).

(g) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

8.4. ASSERTION OF CLAIMS.

(a) No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the date that is 18 months following the date of this Agreement, give the applicable Indemnifying Person or Persons, the Stockholder Representative and the Escrow Agent (a) a written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.5 of any third party claim, the existence of which might give rise to such a claim. The failure so to provide such notice to the Indemnifying Persons, the Stockholder Representative and the Escrow Agent will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior to the Expiration Date (as defined below) for the claim involved.

(b) The Stockholder Representative may reply to a claim made under Section 8.2 hereof by written notice given to the Indemnified Persons and the Escrow Agent, which notice shall state whether the Stockholder Representative agrees or disagrees that a claim asserted by the Indemnified Persons is a valid claim under this Agreement and agrees or disagrees with respect to the amount of the damages set forth in such claim. If, within thirty (30) days after receipt of the claim (the “Indemnity Notice Period”), the Stockholder Representative does not give to the Indemnified Persons and the Escrow Agent a notice which asserts that a dispute exists with respect to such claim, specifying the nature and amount of such dispute, or if the Stockholder Representative gives notice that the claim is uncontested, then the Escrow Agent shall release from the Escrow Account and deliver to the Indemnified Persons a number of shares of VITEX Common Stock representing the amount of the damages claimed, valued at the then fair market value of such shares, and the Escrow Account shall be reduced to the extent thereof, with each Indemnifying Party’s percentage of the Escrow Amount reduced in proportion to his, her or its percentage ownership interest in the Escrow Account (his, her or its “Pro Rata Share”). If the notice from the Stockholder Representative admits that a portion of the demand is a valid claim under Section 8.2 hereof and a portion of the claim is disputed, the Escrow Agent shall disburse an amount from the Escrow Account to the Indemnified Persons for the Losses which are agreed upon, valued at the then fair market value of such shares (the “Undisputed Portion”) and the disputed portion of such demand shall be resolved in accordance with Section 8.4(c).

(c) Disputed Claims. If the notice given by the Stockholder Representative as provided in Section 8.4(b) hereof disputes the claim or claims asserted in the demand by the Indemnified Persons or the amount of Losses thereof within the Indemnity Notice Period (a “Disputed Claim”), then the demand shall be treated as a Disputed Claim and the amount of such claim shall be held by the Escrow Agent as an undivided portion of the Escrow Account. All Disputed Claims among the parties hereto shall be settled by binding arbitration in accordance with Section 9.14 below. The Escrow Agent shall not disburse any amount from the Escrow Account as to a Disputed Claim until the final adjudication of the Indemnifying Parties’ liability to the Indemnified Persons by such arbitration panel.

8.5. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) The Indemnified Persons shall promptly give written notice to the applicable Indemnifying Persons, the Stockholder Representative and the Escrow Agent of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the applicable Indemnifying Persons, the Stockholder Representative and the Escrow Agent will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

(b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims, provided that no Third Party Claim may be settled without the consent of the Indemnifying Persons. The Stockholder and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

8.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

(a) The representations, warranties, covenants and agreements of Panacos and the Stockholders set forth in this Agreement and in any certificate, exhibit or schedule hereto shall survive until eighteen (18) months from the Effective Time, except with respect to the representations set forth in Sections 2.8 and 2.15 hereof, which shall survive until the expiration of the applicable statutes of limitations with respect to such claims (the date of expiration of such representations, warranties, covenants and agreements being the “Expiration Date”). Such survival shall not be affected by any examination made for or on behalf of the Indemnified Parties or the knowledge of any of the Indemnified Parties’ officers, directors, stockholders, employees, agents or affiliates. No demand or notice of a Third Party Claim may be made after the Expiration Date; however, any demands or notices of Third Party Claims asserted in writing prior to the Expiration Date shall survive until finally resolved and satisfied in full and the Expiration Date shall be so extended. If a claim for indemnification is made before expiration of such period, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

(b) Following the Expiration Date, the Escrow Agent shall release the Escrow Amount to the Stockholders in the amounts of their Pro Rata Shares of the total amount remaining in the Escrow Account, subject to any amounts reserved (in the manner provided for in the following sentence) to address unresolved claims for indemnification submitted prior to the Expiration Date. To the extent that claims for indemnification submitted prior to the Expiration Date remain unresolved as of such date, the Escrow Agent shall reserve and not pay to the Stockholders an amount intended to satisfy such claims when finally resolved, which amount shall be determined in the following manner: (i) to the extent that the amount of the claim is included in the notice provided pursuant to 8.2 or 8.5(a), as the case may be, such amount plus an amount reasonably estimated by the Indemnified Persons to provide reimbursement for costs and expenses incurred in resolving such claim shall be reserved until the final resolution and payment of such claim, and (ii) to the extent that the amount of the claim remains unknown, an amount reasonably estimated by the Indemnified Persons as providing adequate recourse for satisfaction of the final amount of the claim, plus an amount reasonably estimated by the Indemnified Persons to provide reimbursement for costs and expenses incurred in resolving such claim shall be reserved until the final resolution and satisfaction of such claim. As outstanding claims are resolved, reserves in excess of the amounts withheld with respect all claims remaining unresolved shall be released to the Stockholders as provided for in this Section 8.6(b).

ARTICLE IX

GENERAL PROVISIONS

9.1. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Except as provided elsewhere in this Agreement, the representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Sections 5.5, 5.6, 5.7, 5.10, 5.11, 5.15 and 5.16 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.

9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

(a)    If to VITEX:

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attn: John R. Barr, President

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: William T. Whelan, Esq.

(b)    If to Panacos:

Panacos Pharmaceuticals, Inc.

209 Perry Parkway

Gaithersburg, MD 20877

Attn: Chris Rallis

With a copy to:

Cooley Godward LLP

One Freedom Square

11951 Freedom Drive

Reston, VA 20190

Attn.: Adam Salassi, Esq.

9.3. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

(a) “affiliates” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Panacos or VITEX, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

(b) “business day” means any day other than a day on which banks in Boston are required or authorized to be closed;

(c) “person” means a person, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

(d) “subsidiary” or “subsidiaries” of the Surviving Corporation, VITEX or any other person means any corporation, partnership, joint venture or other legal entity of which the Surviving Corporation, VITEX or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

9.4. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Panacos and VITEX, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

9.5. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound.

9.6. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

9.9. ASSIGNMENT. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

9.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

9.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.14. ARBITRATION. Any controversy, dispute or claim arising out of or in connection with this Agreement among the parties hereto, including any Disputed Claim under Article VIII, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Boston, Massachusetts pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of such arbitrator(s). The arbitration tribunal shall have no power to award (i) damages inconsistent with this Agreement or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the Commonwealth of Massachusetts shall govern.

IN WITNESS WHEREOF, VITEX and Panacos have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

V.I. TECHNOLOGIES, INC.

By:	/s/ JOHN R. BARR
John R. Barr
Its:	President and Chief Executive Officer

PANACOS PHARMACEUTICALS, INC.

By:	/s/ SAMUEL K. ACKERMAN
Samuel K. Ackerman
Its:	Chairman and Acting Chief Executive Officer

Stockholder Signatories to Merger Agreement:

Ampersand 1999 Companion Fund Limited Partnership
BY: AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ PETER D. PARKER
By:	Peter D. Parker
Its:	Managing Member

AMPERSAND 1999 LIMITED PARTNERSHIP
BY: AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ PETER D. PARKER
By:	Peter D. Parker
Its:	Managing Member

A.M. PAPPAS LIFE SCIENCE VENTURES I, L.P.
BY: AMP&A Management, LLC

/s/ FORD S. WORTHY
By:	Ford S. Worthy
Its:	Partner

ANNEX B

Houlihan Lokey Howard & Zukin

Financial Advisors

www.HLHZ.com

June 1, 2004

The Board of Directors of V.I. Technologies, Inc.

Dear Directors:

We understand that V.I. Technologies, Inc. (“VITEX” or the “Company”) is contemplating an acquisition of Panacos Pharmaceuticals, Inc. (“Panacos” or the “Target”). We further understand that the consideration for the purchase will be an exchange of Company stock for the stock of the Target. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the “Transaction”.

You have requested our opinion (the “Opinion”) as to the matters set forth below. The Opinion does not address the Company’s underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or the Target. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed VITEX’s audited financial statements for the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003, and the Company’s 10-Q containing unaudited financial statements for the first quarter ended March 27, 2004, which VITEX’s management has identified as the most current financial information available;

2. reviewed Panacos’ audited financial statements for the fiscal years ended December 29, 2001 and December 28, 2002 and unaudited financial statements for the fiscal year ended December 27, 2003, which Panacos’ management has identified as the most current financial information available;

3. reviewed a draft, dated May 28, 2004 of the Merger Agreement;

4. reviewed funding history and capitalization table of VITEX provided by VITEX management;

5. reviewed funding history and capitalization table of Panacos provided by Panacos management;

6. met and/or spoke with certain members of the senior management of VITEX and Panacos to discuss the operations, drug pipeline, financial condition, future prospects, and projected operations and performance of VITEX and Panacos;

7. visited certain facilities and business offices of the Company;

8. reviewed the financial forecasts prepared by management of VITEX with respect to VITEX for the years ended December 31, 2004 through 2012;

9. reviewed the revenue forecasts prepared by Easton Associates, a consulting firm retained by VITEX to develop independent forecasts, with respect to Panacos’s lead product for the years ended December 31, 2004 through 2024;

B-1

10. reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

11. reviewed certain other publicly available financial data for certain companies that we deemed comparable to VITEX and Panacos;

12. reviewed publicly available financial data for certain transactions that we considered comparable to the Transaction;

13. reviewed venture financing and licensing deals of early stage biotechnology companies within the United States since January 2000; and

14. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and the Target, and that there has been no material change in the assets, financial condition, business or prospects of the Company or the Target since the date of the most recent financial statements made available to us. We have also relied upon, without independent verification, the due diligence evaluation of Panacos’ lead compound, PA-457, performed by Easton Associates and made available to us by the Company.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and the Target and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or the Target. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be paid by the Company in connection with the Transaction is fair to the Company from a financial point of view.

/s/    Houlihan Lokey Howard & Zukin

        Financial Advisors, Inc.

B-2

ANNEX C

Supplemental Equity Compensation Plan

Section I. Purpose of the Plan.

The purposes of this Plan are: (i) to provide long-term incentives and rewards to those key employees (the “Employee Participants”) of Panacos Pharmaceuticals, Inc. (the “Corporation”) and its Affiliates (if any), and any other persons (the “Non-employee Participants”) who are in a position to contribute to the long-term success and growth of the Corporation and its Affiliates; (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability; and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation’s stockholders.

Section II. Definitions.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Corporation, direct or indirect.

“Code” is the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” is the $.01 par value common stock of the Corporation.

“Committee” is defined in Section III, paragraph (a).

“Corporation” is defined in Section I.

“Corporation ISOs” are all stock options (including Plan ISOs) which: (i) are Incentive Stock Options; and (ii) are granted under any plans (including this Plan) of the Corporation or an Affiliate.

“Employee Participants” is defined in Section I.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Fair Market Value”

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the- counter market, such value as the Committee, in good faith, shall determine.

“Incentive Stock Option” is a stock option which is treated as an incentive stock option under Section 422 of the Code.

“Plan” is defined in Section I.

“Plan ISOs” are Stock Options which are Incentive Stock Options.

“Non-employee Director” has the meaning provided in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

“Non-employee Participants” is defined in Section I.

“Non-qualified Option” is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

“Participants” are all persons who are either Employee Participants or Non-employee Participants.

“Permanent and Total Disability” has the meaning provided in Section 22(e)(3) of the Code.

“Restricted Period” means the period of time during which a Stock Grant may be forfeited to the Corporation pursuant to the terms and conditions of such Stock Grant.

“Section 16” means Section 16 of the Exchange Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

“Stock Grant” means a grant by the Corporation of shares of Common Stock under the Plan.

“Stock Options” are rights granted pursuant to this Plan to purchase shares of Common Stock at a fixed price.

“Stock Right” means a right to shares of Common Stock of the Corporation granted pursuant to the Plan—an Incentive Stock Option, a Non-Qualified Option or a Stock Grant.

“Ten Percent Stockholder” means, with respect to a Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate at the time such Plan ISO is granted.

Section III. Administration.

(a) The Committee. This Plan shall be administered by a compensation committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the “Committee”). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with the exemption from Section 16 set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Exchange Act the Committee shall consist of at least two individuals, each of whom is a Non-employee Director.

(b) Authority and Discretion of the Committee. Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of this Plan, and subject to ratification by the Board of Directors or approval of the stockholders only if, and as required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants; (ii) select the Participants to whom Stock Rights shall be granted under this Plan; (iii) determine the number of shares of Common Stock for which a Stock Right shall be granted, provided, however, that in no event shall Stock Rights to purchase more than 500,000 shares of Common Stock be granted to any Participant in any fiscal year; (iv) determine the time or times such Stock Rights shall be granted, and the granting of Stock Rights in connection with other compensation or benefits paid, to the Participant; (v) establish the terms and conditions upon which Stock Grants may be issued, Stock Options may be exercised, and upon which the Common Stock may be transferred, if at all, including the exercise of Stock Options in connection with any other award made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Rights, or the Common Stock which relates to the Stock Rights, including, but not limited to, providing for limitations on the Participant’s right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to a Stock Grant or the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this Plan, including the actual granting of Stock Rights hereunder. Notwithstanding any provision of this Plan to the contrary, only Employee Participants shall be eligible to receive Plan ISOs. In addition, the Board of Directors may take any action under this Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

(c) Applicable Law. This Plan and all Stock Rights shall be governed by the law of the state in which the Corporation is incorporated.

Section IV. Terms of Awards.

(a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant who receives the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this Plan) as the Committee may determine. If the Stock Option is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: “This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.”

(b) Term. The term of any Stock Option, and the restrictions related thereto, if any, shall be for such periods as may be determined by the Committee, provided that in the case of Plan ISOs, the term for exercise of any such Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or death. In no event may a Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

(c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise: (i) in cash or by check payable to the order of the Corporation; (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), including by way of so-called “cashless exercise” and the netting of the number of shares subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price; (iii) any other property (valued at its Fair Market Value on the date of such exercise); (iv) any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the Plan ISO, provided that in the case of Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Market Value of the Common Stock on the date of issuance of the Plan ISO.

(d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this paragraph) are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, stock options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any stock option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the stock option or at the time of its exercise. For the purpose of this paragraph, Fair Market Value shall be determined as of the time the stock option with respect to such Common Stock is granted.

(e) Restrictions. Any Stock Option, and any Common Stock issued in connection with the exercise of a Stock Option, may be subject to such restrictions on vesting and/or transferability as the Committee considers appropriate in its sole discretion. In addition, Plan ISOs may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

(f) Stock Grants. Subject to the provisions of this Plan, the Committee may award Stock Grants and determine the duration of the Restricted Period, if any, during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Stock Grant. Stock Grants may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Shares of Common Stock issued pursuant to a Stock Grant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Notwithstanding the foregoing, in the Committee’s discretion, Stock Grants may be made transferable to a limited liability company controlled solely by the Participant. Stock Grants shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of a Stock Grant shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s designated beneficiary.

(g) Withholding of Taxes. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or upon the lapsing of any right of repurchase, the Corporation may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Corporation, or to any Affiliate of the Corporation which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Corporation’s Common Stock or a promissory note, is authorized by the Committee (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section II above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Corporation or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

(h) Securities Law Compliance. Upon the receipt of shares in connection with a Stock Grant or the exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Right shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer shares of Common Stock in compliance with the provisions of applicable federal or state securities laws. The Committee, in its discretion, may postpone the issuance and delivery of shares of Common Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Committee may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued pursuant to the Plan under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in the sole discretion of the Committee, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition or otherwise that the Committee deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder may bear a legend reflecting such restrictions.

(i) Right to Stock Rights. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this Plan or to be granted any Stock Rights hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. The holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Stock Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until the date of issue of a stock certificate to such holder for such shares. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor.

(j) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Affiliates in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

(k) Participation by Foreigners. Without amending this Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify any Stock Rights granted to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

Section V. Amendment and Termination; Adjustments Upon Changes in Stock.

The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan or any portion thereof, provided that no amendment shall be made without approval of the stockholders of the Corporation if such approval is necessary to comply with any applicable requirement of the Code, any applicable rules or regulations of the Securities and Exchange Commission, including any exemption from Section 16 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation’s securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this Plan may adversely affect the rights of a Participant to whom a Stock Right has been granted without such Participant’s consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any Plan ISO granted to a Participant to a Non-qualified Option at any time prior to the exercise, in full, of such Plan ISO. If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this Plan set forth below in Section VI, the number of Stock Rights subject to the limitation set forth above in Section III (b), and the number and kind of shares and the price per share subject to outstanding Stock Rights, provided that such adjustment does not affect the qualification of any Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Rights in exchange for outstanding Stock Rights.

Section VI. Shares of Stock Subject to this Plan.

The number of shares of Common Stock that may be the subject of Stock Rights under this Plan shall not exceed an aggregate of 8,500,000 shares. Shares to be delivered under this Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Right hereunder which for any reason terminates, is canceled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Rights issued hereunder, and such number of shares shall be subject to further Stock Rights under this Plan, provided, first, that the total number of shares then eligible for Stock Rights under this Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further Stock Rights shall not be increased in any way that would cause transactions pursuant to this Plan or any Stock Right to not comply with the exemption from Section 16 set forth in Rule 16b-3 under the Exchange Act, if applicable to the Corporation.

Section VII. Effective Date and Term of this Plan.

The effective date of this Plan is January 4, 2000 (the “Effective Date”) and Stock Rights granted under this Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised and the restrictions, if any, imposed on the Common Stock that is related to any Stock Right may extend beyond that time as provided herein.

EXHIBIT 99.1

FORM OF VITEX PROXY CARD

V.I. TECHNOLOGIES, INC.

134 COOLIDGE AVENUE

WATERTOWN, MA 02472

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Thomas T. Higgins and Chithra Baylis, or either of them, as proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of V.I. Technologies, Inc. (the “Company”) held of record by the undersigned on July 13, 2004 at the Special Meeting of Stockholders to be held August 20, 2004 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope or vote by telephone or internet. We encourage you to vote electronically. Thank you for your prompt consideration of these matters.

Sincerely,

V.I. Technologies, Inc.

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR Proposal No. 1, No. 2, No. 3. and No. 4.

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, by and among VITEX, Panacos Pharmaceuticals, Inc., and certain stockholders of Panacos, and the merger, as described in the attached Joint Proxy Statement - Prospectus

FOR ☐             AGAINST ☐             ABSTAIN ☐

2.	To adopt the Supplemental Equity Compensation Plan as described in the attached Joint Proxy Statement – Prospectus

FOR ☐             AGAINST ☐             ABSTAIN ☐

3.	To amend VITEX’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 150,000,000 shares, as described in the attached Joint Proxy Statement – Prospectus

FOR ☐             AGAINST ☐             ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification. ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                      Date:

Signature:                      Date:

EXHIBIT 99.2

FORM OF PANACOS PROXY CARD

PROXY

PANACOS PHARMACEUTICALS, INC.

209 Perry Parkway

Gaithersburg, Maryland 20877

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Mr. Donald Zelm, as proxy and attorney-in-fact, with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Panacos Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on August 2, 2004 at the Special Meeting of Stockholders to be held August 12, 2004 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope. Thank you for your prompt consideration of these matters.

Sincerely,

Panacos Pharmaceuticals, Inc.

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR Proposal No. 1 and No. 2

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, by and among, Panacos Pharmaceuticals, Inc., V.I. Technologies, Inc. and certain stockholders of Panacos, and the merger, as described in the attached Joint Proxy Statement - Prospectus.

FOR ☐             AGAINST ☐             ABSTAIN ☐

2.	In its discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification. ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                               Date:

Signature:                                               Date: